Exhibit 2.6 EXECUTION VERSION CEMIG GERAÇÃO E TRANSMISSÃO S.A., as the Company and COMPANHIA ENERGÉTICA DE MINAS GERAIS - CEMIG, as the Notes Guarantor INDENTURE Dated as of December 5, 2017 THE BANK OF NEW YORK MELLON, as Trustee, Paying Agent, Transfer Agent and Registrar and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH as Luxembourg Paying Agent, Luxembourg Transfer Agent and Luxembourg Listing Agent Exhibit 2.6 EXECUTION VERSION CEMIG GERAÇÃO E TRANSMISSÃO S.A., as the Company and COMPANHIA ENERGÉTICA DE MINAS GERAIS - CEMIG, as the Notes Guarantor INDENTURE Dated as of December 5, 2017 THE BANK OF NEW YORK MELLON, as Trustee, Paying Agent, Transfer Agent and Registrar and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH as Luxembourg Paying Agent, Luxembourg Transfer Agent and Luxembourg Listing Agent

TABLE OF CONTENTS

PAGE

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.	Definitions	1
Section 102.	Compliance Certificates and Opinions	29
Section 103.	Form of Documents Delivered to Trustee	29
Section 104.	Acts of Holders	30
Section 105.	Notices, etc., to Trustee and Company and Notes Guarantor	31
Section 106.	Notices to Holders; Waiver	32
Section 107.	Publication of Notices; Luxembourg Stock Exchange	33
Section 108.	Effect of Headings and Table of Contents	33
Section 109.	No Recourse Against Others	33
Section 110.	Successors and Assigns	33
Section 111.	Severability Clause	33
Section 112.	Benefits of Indenture	33
Section 113.	Bail-in	34
Section 114.	Governing Law	35
Section 115.	Consent to Jurisdiction and Service of Process	35
Section 116.	Waiver of Immunity	36
Section 117.	Legal Holidays	36
Section 118.	Judgment Currency	37
Section 119.	Counterparts	37
Section 120.	USA Patriot Act	37
Section 121.	Waiver of Jury Trial	38

ARTICLE TWO

FORM OF NOTES

Section 201.	Forms Generally	38
Section 202.	Forms of Notes	38
Section 203.	Form of Trustee's Certificate of Authentication	39
Section 204.	Notes Issuable in the Form of Global Notes	39
Section 205.	Restrictive Legends	41

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ARTICLE THREE

THE NOTES

Section 301.	General Title; General Limitations	43
Section 302.	Denominations	43
Section 303.	Execution, Authentication and Delivery and Dating	43
Section 304.	Temporary Notes	45
Section 305.	Registration, Transfer and Exchange	45
Section 306.	Special Transfer Provisions	47
Section 307.	Mutilated, Destroyed, Lost and Stolen Notes	49
Section 308.	Payment of Interest; Interest Rights Preserved	50
Section 309.	Taxation	51
Section 310.	Persons Deemed Owners	54
Section 311.	Cancellation	54
Section 312.	Computation of Interest	54
Section 313.	Additional Notes	54
Section 314.	CUSIP, ISIN or Other Similar Numbers	55

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401.	Satisfaction and Discharge of Indenture	55
Section 402.	Release of the Notes Guarantee	56
Section 403.	Release of the Restricted Subsidiary Guarantees	56
Section 404.	Application of Trust Money	57

ARTICLE FIVE

REMEDIES

Section 501.	Penalty Interest for Failure to Comply with any Maintenance Covenant.	57
Section 502.	Penalty Interest for Failure to Implement Bank Debt Refinancing.	58
Section 503.	Events of Default	58
Section 504.	Acceleration of Maturity; Rescission and Annulment	60
Section 505.	Collection of Indebtedness and Suits for Enforcement by Trustee	62
Section 506.	Trustee May File Proofs of Claim	62
Section 507.	Trustee May Enforce Claims Without Possession of Securities	63
Section 508.	Application of Money Collected	63
Section 509.	Limitation on Suits	64

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Section 510. Unconditional Right of Holders to Receive Principal, Premium and Interest..............................................................................................................64 Section 511. Restoration of Rights and Remedies ................................................................65 Section 512. Rights and Remedies Cumulative ....................................................................65 Section 513. Delay or Omission Not Waiver ........................................................................65 Section 514. Control by Holders ...........................................................................................65 Section 515. Waiver of Past Defaults ...................................................................................66 Section 516. Undertaking for Costs ......................................................................................66 Section 517. Waiver of Stay or Extension Laws ..................................................................66 ARTICLE SIX THE TRUSTEE Section 601. Certain Duties and Responsibilities .................................................................67 Section 602. Notice of Defaults ............................................................................................68 Section 603. Certain Rights of Trustee .................................................................................68 Section 604. Not Responsible for Recitals or Issuance of Securities ...................................70 Section 605. May Hold Securities ........................................................................................70 Section 606. Money Held in Trust ........................................................................................71 Section 607. Compensation and Reimbursement .................................................................71 Section 608. Corporate Trustee Required; Eligibility ...........................................................72 Section 609. Resignation and Removal; Appointment of Successor ....................................72 Section 610. Acceptance of Appointment by Successor ......................................................73 Section 611. Merger, Conversion, Consolidation or Succession to Business ......................74 Section 612. Appointment of Authenticating Agent.............................................................74 Section 613. Appointment of Luxembourg Paying, Transfer and Listing Agent .................75 ARTICLE SEVEN HOLDERS’ LISTS AND COMPANY INFORMATION Section 701. Company to Furnish Trustee Names and Addresses of Holders .....................76 Section 702. Preservation of Information; Communications to Holders ..............................76 Section 703. Company to Furnish Information .....................................................................76 ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE Section 801. Company May Consolidate, etc., only on Certain Terms .................................77 iii Section 510. Unconditional Right of Holders to Receive Principal, Premium and Interest..............................................................................................................64 Section 511. Restoration of Rights and Remedies ................................................................65 Section 512. Rights and Remedies Cumulative ....................................................................65 Section 513. Delay or Omission Not Waiver ........................................................................65 Section 514. Control by Holders ...........................................................................................65 Section 515. Waiver of Past Defaults ...................................................................................66 Section 516. Undertaking for Costs ......................................................................................66 Section 517. Waiver of Stay or Extension Laws ..................................................................66 ARTICLE SIX THE TRUSTEE Section 601. Certain Duties and Responsibilities .................................................................67 Section 602. Notice of Defaults ............................................................................................68 Section 603. Certain Rights of Trustee .................................................................................68 Section 604. Not Responsible for Recitals or Issuance of Securities ...................................70 Section 605. May Hold Securities ........................................................................................70 Section 606. Money Held in Trust .........................................................................................71 Section 607. Compensation and Reimbursement .................................................................71 Section 608. Corporate Trustee Required; Eligibility ...........................................................72 Section 609. Resignation and Removal; Appointment of Successor ....................................72 Section 610. Acceptance of Appointment by Successor .......................................................73 Section 611. Merger, Conversion, Consolidation or Succession to Business ......................74 Section 612. Appointment of Authenticating Agent.............................................................74 Section 613. Appointment of Luxembourg Paying, Transfer and Listing Agent .................75 ARTICLE SEVEN HOLDERS’ LISTS AND COMPANY INFORMATION Section 701. Company to Furnish Trustee Names and Addresses of Holders .....................76 Section 702. Preservation of Information; Communications to Holders ..............................76 Section 703. Company to Furnish Information ......................................................................76 ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE Section 801. Company May Consolidate, etc., only on Certain Terms ................................77 iii

Section 802. Successor Corporation Substituted ...................................................................78 Section 803. Subsidiary Guarantors May Consolidate, etc., only on Certain Terms ...........78 ARTICLE NINE SUPPLEMENTAL INDENTURES Section 901. Supplemental Indentures Without Consent of Holders ...................................79 Section 902. Supplemental Indentures with Consent of Holders .........................................80 Section 903. Execution of Supplemental Indentures .............................................................80 Section 904. Effect of Supplemental Indentures ...................................................................81 Section 905. Reference in Notes to Supplemental Indentures ...............................................81 Section 906. Notice of Supplemental Indentures ..................................................................81 Section 907. Notice to Luxembourg Stock Exchange. ..........................................................81 ARTICLE TEN COVENANTS Section 1001. Payment of Principal, Premium and Interest ...................................................81 Section 1002. Maintenance of Office or Agency .....................................................................81 Section 1003. Money for Security Payments to Be Held in Trust ..........................................82 Section 1004. Corporate Existence ..........................................................................................83 Section 1005. Payment of Taxes .............................................................................................83 Section 1006. Status of Notes and Notes Guarantee ...............................................................84 Section 1007. Notes Guarantor Leverage Maintenance Covenant. ........................................84 Section 1008. Notes Guarantor Dividend Maintenance Covenant. ........................................84 Section 1009. Notes Guarantor Liens Maintenance Covenant. ..............................................84 Section 1010. Company Leverage Maintenance Covenant. ....................................................84 Section 1011. Limitation on Restricted Payments ..................................................................85 Section 1012. Limitation on Indebtedness ...............................................................................89 Section 1013. Limitation on Liens ..........................................................................................93 Section 1014. Limitation on Sales of Assets ..........................................................................93 Section 1015. Limitation on Transactions with Affiliates ......................................................95 Section 1016. Limitation on Sale and Lease-back Transactions ............................................96 Section 1017. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries .....................................................................................97 Section 1018. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries ......................................................................................................99 Section 1019. Repurchase of Securities upon a Change of Control .....................................100 Section 1020. Maintenance of Listing ..................................................................................102 iv Section 802. Successor Corporation Substituted ...................................................................78 Section 803. Subsidiary Guarantors May Consolidate, etc., only on Certain Terms ...........78 ARTICLE NINE SUPPLEMENTAL INDENTURES Section 901. Supplemental Indentures Without Consent of Holders ...................................79 Section 902. Supplemental Indentures with Consent of Holders .........................................80 Section 903. Execution of Supplemental Indentures .............................................................80 Section 904. Effect of Supplemental Indentures ...................................................................81 Section 905. Reference in Notes to Supplemental Indentures ...............................................81 Section 906. Notice of Supplemental Indentures ..................................................................81 Section 907. Notice to Luxembourg Stock Exchange. ..........................................................81 ARTICLE TEN COVENANTS Section 1001. Payment of Principal, Premium and Interest ...................................................81 Section 1002. Maintenance of Office or Agency .....................................................................81 Section 1003. Money for Security Payments to Be Held in Trust ..........................................82 Section 1004. Corporate Existence ..........................................................................................83 Section 1005. Payment of Taxes .............................................................................................83 Section 1006. Status of Notes and Notes Guarantee ...............................................................84 Section 1007. Notes Guarantor Leverage Maintenance Covenant. ........................................84 Section 1008. Notes Guarantor Dividend Maintenance Covenant. ........................................84 Section 1009. Notes Guarantor Liens Maintenance Covenant. ..............................................84 Section 1010. Company Leverage Maintenance Covenant. ....................................................84 Section 1011. Limitation on Restricted Payments ..................................................................85 Section 1012. Limitation on Indebtedness ...............................................................................89 Section 1013. Limitation on Liens ..........................................................................................93 Section 1014. Limitation on Sales of Assets ..........................................................................93 Section 1015. Limitation on Transactions with Affiliates ......................................................95 Section 1016. Limitation on Sale and Lease-back Transactions ............................................96 Section 1017. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries .....................................................................................97 Section 1018. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries ......................................................................................................99 Section 1019. Repurchase of Securities upon a Change of Control .....................................100 Section 1020. Maintenance of Listing ..................................................................................102 iv

Section 1021. Maintenance of Books and Records ...............................................................102 Section 1022. Further Assurances.........................................................................................102 Section 1023. Reports to Holders ..........................................................................................103 Section 1024. Anti-Money Laundering, Terrorism and Economic Sanctions ......................104 Section 1025. Release of Covenants ......................................................................................104 ARTICLE ELEVEN REDEMPTION OF SECURITIES Section 1101. Applicability of Article ...................................................................................106 Section 1102. Election to Redeem; Notice to Trustee ..........................................................106 Section 1103. Selection by Trustee of Securities to be Redeemed .......................................106 Section 1104. Notice of Redemption ....................................................................................107 Section 1105. Notice to Luxembourg Stock Exchange. ........................................................108 Section 1106. Deposit of Redemption Price .........................................................................108 Section 1107. Notes Payable on Redemption Date ...............................................................108 Section 1108. Notes Redeemed in Part .................................................................................108 Section 1109. Optional Redemption ......................................................................................109 Section 1110. Optional Redemption upon Eligible Equity Offerings ..................................109 Section 1111. Optional Redemption in the Event of Change in Tax Treatment ..................110 Section 1112. Mandatory Redemption .................................................................................111 ARTICLE TWELVE NOTES GUARANTEE Section 1201. The Notes Guarantee. ......................................................................................111 Section 1202. Notes Guarantee Unconditional. ....................................................................111 Section 1203. Discharge, Reinstatement. ..............................................................................112 Section 1204. Waiver by the Notes Guarantor. ....................................................................112 Section 1205. Subrogation and Contribution. ........................................................................112 Section 1206. Stay of Acceleration. ......................................................................................112 Section 1207. Execution and Delivery of the Notes Guarantee............................................113 Section 1208. CMN Resolution No. 2,515/1998. .................................................................113 ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE Section 1301. Option to Effect Legal Defeasance or Covenant Defeasance ........................113 Section 1302. Legal Defeasance and Discharge ...................................................................113 Section 1303. Covenant Defeasance ......................................................................................114 v Section 1021. Maintenance of Books and Records ..............................................................102 Section 1022. Further Assurances.........................................................................................102 Section 1023. Reports to Holders .........................................................................................103 Section 1024. Anti-Money Laundering, Terrorism and Economic Sanctions ......................104 Section 1025. Release of Covenants .....................................................................................104 ARTICLE ELEVEN REDEMPTION OF SECURITIES Section 1101. Applicability of Article ..................................................................................106 Section 1102. Election to Redeem; Notice to Trustee ..........................................................106 Section 1103. Selection by Trustee of Securities to be Redeemed .......................................106 Section 1104. Notice of Redemption ....................................................................................107 Section 1105. Notice to Luxembourg Stock Exchange. .......................................................108 Section 1106. Deposit of Redemption Price .........................................................................108 Section 1107. Notes Payable on Redemption Date ..............................................................108 Section 1108. Notes Redeemed in Part .................................................................................108 Section 1109. Optional Redemption ......................................................................................109 Section 1110. Optional Redemption upon Eligible Equity Offerings ..................................109 Section 1111. Optional Redemption in the Event of Change in Tax Treatment ..................110 Section 1112. Mandatory Redemption .................................................................................111 ARTICLE TWELVE NOTES GUARANTEE Section 1201. The Notes Guarantee. ......................................................................................111 Section 1202. Notes Guarantee Unconditional. ....................................................................111 Section 1203. Discharge, Reinstatement. ..............................................................................112 Section 1204. Waiver by the Notes Guarantor. ....................................................................112 Section 1205. Subrogation and Contribution. ........................................................................112 Section 1206. Stay of Acceleration. ......................................................................................112 Section 1207. Execution and Delivery of the Notes Guarantee............................................113 Section 1208. CMN Resolution No. 2,515/1998. .................................................................113 ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE Section 1301. Option to Effect Legal Defeasance or Covenant Defeasance ........................113 Section 1302. Legal Defeasance and Discharge ...................................................................113 Section 1303. Covenant Defeasance ......................................................................................114 v

Section 1304. Conditions to Legal Defeasance or Covenant Defeasance .............................114 Section 1305. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions ..........................................................116 Section 1306. Reinstatement ..................................................................................................116 vi Section 1304. Conditions to Legal Defeasance or Covenant Defeasance ............................114 Section 1305. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions ..........................................................116 Section 1306. Reinstatement ..................................................................................................116 vi

INDENTURE dated as of December 5, 2017, among Cemig Geração e Transmissão S.A., a sociedade por ações incorporated and existing under the laws of the Federal Republic of Brazil (“Brazil”), having its principal office at Av. Barbacena 1200, 12º floor, B1 wing, Municipality of Belo Horizonte, State of Minas Gerais, Brazil (the “Company”), Companhia Energética de Minas Gerais – CEMIG, a sociedade de economia mista incorporated and existing under the laws of Brazil, having its principal office at Av. Barbacena 1200, Municipality of Belo Horizonte, State of Minas Gerais, Brazil (the “Notes Guarantor”) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), paying agent, transfer agent, and registrar hereunder and The Bank of New York Mellon SA/NV, Luxembourg Branch., as Luxembourg paying agent, Luxembourg transfer agent and Luxembourg listing agent. RECITALS OF THE COMPANY AND THE NOTES GUARANTOR The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of U.S.$1,000,000,000 principal amount of its 9.250% Senior Notes due 2024 (the “Notes”), including the Notes Guarantee (as defined below). The Notes Guarantor has duly authorized the execution and delivery of an irrevocable and unconditional guarantee to each Holder and the Trustee of the due and punctual payment of the principal of, and any premium and any interest on, the Notes when the same become due and payable, whether at Maturity (as defined below), upon acceleration, redemption or otherwise and the payment and performance of the obligations of the Company under this Indenture (the “Notes Guarantee” and together with the Notes, the “Securities”). All things necessary to make this Indenture a valid and binding agreement of the Company and the Notes Guarantor in accordance with its terms have been done. AGREEMENTS OF THE PARTIES The parties hereto mutually agree as follows: ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION Section 101. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; (b) all accounting terms not otherwise defined herein have the meanings assigned to them under and in accordance with IFRS (as defined below); 1 INDENTURE dated as of December 5, 2017, among Cemig Geração e Transmissão S.A., a sociedade por ações incorporated and existing under the laws of the Federal Republic of Brazil (“Brazil”), having its principal office at Av. Barbacena 1200, 12º floor, B1 wing, Municipality of Belo Horizonte, State of Minas Gerais, Brazil (the “Company”), Companhia Energética de Minas Gerais – CEMIG, a sociedade de economia mista incorporated and existing under the laws of Brazil, having its principal office at Av. Barbacena 1200, Municipality of Belo Horizonte, State of Minas Gerais, Brazil (the “Notes Guarantor”) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), paying agent, transfer agent, and registrar hereunder and The Bank of New York Mellon SA/NV, Luxembourg Branch., as Luxembourg paying agent, Luxembourg transfer agent and Luxembourg listing agent. RECITALS OF THE COMPANY AND THE NOTES GUARANTOR The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of U.S.$1,000,000,000 principal amount of its 9.250% Senior Notes due 2024 (the “Notes”), including the Notes Guarantee (as defined below). The Notes Guarantor has duly authorized the execution and delivery of an irrevocable and unconditional guarantee to each Holder and the Trustee of the due and punctual payment of the principal of, and any premium and any interest on, the Notes when the same become due and payable, whether at Maturity (as defined below), upon acceleration, redemption or otherwise and the payment and performance of the obligations of the Company under this Indenture (the “Notes Guarantee” and together with the Notes, the “Securities”). All things necessary to make this Indenture a valid and binding agreement of the Company and the Notes Guarantor in accordance with its terms have been done. AGREEMENTS OF THE PARTIES The parties hereto mutually agree as follows: ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION Section 101. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; (b) all accounting terms not otherwise defined herein have the meanings assigned to them under and in accordance with IFRS (as defined below); 1

(c) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument. The words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and (d) “including” and words of similar import shall be deemed to be followed by “without limitation”. “Act,” when used with respect to any Holder, has the meaning specified in Section 104. “Additional Amounts” has the meaning specified in Section 309. “Additional Assets” means: (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary specified in clause (2) or (3) above is primarily engaged in a Related Business. “Additional Notes” means additional Notes having identical terms and conditions as the Initial Notes except that the issue date, the issue price and the first payment of interest thereon may differ. “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions set forth under Section 1015 only, “Affiliate” of any Person shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis including all rights or warrants to purchase such Voting Stock (whether or not currently exercisable)) of such Person and any Person known to such Person who would be an Affiliate of any such beneficial owner pursuant to this sentence or the first sentence hereof. “Affiliate Transaction” has the meaning specified in Section 1015. “Agent Members” has the meaning specified in Section 204. 2 (c) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument. The words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and (d) “including” and words of similar import shall be deemed to be followed by “without limitation”. “Act,” when used with respect to any Holder, has the meaning specified in Section 104. “Additional Amounts” has the meaning specified in Section 309. “Additional Assets” means: (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary specified in clause (2) or (3) above is primarily engaged in a Related Business. “Additional Notes” means additional Notes having identical terms and conditions as the Initial Notes except that the issue date, the issue price and the first payment of interest thereon may differ. “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions set forth under Section 1015 only, “Affiliate” of any Person shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis including all rights or warrants to purchase such Voting Stock (whether or not currently exercisable)) of such Person and any Person known to such Person who would be an Affiliate of any such beneficial owner pursuant to this sentence or the first sentence hereof. “Affiliate Transaction” has the meaning specified in Section 1015. “Agent Members” has the meaning specified in Section 204. 2

“ANEEL” means the National Electric Energy Agency (Agência Nacional de Energia Elétrica), the Brazilian electricity regulator. “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of: (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be. Notwithstanding the foregoing, each of the following items shall be deemed not to be an Asset Disposition: (a) a disposition by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary; (b) for purposes of the provisions set forth under Section 1014 only, a Restricted Payment or Permitted Investment; (c) a disposition of assets with a Fair Market Value of less than US$15 million (or the equivalent in other currencies); (d) a disposition of Temporary Cash Investments or goods held for sale and assets sold in the ordinary course of business; (e) (i) a disposition of equipment, assets or other property that is obsolete, damaged, worn-out or no longer useful for the Company or any Restricted Subsidiary in the ordinary course of business; or (ii) a disposition of assets that are exchanged for or are otherwise replaced by comparable or superior assets within a reasonable period of time; (f) the sale, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in a manner permitted under Article Eight; (g) the lease, assignment or sublease of any real or personal property in the ordinary course of business; (h) the disposition of assets in a Sale-Leaseback Transaction, if permitted by under Section 1016; or 3 “ANEEL” means the National Electric Energy Agency (Agência Nacional de Energia Elétrica), the Brazilian electricity regulator. “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of: (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be. Notwithstanding the foregoing, each of the following items shall be deemed not to be an Asset Disposition: (a) a disposition by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary; (b) for purposes of the provisions set forth under Section 1014 only, a Restricted Payment or Permitted Investment; (c) a disposition of assets with a Fair Market Value of less than US$15 million (or the equivalent in other currencies); (d) a disposition of Temporary Cash Investments or goods held for sale and assets sold in the ordinary course of business; (e) (i) a disposition of equipment, assets or other property that is obsolete, damaged, worn-out or no longer useful for the Company or any Restricted Subsidiary in the ordinary course of business; or (ii) a disposition of assets that are exchanged for or are otherwise replaced by comparable or superior assets within a reasonable period of time; (f) the sale, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in a manner permitted under Article Eight; (g) the lease, assignment or sublease of any real or personal property in the ordinary course of business; (h) the disposition of assets in a Sale-Leaseback Transaction, if permitted by under Section 1016; or 3

(i) the Incurrence of any Lien permitted under Section 1013; (j) sales, transfers or other dispositions of assets for non-cash consideration at least equal to the Fair Market Value (as certificated in an Officers’ Certificate) of such assets, to the extent that such non-cash consideration would constitute Additional Assets; (k) a disposition of Receivables to a FIDC; provided that any such disposition shall have been approved by ANEEL if required by law; or (l) the good faith surrender or waiver of contract rights, tort claims or statutory rights in connection with any settlement of any actual or potential dispute or proceeding. “Asset Sale Offer” has the meaning specified in Section 1014. “Attributable Debt” in respect of a Sale and Lease-back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended). “Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities under Section 612. “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing: (1) the sum of the products of the numbers of years (rounding to the nearest one-twelfth of one year) from the date of determination to the dates of each remaining scheduled principal payment (including the payment at final Maturity) of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments. “Bank Debt Refinancing” means the debt refinancings of bank loans and debentures for which either the Company or CEMIG Distribuição S.A. is borrower or issuer, with creditors including Banco do Brasil, Banco Bradesco, Caixa Economica Federal and Itau Unibanco, with original maturities ranging from 2017 to 2020, that will be implemented pursuant to a term sheet dated as of November 17, 2017, through new or amended bank loans, credit facilities or debentures having final maturity in 2021 or later and in a minimum aggregate amount of R$3.9 billion minus the amount of debt of the Company that is the target of the Bank Debt Refinancing that is repaid with the proceeds of the Notes. “Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of the board of directors of such Person, or similar governing body of such Person, including any managing partner or similar entity of such Person. 4 (i) the Incurrence of any Lien permitted under Section 1013; (j) sales, transfers or other dispositions of assets for non-cash consideration at least equal to the Fair Market Value (as certificated in an Officers’ Certificate) of such assets, to the extent that such non-cash consideration would constitute Additional Assets; (k) a disposition of Receivables to a FIDC; provided that any such disposition shall have been approved by ANEEL if required by law; or (l) the good faith surrender or waiver of contract rights, tort claims or statutory rights in connection with any settlement of any actual or potential dispute or proceeding. “Asset Sale Offer” has the meaning specified in Section 1014. “Attributable Debt” in respect of a Sale and Lease-back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended). “Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities under Section 612. “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing: (1) the sum of the products of the numbers of years (rounding to the nearest one-twelfth of one year) from the date of determination to the dates of each remaining scheduled principal payment (including the payment at final Maturity) of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments. “Bank Debt Refinancing” means the debt refinancings of bank loans and debentures for which either the Company or CEMIG Distribuição S.A. is borrower or issuer, with creditors including Banco do Brasil, Banco Bradesco, Caixa Economica Federal and Itau Unibanco, with original maturities ranging from 2017 to 2020, that will be implemented pursuant to a term sheet dated as of November 17, 2017, through new or amended bank loans, credit facilities or debentures having final maturity in 2021 or later and in a minimum aggregate amount of R$3.9 billion minus the amount of debt of the Company that is the target of the Bank Debt Refinancing that is repaid with the proceeds of the Notes. “Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of the board of directors of such Person, or similar governing body of such Person, including any managing partner or similar entity of such Person. 4

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or equivalent) of the Company or the Notes Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. “Brazil” means The Federal Republic of Brazil and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust) owned or controlled directly or indirectly by it or any of the foregoing or created by law as a public entity. “Brazilian Civil Code” means the Brazilian Law No. 10,406, of January 10, 2002, as amended. “Brazilian Civil Procedure Code” means the Brazilian Law No. 13,105, of March 16, 2015, as amended. “Brazilian Corporate Law” means the Brazilian Federal Law No. 6,404, of December 15, 1976, as amended. “Brazilian Power Concessions Renewal Law” means Brazilian federal Law 12,783/2013 (previously enacted as Provisional Measure 579/2012), as amended. “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City, New York or São Paulo, Brazil are authorized or required by law to close. “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and partnership interests, but excluding any debt securities convertible or exchangeable into such equity. “Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. “CCEE” means the Brazilian Energy Trading Chamber (Câmara de Comercialização de Energia Elétrica) or any successor or replacement thereof. “Central Bank” means the Brazilian Central Bank (Banco Central do Brasil). “Change in Tax Law” has the meaning specified in Section 1111(a). “Change of Control” means the occurrence of one or more of the following events: 5 “Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary (or equivalent) of the Company or the Notes Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. “Brazil” means The Federal Republic of Brazil and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust) owned or controlled directly or indirectly by it or any of the foregoing or created by law as a public entity. “Brazilian Civil Code” means the Brazilian Law No. 10,406, of January 10, 2002, as amended. “Brazilian Civil Procedure Code” means the Brazilian Law No. 13,105, of March 16, 2015, as amended. “Brazilian Corporate Law” means the Brazilian Federal Law No. 6,404, of December 15, 1976, as amended. “Brazilian Power Concessions Renewal Law” means Brazilian federal Law 12,783/2013 (previously enacted as Provisional Measure 579/2012), as amended. “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City, New York or São Paulo, Brazil are authorized or required by law to close. “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and partnership interests, but excluding any debt securities convertible or exchangeable into such equity. “Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. “CCEE” means the Brazilian Energy Trading Chamber (Câmara de Comercialização de Energia Elétrica) or any successor or replacement thereof. “Central Bank” means the Brazilian Central Bank (Banco Central do Brasil). “Change in Tax Law” has the meaning specified in Section 1111(a). “Change of Control” means the occurrence of one or more of the following events: 5

(1) the consummation of any transaction (including without limitation any merger or consolidation) the result of which is that the State of Minas Gerais ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate of more than 50.0% of the total voting power of the Voting Stock of the Company or the Notes Guarantor; (2) the State of Minas Gerais, directly or indirectly, ceases to have the power to direct or cause the direction of the management and policies of the Company or the Notes Guarantor, whether through the ownership of voting securities, by contract or otherwise; (3) the sale, conveyance, assignment, transfer, lease, exchange or other disposition, in one transaction or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Company, determined on a consolidated basis, to any Person or Group (whether or not otherwise in compliance with this Indenture), other than to one or more of the Permitted Holders; and (4) the approval by the holders of Capital Stock of the Company or the Notes Guarantor of any plan or proposal for the liquidation or dissolution of the Company or the Notes Guarantor (whether or not otherwise in compliance with this Indenture). “Change of Control Event” has the meaning specified in Section 1019(a). “Change of Control Offer” has the meaning specified in Section 1019(b). “Change of Control Payment” has the meaning specified in Section 1019(a). “Change of Control Payment Date” has the meaning specified in Section 1019(b). “Clearstream” means Clearstream Banking, société anonyme, Luxembourg or any successor securities clearing agency. “Code” has the meaning specified in Section 309(a)(ix). “Company” has the meaning given to it in the first paragraph of this Indenture. “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the redemption date of such Securities. “Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. 6 (1) the consummation of any transaction (including without limitation any merger or consolidation) the result of which is that the State of Minas Gerais ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate of more than 50.0% of the total voting power of the Voting Stock of the Company or the Notes Guarantor; (2) the State of Minas Gerais, directly or indirectly, ceases to have the power to direct or cause the direction of the management and policies of the Company or the Notes Guarantor, whether through the ownership of voting securities, by contract or otherwise; (3) the sale, conveyance, assignment, transfer, lease, exchange or other disposition, in one transaction or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Company, determined on a consolidated basis, to any Person or Group (whether or not otherwise in compliance with this Indenture), other than to one or more of the Permitted Holders; and (4) the approval by the holders of Capital Stock of the Company or the Notes Guarantor of any plan or proposal for the liquidation or dissolution of the Company or the Notes Guarantor (whether or not otherwise in compliance with this Indenture). “Change of Control Event” has the meaning specified in Section 1019(a). “Change of Control Offer” has the meaning specified in Section 1019(b). “Change of Control Payment” has the meaning specified in Section 1019(a). “Change of Control Payment Date” has the meaning specified in Section 1019(b). “Clearstream” means Clearstream Banking, société anonyme, Luxembourg or any successor securities clearing agency. “Code” has the meaning specified in Section 309(a)(ix). “Company” has the meaning given to it in the first paragraph of this Indenture. “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the redemption date of such Securities. “Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. 6

“Concession(s)” means the concession(s): (i) granted to the Company or its Restricted Subsidiaries by means of (a) Concession Agreement No. 006/1997 dated as of July 10, 1997, as amended, granting a transmission concession to the Company for a specified period ending on December 31, 2042, (b) Concession Agreement No. 079/2000 dated as of October 4, 2000, as amended, granting a transmission concession to the Company for a specified period ending on October 4, 2030, (c) Concession Agreement No. 08/2016 dated as of January 5, 2016, as amended, granting to Cemig Geração Três Marias S.A. the concession for hydropower plant Três Marias for a specified period ending on July 8, 2045, (d) Concession Agreement No. 09/2016 dated as of January 5, 2016, as amended, granting to Cemig Geração Salto Grande S.A. the concession for hydropower plant Salto Grande for a specified period ending on July 8, 2045, and (e) Concession Agreement No. 14/2000 dated as of February 28, 2000, as amended, granting to the Company the concession for hydropower plant Irapé for a specified period ending on February 28, 2035, as the same may be amended, supplemented, modified, restated or replaced from time to time, and (ii) granted to the Company for hydropower plants Emborcação and Nova Ponte for a specified period ending on July 23, 2025, under the Concession Agreement No. 007/1997 dated as of July 10, 1997, as amended, and the Brazilian Federal Decrees No. 76,008 and 76,006 of July 23, 1975. “Consolidated Net Income” means, for any period, the aggregate net income (loss) of a Person and its Subsidiaries for such period determined on a consolidated basis (in the event that Person has Subsidiaries) in conformity with IFRS. “Consolidated Net Tangible Assets” means Consolidated Total Assets less goodwill and intangibles, in each case calculated in accordance with IFRS, less all current liabilities of the Company and its consolidated subsidiaries determined in accordance with IFRS after eliminating (1) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries and (2) all current maturities of long-term Indebtedness; provided that in the event that the Company or any of its consolidated subsidiaries assumes liabilities or acquires any assets in connection with the acquisition by the Company or any of its consolidated subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption of liabilities or acquisition of assets, as if the same had occurred at the beginning of the applicable period. “Consolidated Total Assets” means the total amount of the consolidated assets of the Company and its consolidated subsidiaries determined in accordance with IFRS, as set forth in the consolidated balance sheet of the Company, as of the end of the most recently completed fiscal quarter or full-year period for which the Company’s published financial statements are available. “Corporate Trust Office” means the principal office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Mellon, 101 7 “Concession(s)” means the concession(s): (i) granted to the Company or its Restricted Subsidiaries by means of (a) Concession Agreement No. 006/1997 dated as of July 10, 1997, as amended, granting a transmission concession to the Company for a specified period ending on December 31, 2042, (b) Concession Agreement No. 079/2000 dated as of October 4, 2000, as amended, granting a transmission concession to the Company for a specified period ending on October 4, 2030, (c) Concession Agreement No. 08/2016 dated as of January 5, 2016, as amended, granting to Cemig Geração Três Marias S.A. the concession for hydropower plant Três Marias for a specified period ending on July 8, 2045, (d) Concession Agreement No. 09/2016 dated as of January 5, 2016, as amended, granting to Cemig Geração Salto Grande S.A. the concession for hydropower plant Salto Grande for a specified period ending on July 8, 2045, and (e) Concession Agreement No. 14/2000 dated as of February 28, 2000, as amended, granting to the Company the concession for hydropower plant Irapé for a specified period ending on February 28, 2035, as the same may be amended, supplemented, modified, restated or replaced from time to time, and (ii) granted to the Company for hydropower plants Emborcação and Nova Ponte for a specified period ending on July 23, 2025, under the Concession Agreement No. 007/1997 dated as of July 10, 1997, as amended, and the Brazilian Federal Decrees No. 76,008 and 76,006 of July 23, 1975. “Consolidated Net Income” means, for any period, the aggregate net income (loss) of a Person and its Subsidiaries for such period determined on a consolidated basis (in the event that Person has Subsidiaries) in conformity with IFRS. “Consolidated Net Tangible Assets” means Consolidated Total Assets less goodwill and intangibles, in each case calculated in accordance with IFRS, less all current liabilities of the Company and its consolidated subsidiaries determined in accordance with IFRS after eliminating (1) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries and (2) all current maturities of long-term Indebtedness; provided that in the event that the Company or any of its consolidated subsidiaries assumes liabilities or acquires any assets in connection with the acquisition by the Company or any of its consolidated subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption of liabilities or acquisition of assets, as if the same had occurred at the beginning of the applicable period. “Consolidated Total Assets” means the total amount of the consolidated assets of the Company and its consolidated subsidiaries determined in accordance with IFRS, as set forth in the consolidated balance sheet of the Company, as of the end of the most recently completed fiscal quarter or full-year period for which the Company’s published financial statements are available. “Corporate Trust Office” means the principal office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Mellon, 101 7

Barclay Street - 7E, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Company. “Covenant Defeasance” has the meaning specified in Section 1303. “Covenant EBITDA” means, for any period, the amount equal to: (i) net income (loss); plus (ii) financial results net; plus (iii) income tax and social contribution; plus (iv) depreciation and amortization; minus (v) minority interest result; minus (vi) provisions for the variation in value of put option obligations; minus (vii) non-operating result (which includes any gains on asset sales and any asset write-off or impairments); plus (viii) any non-cash expenses and non-cash charges, to the extent that they are non- recurring, minus (ix) any non-cash credits and gains increasing net income, to the extent that they are non-recurring; minus (x) any cash payments made on a consolidated basis during such period relating to non-cash charges that were added back in determining Covenant EBITDA in any prior period; plus (xi) expenses related to adherence to the Minas Gerais State Tax Credits Regularization Plan (Plano de Regularização de Créditos Tributários – PRCT), incurred in the third quarter of 2017; minus (xii) non-cash revenues related to transmission and generation indemnification; plus (xiii) cash dividends received from minority investments (as measured in the statement of cash flows); minus (xvi) monetary updating of concession grant fees; plus (xx) cash inflows related to concession grant fees; plus (xvi) cash inflows related to transmission revenue for cost of capital coverage; plus 8 Barclay Street - 7E, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Company. “Covenant Defeasance” has the meaning specified in Section 1303. “Covenant EBITDA” means, for any period, the amount equal to: (i) net income (loss); plus (ii) financial results net; plus (iii) income tax and social contribution; plus (iv) depreciation and amortization; minus (v) minority interest result; minus (vi) provisions for the variation in value of put option obligations; minus (vii) non-operating result (which includes any gains on asset sales and any asset write-off or impairments); plus (viii) any non-cash expenses and non-cash charges, to the extent that they are non- recurring, minus (ix) any non-cash credits and gains increasing net income, to the extent that they are non-recurring; minus (x) any cash payments made on a consolidated basis during such period relating to non-cash charges that were added back in determining Covenant EBITDA in any prior period; plus (xi) expenses related to adherence to the Minas Gerais State Tax Credits Regularization Plan (Plano de Regularização de Créditos Tributários – PRCT), incurred in the third quarter of 2017; minus (xii) non-cash revenues related to transmission and generation indemnification; plus (xiii) cash dividends received from minority investments (as measured in the statement of cash flows); minus (xvi) monetary updating of concession grant fees; plus (xx) cash inflows related to concession grant fees; plus (xvi) cash inflows related to transmission revenue for cost of capital coverage; plus 8

(xvii) cash inflows from generation indemnification, provided that such amount shall not exceed 30.0% of the sum of clauses (i) through (xvii) of this definition. “Covenant Net Debt” means, with respect to the Company (including the Company and its consolidated Restricted Subsidiaries) or the Notes Guarantor (including the Notes Guarantor and its consolidated subsidiaries), as the case may be, as set forth on the most recent consolidated quarterly balance sheet of (i) the Company and its Restricted Subsidiaries or (ii) the Notes Guarantor and its consolidated Subsidiaries, as the case may be, the amount equal to: (i) consolidated Indebtedness; plus (ii) debt contracts with Forluz; plus (iii) (a) the carrying liability of any put option obligation, less (b) escrow account amounts deposited to satisfy any put option obligation; minus (iv) consolidated cash and cash equivalents and consolidated marketable securities recorded as current assets. “Covenant Net Debt to Covenant EBITDA Ratio” means, with respect to the Company or the Notes Guarantor, as applicable, at any date (i) Covenant Net Debt divided by (ii) Covenant EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date; provided, however, that: (a) if the Company or any of its Restricted Subsidiaries has (x) Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Covenant Net Debt to Covenant EBITDA Ratio is an Incurrence of Indebtedness, Covenant EBITDA and Covenant Net Debt for such period shall be calculated on a pro forma basis as if such Indebtedness had been Incurred on the first day of such period or (y) repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Covenant Net Debt to Covenant EBITDA Ratio, Covenant EBITDA and Covenant Net Debt for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period; (b) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, the Covenant EBITDA for such period shall be reduced by an amount equal to the Covenant EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Covenant EBITDA (if negative) directly attributable thereto for such period; (c) if since the beginning of such period, the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Person that is merged with or into the Company or any of its Restricted Subsidiaries (or any Person that becomes a Restricted Subsidiary of the Company) or an acquisition of assets, 9 (xvii) cash inflows from generation indemnification, provided that such amount shall not exceed 30.0% of the sum of clauses (i) through (xvii) of this definition. “Covenant Net Debt” means, with respect to the Company (including the Company and its consolidated Restricted Subsidiaries) or the Notes Guarantor (including the Notes Guarantor and its consolidated subsidiaries), as the case may be, as set forth on the most recent consolidated quarterly balance sheet of (i) the Company and its Restricted Subsidiaries or (ii) the Notes Guarantor and its consolidated Subsidiaries, as the case may be, the amount equal to: (i) consolidated Indebtedness; plus (ii) debt contracts with Forluz; plus (iii) (a) the carrying liability of any put option obligation, less (b) escrow account amounts deposited to satisfy any put option obligation; minus (iv) consolidated cash and cash equivalents and consolidated marketable securities recorded as current assets. “Covenant Net Debt to Covenant EBITDA Ratio” means, with respect to the Company or the Notes Guarantor, as applicable, at any date (i) Covenant Net Debt divided by (ii) Covenant EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date; provided, however, that: (a) if the Company or any of its Restricted Subsidiaries has (x) Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Covenant Net Debt to Covenant EBITDA Ratio is an Incurrence of Indebtedness, Covenant EBITDA and Covenant Net Debt for such period shall be calculated on a pro forma basis as if such Indebtedness had been Incurred on the first day of such period or (y) repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Covenant Net Debt to Covenant EBITDA Ratio, Covenant EBITDA and Covenant Net Debt for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period; (b) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, the Covenant EBITDA for such period shall be reduced by an amount equal to the Covenant EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Covenant EBITDA (if negative) directly attributable thereto for such period; (c) if since the beginning of such period, the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Person that is merged with or into the Company or any of its Restricted Subsidiaries (or any Person that becomes a Restricted Subsidiary of the Company) or an acquisition of assets, 9 including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Covenant EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; any such pro forma calculation will be (i) based upon the most recent four full fiscal quarters for which the relevant financial information is available and (ii) determined in good faith by a financial or accounting officer of the Company; and (d) if since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a) or (b) above if made by the Company or any of its Restricted Subsidiaries during such period, Covenant EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. “Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary. “CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários). “Default” means any event which is an Event of Default or which, after notice or passage of time or both would be an Event of Default. “Defaulted Interest” has the meaning specified in Section 308. “Depositary” means with respect to the Notes, unless otherwise specified by the Company pursuant to Section 204, DTC or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation. “Directives” has the meaning specified in Section 309(a)(vii). “Director” means a member of the Board of Directors. “Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event: (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (2) is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the holder thereof; or (3) is redeemable at the option of the holder thereof, in whole or in part, 10 including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Covenant EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; any such pro forma calculation will be (i) based upon the most recent four full fiscal quarters for which the relevant financial information is available and (ii) determined in good faith by a financial or accounting officer of the Company; and (d) if since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a) or (b) above if made by the Company or any of its Restricted Subsidiaries during such period, Covenant EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. “Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary. “CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários). “Default” means any event which is an Event of Default or which, after notice or passage of time or both would be an Event of Default. “Defaulted Interest” has the meaning specified in Section 308. “Depositary” means with respect to the Notes, unless otherwise specified by the Company pursuant to Section 204, DTC or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation. “Directives” has the meaning specified in Section 309(a)(vii). “Director” means a member of the Board of Directors. “Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event: (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (2) is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the holder thereof; or (3) is redeemable at the option of the holder thereof, in whole or in part, 10 in each case on or prior to 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of this Indenture. “DTC” means The Depository Trust Company. “Electricity Agreement Obligations” means all payment, performance or other obligations of any kind of the Company or any Restricted Subsidiary under or in connection with any electricity, power or energy purchase agreement, interconnection agreement or transmission agreement entered into from time to time by the Company or any of its Restricted Subsidiaries for purposes of satisfying all or part of the obligations of the Company under its Concessions or otherwise in the ordinary course of business. “Eligible Equity Offering” means the issuance and sale for cash of Qualified Stock of the Company to any Person (other than a Restricted Subsidiary) pursuant to (i) a public offering in accordance with U.S. or Brazilian laws, rules and regulations, or (ii) a private offering in accordance with CVM Instruction 476, Section 4(a)(2) of the Securities Act, Rule 144A under the Securities Act, Regulation S under the Securities Act, Regulation D under the Securities Act and/or any other exemption to, or in a transaction not subject to, the registration requirements of the Securities Act. “Energy Hedge Agreement” means, with respect to any Person, any agreement relating to any swap, option, exchange, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against the price of energy (including capacity, energy and ancillary services). “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency. “Event of Default” has the meaning specified in Section 502. “Excess Additional Amounts” has the meaning specified in Section 1111(a). “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. “Expiration Date” has the meaning specified in Section 104(g). “Fair Market Value” means, with respect to any asset or property, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. The Fair Market Value of any such asset or property shall be approved by the Board of Directors of the 11 in each case on or prior to 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of this Indenture. “DTC” means The Depository Trust Company. “Electricity Agreement Obligations” means all payment, performance or other obligations of any kind of the Company or any Restricted Subsidiary under or in connection with any electricity, power or energy purchase agreement, interconnection agreement or transmission agreement entered into from time to time by the Company or any of its Restricted Subsidiaries for purposes of satisfying all or part of the obligations of the Company under its Concessions or otherwise in the ordinary course of business. “Eligible Equity Offering” means the issuance and sale for cash of Qualified Stock of the Company to any Person (other than a Restricted Subsidiary) pursuant to (i) a public offering in accordance with U.S. or Brazilian laws, rules and regulations, or (ii) a private offering in accordance with CVM Instruction 476, Section 4(a)(2) of the Securities Act, Rule 144A under the Securities Act, Regulation S under the Securities Act, Regulation D under the Securities Act and/or any other exemption to, or in a transaction not subject to, the registration requirements of the Securities Act. “Energy Hedge Agreement” means, with respect to any Person, any agreement relating to any swap, option, exchange, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against the price of energy (including capacity, energy and ancillary services). “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency. “Event of Default” has the meaning specified in Section 502. “Excess Additional Amounts” has the meaning specified in Section 1111(a). “Exchange Act” means the United States Securities Exchange Act of 1934, as amended. “Expiration Date” has the meaning specified in Section 104(g). “Fair Market Value” means, with respect to any asset or property, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. The Fair Market Value of any such asset or property shall be approved by the Board of Directors of the 11

Company based on an appraisal report made by a specialized advisor, acting in good faith, and evidenced by a resolution delivered to the Trustee; provided that with respect to a value of less than R$20 million (or the equivalent in other currencies), such approval may be made by the chief executive officer together with at least one other executive officer of the Company and such determination shall be set forth in an Officers’ Certificate delivered to the Trustee. “Fitch” means Fitch Ratings Ltd. and its successors. “Forluz” means Fundação Forluminas de Seguridade Social – FORLUZ. “Funded Debt” means Indebtedness of the Company (including the Notes) or any Restricted Subsidiary maturing by the terms thereof more than one year after the original creation thereof. “Global Notes” means the Notes represented by Regulation S Global Notes and Restricted Global Notes. “Group” means a group of related Persons for purposes of Section 13(d) of the Exchange Act. “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person: (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (B) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation. “Hedging Agreement” means any Interest Rate Agreement, Currency Agreement, Energy Hedge Agreement or Inflation Hedge Agreement. “Hedging Obligations” of any Person means the obligations of such Person under any Hedging Agreement. “Holder”, when used with respect to any Note, means a Person in whose name a Note is registered in the Register. “IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IASB”), the rules and regulations issued periodically by the IASB and the Interpretations of International Accounting Standards issued by the International Financial Reporting Interpretations Committee, in each case as in effect as of the date hereof. 12 Company based on an appraisal report made by a specialized advisor, acting in good faith, and evidenced by a resolution delivered to the Trustee; provided that with respect to a value of less than R$20 million (or the equivalent in other currencies), such approval may be made by the chief executive officer together with at least one other executive officer of the Company and such determination shall be set forth in an Officers’ Certificate delivered to the Trustee. “Fitch” means Fitch Ratings Ltd. and its successors. “Forluz” means Fundação Forluminas de Seguridade Social – FORLUZ. “Funded Debt” means Indebtedness of the Company (including the Notes) or any Restricted Subsidiary maturing by the terms thereof more than one year after the original creation thereof. “Global Notes” means the Notes represented by Regulation S Global Notes and Restricted Global Notes. “Group” means a group of related Persons for purposes of Section 13(d) of the Exchange Act. “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person: (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (B) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation. “Hedging Agreement” means any Interest Rate Agreement, Currency Agreement, Energy Hedge Agreement or Inflation Hedge Agreement. “Hedging Obligations” of any Person means the obligations of such Person under any Hedging Agreement. “Holder”, when used with respect to any Note, means a Person in whose name a Note is registered in the Register. “IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IASB”), the rules and regulations issued periodically by the IASB and the Interpretations of International Accounting Standards issued by the International Financial Reporting Interpretations Committee, in each case as in effect as of the date hereof. 12

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person is merged or consolidated with the Company or becomes a Restricted Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Restricted Subsidiary of the Company. The term “Incurrence” when used as a noun shall have a correlative meaning. Neither the accretion of principal of a non-interest bearing or other discount security nor the capitalization of interest on Indebtedness shall be deemed the Incurrence of Indebtedness. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all reimbursement obligations of such Person in respect of the face amount of letters of credit or other similar instruments; (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and contingent obligations to pay earn-outs), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (5) all Capitalized Lease Obligations and all Attributable Debt of such Person; (6) the amount of all obligations of such Person with respect to the redemption, repayment, liquidation preference or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons; (8) all net obligations under Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); (9) all obligations of the type referred to in clauses (1) through (8) above of other Persons and all dividends of other Persons for the payment of which, in either case, 13 “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person is merged or consolidated with the Company or becomes a Restricted Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Restricted Subsidiary of the Company. The term “Incurrence” when used as a noun shall have a correlative meaning. Neither the accretion of principal of a non-interest bearing or other discount security nor the capitalization of interest on Indebtedness shall be deemed the Incurrence of Indebtedness. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all reimbursement obligations of such Person in respect of the face amount of letters of credit or other similar instruments; (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and contingent obligations to pay earn-outs), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (5) all Capitalized Lease Obligations and all Attributable Debt of such Person; (6) the amount of all obligations of such Person with respect to the redemption, repayment, liquidation preference or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons; (8) all net obligations under Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); (9) all obligations of the type referred to in clauses (1) through (8) above of other Persons and all dividends of other Persons for the payment of which, in either case, 13 such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee (except for the Guarantees described in clause (C) below); and (10) Disqualified Stock; provided that, notwithstanding the foregoing and for the sake of greater clarity, “Indebtedness” shall not include: (A) any obligations or liabilities of the Company or any Restricted Subsidiary with respect to (i) past due PIS (Programa de Integração Social), COFINS (Contribuição para o Financiamento da Seguridade Social), INSS (Instituto Nacional de Seguridade Social) and FNDE (Fundo Nacional de Desenvolvimento da Educação) contributions and (ii) compulsory Indebtedness in relation to the electricity sector in Brazil to the extent that the Company or any Restricted Subsidiary is acting as an agent in on-lending such Indebtedness to a Person other than the Company or any Restricted Subsidiary; (B) any obligations incurred in connection with Electricity Agreement Obligations; or (C) Guarantees of the Notes Guarantor that are outstanding on the Issue Date with respect to financings Incurred by its non-controlled investees Norte Energia S.A. (NESA), Light S.A., Santo Antônio Energia S.A. (SAESA) and Companhia de Transmissão Centroeste de Minas in connection with project financings related to the construction of power plants and transmission lines, which appear as “Guarantees: sureties for loans, financings and debentures” in the Notes Guarantor’s financial statements and as of September 30, 2017 amounted to an aggregate of R$5.92 billion. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as provided above and, with respect to any contingent obligations, the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of such contingent obligations at such date. “Indemnified Party” has the meaning specified in Section 607. “Indenture” or “this Indenture” means this instrument as originally executed on and as of the date hereof, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and conditions of the Securities as contemplated by Section 301. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.” “Inflation Hedge Agreement” means, with respect to any Person, any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against Brazilian inflation (including by reference to the rate of Brazilian inflation and SELIC). 14 such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee (except for the Guarantees described in clause (C) below); and (10) Disqualified Stock; provided that, notwithstanding the foregoing and for the sake of greater clarity, “Indebtedness” shall not include: (A) any obligations or liabilities of the Company or any Restricted Subsidiary with respect to (i) past due PIS (Programa de Integração Social), COFINS (Contribuição para o Financiamento da Seguridade Social), INSS (Instituto Nacional de Seguridade Social) and FNDE (Fundo Nacional de Desenvolvimento da Educação) contributions and (ii) compulsory Indebtedness in relation to the electricity sector in Brazil to the extent that the Company or any Restricted Subsidiary is acting as an agent in on-lending such Indebtedness to a Person other than the Company or any Restricted Subsidiary; (B) any obligations incurred in connection with Electricity Agreement Obligations; or (C) Guarantees of the Notes Guarantor that are outstanding on the Issue Date with respect to financings Incurred by its non-controlled investees Norte Energia S.A. (NESA), Light S.A., Santo Antônio Energia S.A. (SAESA) and Companhia de Transmissão Centroeste de Minas in connection with project financings related to the construction of power plants and transmission lines, which appear as “Guarantees: sureties for loans, financings and debentures” in the Notes Guarantor’s financial statements and as of September 30, 2017 amounted to an aggregate of R$5.92 billion. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as provided above and, with respect to any contingent obligations, the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of such contingent obligations at such date. “Indemnified Party” has the meaning specified in Section 607. “Indenture” or “this Indenture” means this instrument as originally executed on and as of the date hereof, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and conditions of the Securities as contemplated by Section 301. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.” “Inflation Hedge Agreement” means, with respect to any Person, any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against Brazilian inflation (including by reference to the rate of Brazilian inflation and SELIC). 14

“Initial Lien” has the meaning specified in Section 1013(a). “Initial Notes” means the U.S.$1,000,000,000 in aggregate principal amount of Notes issued under this Indenture on the date hereof. “Interest Payment Date” means each June 5 and December 5 of each year, commencing on June 5, 2018. “Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or a beneficiary. “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or any of its Restricted Subsidiaries) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant set forth under Section 1011: (1) Investment shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to: (a) the Company’s Investment in such Subsidiary at the time of such redesignation, minus (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. “Investment Grade Rating” means a rating equal to or higher than (a) BBB-, by S&P and (b) BBB-, by Fitch. “Issue Date” means December 5, 2017. “Judgment Currency” has the meaning specified in Section 118. 15 “Initial Lien” has the meaning specified in Section 1013(a). “Initial Notes” means the U.S.$1,000,000,000 in aggregate principal amount of Notes issued under this Indenture on the date hereof. “Interest Payment Date” means each June 5 and December 5 of each year, commencing on June 5, 2018. “Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or a beneficiary. “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or any of its Restricted Subsidiaries) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant set forth under Section 1011: (1) Investment shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to: (a) the Company’s Investment in such Subsidiary at the time of such redesignation, minus (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. “Investment Grade Rating” means a rating equal to or higher than (a) BBB-, by S&P and (b) BBB-, by Fitch. “Issue Date” means December 5, 2017. “Judgment Currency” has the meaning specified in Section 118. 15

“Legal Defeasance” has the meaning specified in Section 1302. “Lien” means any mortgage, pledge, security interest, fiduciary assignment (cessão fiduciária e alienação fiduciária), encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). “Luxembourg” means the Grand Duchy of Luxembourg. “Luxembourg Listing Agent” means the Person named as such in the first paragraph of this Indenture until a successor shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Luxembourg Listing Agent” shall mean such successor. “Luxembourg Paying Agent” means the Person named as such in the first paragraph of this Indenture until a successor shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Luxembourg Paying Agent” shall mean such successor. “Luxembourg Transfer Agent” means the Person named as such in the first paragraph of this Indenture until a successor shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Luxembourg Transfer Agent” shall mean such successor. “Maintenance Covenant Breach” has the meaning specified in Section 501. “Maturity”, when used with respect to the Notes, means the date on which the principal of any such Note becomes due and payable as therein or herein provided, whether on a Repayment Date, Redemption Date at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise. “Minimum Legally Required Dividend” means, for any Person and any period, an amount equal to the sum of (a) the minimum dividend required to be distributed under applicable Brazilian law and regulation by such Person to holders of its Capital Stock during such period and (b) the minimum dividend required to be distributed to holders of Preferred Stock in such Person during such period so as to avoid such holders from acquiring or maintaining any voting rights under Brazilian law; provided that such amount shall include any accumulated and unpaid minimum dividends by such Person if the CVM provides written notice that such payment is required in order for such Person to be in compliance with Article 202, Paragraph 5 of the Brazilian Corporate Law.” “Moody’s” means Moody’s Investors Service, Inc. and its successors. “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or 16 “Legal Defeasance” has the meaning specified in Section 1302. “Lien” means any mortgage, pledge, security interest, fiduciary assignment (cessão fiduciária e alienação fiduciária), encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). “Luxembourg” means the Grand Duchy of Luxembourg. “Luxembourg Listing Agent” means the Person named as such in the first paragraph of this Indenture until a successor shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Luxembourg Listing Agent” shall mean such successor. “Luxembourg Paying Agent” means the Person named as such in the first paragraph of this Indenture until a successor shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Luxembourg Paying Agent” shall mean such successor. “Luxembourg Transfer Agent” means the Person named as such in the first paragraph of this Indenture until a successor shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Luxembourg Transfer Agent” shall mean such successor. “Maintenance Covenant Breach” has the meaning specified in Section 501. “Maturity”, when used with respect to the Notes, means the date on which the principal of any such Note becomes due and payable as therein or herein provided, whether on a Repayment Date, Redemption Date at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise. “Minimum Legally Required Dividend” means, for any Person and any period, an amount equal to the sum of (a) the minimum dividend required to be distributed under applicable Brazilian law and regulation by such Person to holders of its Capital Stock during such period and (b) the minimum dividend required to be distributed to holders of Preferred Stock in such Person during such period so as to avoid such holders from acquiring or maintaining any voting rights under Brazilian law; provided that such amount shall include any accumulated and unpaid minimum dividends by such Person if the CVM provides written notice that such payment is required in order for such Person to be in compliance with Article 202, Paragraph 5 of the Brazilian Corporate Law.” “Moody’s” means Moody’s Investors Service, Inc. and its successors. “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or 16 other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case minus: (1) all legal fees and expenses, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability in accordance with IFRS, as a consequence of such Asset Disposition; (2) all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition; (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and (4) appropriate amounts to be provided by the seller as a reserve, in accordance with IFRS, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition. “Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or sale or other disposition of any Investment, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. “Non-Recourse Debt” means Indebtedness of a Person: (1) as to which the Company neither (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) nor (b) is directly or indirectly liable (as a guarantor or otherwise); and (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against any Restricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company to declare a default under such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and (3) the explicit terms of which provide there is no recourse against any of the assets of the Company. “Non-U.S. Person” means a person who is not a “U.S. Person”, as that term is defined in Regulation S. “Note” or “Notes” has the meaning assigned to it in the Recitals to this Indenture. 17 other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case minus: (1) all legal fees and expenses, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability in accordance with IFRS, as a consequence of such Asset Disposition; (2) all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition; (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and (4) appropriate amounts to be provided by the seller as a reserve, in accordance with IFRS, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition. “Net Cash Proceeds” with respect to any issuance or sale of Capital Stock or sale or other disposition of any Investment, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. “Non-Recourse Debt” means Indebtedness of a Person: (1) as to which the Company neither (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) nor (b) is directly or indirectly liable (as a guarantor or otherwise); and (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against any Restricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company to declare a default under such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and (3) the explicit terms of which provide there is no recourse against any of the assets of the Company. “Non-U.S. Person” means a person who is not a “U.S. Person”, as that term is defined in Regulation S. “Note” or “Notes” has the meaning assigned to it in the Recitals to this Indenture. 17

“Notes Guarantee” has the meaning given to it in the Recitals to this Indenture. “Notes Guarantor” has the meaning given to it in the first paragraph of this Indenture. “Offering Memorandum” means the final offering memorandum dated as of November 30, 2017 relating to the offering of the Securities by the Company. “Officers’ Certificate” means a certificate signed by the chief executive officer together with one other executive officer or by an attorney in fact in accordance with the by-laws of the Company, the Notes Guarantor or any Restricted Subsidiary, as the case may be. “Operating Company” means any Restricted Subsidiary of the Company that is (i) engaged directly or indirectly primarily in and whose business consists primarily of or is related to, or whose income derives directly from, operating, acquiring, developing or constructing any electricity generation, transmission or distribution services or assets and related businesses and (ii) whose business does not consist primarily of acting as a holding company or finance company or vehicle for the Company or one or more Restricted Subsidiaries. “Operating Subsidiary” means any Restricted Subsidiary that is an Operating Company. “Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel to the Company or the Notes Guarantor, and who shall be reasonably acceptable to the Trustee. “Order” means a written order signed in the name of the Company by its chief executive officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws and delivered to the Trustee. “Original Issue Discount Note” means (a) any Note which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and (b) any other Note issued with “original issue discount” for U.S. federal income tax purposes. “interest”, when used with respect to an Original Issue Discount Note which by its terms bears interest only after Maturity, means interest payable after Maturity. “Outstanding”, when used with respect to the Notes, means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except: (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (b) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such 18 “Notes Guarantee” has the meaning given to it in the Recitals to this Indenture. “Notes Guarantor” has the meaning given to it in the first paragraph of this Indenture. “Offering Memorandum” means the final offering memorandum dated as of November 30, 2017 relating to the offering of the Securities by the Company. “Officers’ Certificate” means a certificate signed by the chief executive officer together with one other executive officer or by an attorney in fact in accordance with the by-laws of the Company, the Notes Guarantor or any Restricted Subsidiary, as the case may be. “Operating Company” means any Restricted Subsidiary of the Company that is (i) engaged directly or indirectly primarily in and whose business consists primarily of or is related to, or whose income derives directly from, operating, acquiring, developing or constructing any electricity generation, transmission or distribution services or assets and related businesses and (ii) whose business does not consist primarily of acting as a holding company or finance company or vehicle for the Company or one or more Restricted Subsidiaries. “Operating Subsidiary” means any Restricted Subsidiary that is an Operating Company. “Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel to the Company or the Notes Guarantor, and who shall be reasonably acceptable to the Trustee. “Order” means a written order signed in the name of the Company by its chief executive officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws and delivered to the Trustee. “Original Issue Discount Note” means (a) any Note which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and (b) any other Note issued with “original issue discount” for U.S. federal income tax purposes. “interest”, when used with respect to an Original Issue Discount Note which by its terms bears interest only after Maturity, means interest payable after Maturity. “Outstanding”, when used with respect to the Notes, means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except: (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (b) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such 18 redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section 307 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company). In determining whether the Holders of the requisite principal amount of such Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of any Original Issue Discount Note that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the taking of such action upon a declaration of acceleration of the Maturity thereof and (ii) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at the Corporate Trust Office to be owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Note and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination. “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. “Payment Default” has the meaning specified in Section 503(7). “Penalty Interest” has the meaning specified in Section 501. “Permitted Holders” means (1) the State of Minas Gerais and (2) each Person with respect to which the State of Minas Gerais holds, directly or indirectly, more than 50.0% of the total voting power of such Person’s Voting Stock (or, in the case of a trust, the beneficial interest in such Person). “Permitted Investment” means: (1) any Investment by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary; 19 redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section 307 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company). In determining whether the Holders of the requisite principal amount of such Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of any Original Issue Discount Note that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the taking of such action upon a declaration of acceleration of the Maturity thereof and (ii) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at the Corporate Trust Office to be owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Note and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination. “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. “Payment Default” has the meaning specified in Section 503(7). “Penalty Interest” has the meaning specified in Section 501. “Permitted Holders” means (1) the State of Minas Gerais and (2) each Person with respect to which the State of Minas Gerais holds, directly or indirectly, more than 50.0% of the total voting power of such Person’s Voting Stock (or, in the case of a trust, the beneficial interest in such Person). “Permitted Investment” means: (1) any Investment by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary; 19

(2) any Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business; (3) Temporary Cash Investments; (4) Receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (5) any Investment acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or any Investment of any Person existing at the time such Person becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction; (6) stocks, obligations or securities (or, where the debtor is Brazil or any state or municipal authority thereof, any land or buildings) received in settlement of (or foreclosure with respect to) debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (7) any Investment existing on the Issue Date; (8) Hedging Obligations permitted under Section 1012(b)(6); (9) Guarantees of Indebtedness permitted under Section 1012; (10) Investments to the extent received in exchange for, or made with the proceeds from a sale of, Capital Stock of the Company (other than Disqualified Stock); (11) any acquisition and holding of (a) Brazilian federal and state tax credits acquired solely to pay amounts owed by the Company to Brazilian tax authorities and (b) discounted obligations of any Brazilian governmental authority acquired solely to pay tax amounts owed by the Company to such Brazilian governmental authority; (12) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made in compliance with Section 1014; (13) Receivables owing to the Company or any Restricted Subsidiary, and Investments made, pursuant to the mandatory application of Brazilian law or regulation (including under social programs) on account of goods or services provided by the Company or any Restricted Subsidiary; (14) Investments through equity injections in power generation and transmission minority interests businesses (including, but not limited to, Cemig Baguari, Aliança 20 (2) any Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business; (3) Temporary Cash Investments; (4) Receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (5) any Investment acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or any Investment of any Person existing at the time such Person becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction; (6) stocks, obligations or securities (or, where the debtor is Brazil or any state or municipal authority thereof, any land or buildings) received in settlement of (or foreclosure with respect to) debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (7) any Investment existing on the Issue Date; (8) Hedging Obligations permitted under Section 1012(b)(6); (9) Guarantees of Indebtedness permitted under Section 1012; (10) Investments to the extent received in exchange for, or made with the proceeds from a sale of, Capital Stock of the Company (other than Disqualified Stock); (11) any acquisition and holding of (a) Brazilian federal and state tax credits acquired solely to pay amounts owed by the Company to Brazilian tax authorities and (b) discounted obligations of any Brazilian governmental authority acquired solely to pay tax amounts owed by the Company to such Brazilian governmental authority; (12) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made in compliance with Section 1014; (13) Receivables owing to the Company or any Restricted Subsidiary, and Investments made, pursuant to the mandatory application of Brazilian law or regulation (including under social programs) on account of goods or services provided by the Company or any Restricted Subsidiary; (14) Investments through equity injections in power generation and transmission minority interests businesses (including, but not limited to, Cemig Baguari, Aliança 20

Norte Energia Participações S.A., Amazônia Energia Participações S.A., Consórcio Itaocara, Guanhães Energia S.A. and Renova Energia S.A.) in an aggregate amount not to exceed US$100 million (or the equivalent in other currencies) at any one time outstanding; and (15) any additional Investment by the Company having an aggregate Fair Market Value, taken together with all other Investments made by the Company pursuant to this clause (15) that are outstanding at the time of such additional Investment, not to exceed the greater of (i) 2.5% of the Company’s Consolidated Net Tangible Assets and (ii) US$100 million (or the equivalent in other currencies) at the time of such additional Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value). “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Place of Payment” means New York City, New York. “Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 307 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note. “Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. “Private Placement Legend” means the legend initially set forth on the Restricted Global Notes in the form set forth in Section 205(a). “Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as that term is defined in Rule 144A. “Qualified Stock” means any Capital Stock that is not Disqualified Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Capital Stock that are not convertible into or exchangeable into Disqualified Stock. “R$” means the legal currency of Brazil. “Rating Agencies” means (i) Fitch, (ii) Moody’s and (iii) S&P or (iv) if any of Fitch, Moody’s or S&P shall not make a rating of the Notes publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for any of Fitch, Moody’s or S&P, as the case may be. “Ratings Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for 21 Norte Energia Participações S.A., Amazônia Energia Participações S.A., Consórcio Itaocara, Guanhães Energia S.A. and Renova Energia S.A.) in an aggregate amount not to exceed US$100 million (or the equivalent in other currencies) at any one time outstanding; and (15) any additional Investment by the Company having an aggregate Fair Market Value, taken together with all other Investments made by the Company pursuant to this clause (15) that are outstanding at the time of such additional Investment, not to exceed the greater of (i) 2.5% of the Company’s Consolidated Net Tangible Assets and (ii) US$100 million (or the equivalent in other currencies) at the time of such additional Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value). “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Place of Payment” means New York City, New York. “Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 307 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note. “Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. “Private Placement Legend” means the legend initially set forth on the Restricted Global Notes in the form set forth in Section 205(a). “Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as that term is defined in Rule 144A. “Qualified Stock” means any Capital Stock that is not Disqualified Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Capital Stock that are not convertible into or exchangeable into Disqualified Stock. “R$” means the legal currency of Brazil. “Rating Agencies” means (i) Fitch, (ii) Moody’s and (iii) S&P or (iv) if any of Fitch, Moody’s or S&P shall not make a rating of the Notes publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for any of Fitch, Moody’s or S&P, as the case may be. “Ratings Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for 21 possible downgrade by Moody’s, S&P or Fitch (or any rating agency) or a substitute or successor of any thereof) after the date of public notice of a Change of Control, of an arrangement that could result in a Change of Control, or of the Company’s intention or that of any other Person to effect a Change of Control, the then-applicable rating of the Notes is decreased by one or more categories by either Moody’s, S&P or Fitch (or any other rating agency) or a substitute or successor of any thereof; provided that any such rating decline is in whole or in part in connection with a Change of Control and provided further that the Trustee shall have no obligation to monitor any rating of the Notes. “Receivables” means all rights of the Company or any Restricted Subsidiary to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified (or, in the case of future rights to payments, are expected to be identified) in the accounting records of the Company or such Restricted Subsidiary, as the case may be, as accounts receivable. “Record Date” for the interest semi-annually payable on any Note on any Interest Payment Date means the close of business on the preceding May 21 or November 20, as the case may be. “Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture. “Reference Treasury Dealer” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Itau BBA USA Securities, Inc. or their respective affiliates which are primary United States government securities dealers and at least two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing ceases to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer. “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date. “Refinance” means, in respect of any Indebtedness, to refinance, extend (including pursuant to any defeasance or discharge mechanism), renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (a) all of the Notes or (b) a portion (but not all) of the Notes or any other Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with 22 possible downgrade by Moody’s, S&P or Fitch (or any rating agency) or a substitute or successor of any thereof) after the date of public notice of a Change of Control, of an arrangement that could result in a Change of Control, or of the Company’s intention or that of any other Person to effect a Change of Control, the then-applicable rating of the Notes is decreased by one or more categories by either Moody’s, S&P or Fitch (or any other rating agency) or a substitute or successor of any thereof; provided that any such rating decline is in whole or in part in connection with a Change of Control and provided further that the Trustee shall have no obligation to monitor any rating of the Notes. “Receivables” means all rights of the Company or any Restricted Subsidiary to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified (or, in the case of future rights to payments, are expected to be identified) in the accounting records of the Company or such Restricted Subsidiary, as the case may be, as accounts receivable. “Record Date” for the interest semi-annually payable on any Note on any Interest Payment Date means the close of business on the preceding May 21 or November 20, as the case may be. “Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture. “Reference Treasury Dealer” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Itau BBA USA Securities, Inc. or their respective affiliates which are primary United States government securities dealers and at least two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing ceases to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer. “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date. “Refinance” means, in respect of any Indebtedness, to refinance, extend (including pursuant to any defeasance or discharge mechanism), renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (a) all of the Notes or (b) a portion (but not all) of the Notes or any other Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with 22 this Indenture (including Indebtedness that Refinances Refinancing Indebtedness); provided, however, that, in the case of this clause (b) only: (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; (3) such Refinancing Indebtedness is Incurred in an aggregate principal, face or liquidation amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal, face or liquidation amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus premiums, interest and reasonable expenses incurred in connection therewith); and (4) if the Indebtedness being Refinanced is Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced. “Register” shall have the meaning specified in Section 305. “Registrar” means the Person who keeps the Register specified in Section 305. “Regulation S” means Regulation S under the Securities Act. “Regulation S Global Note Legend” has the meaning specified in Section 205. “Regulation S Global Notes” has the meaning specified in Section 202. “Related Business” means any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably related, ancillary or complementary thereto (including, without limitation, the energy generation, transmission and sale business and any financing thereof and any provision of any other services in relation to electricity and energy). “Relevant Date” means, with respect to any payment due from the Company or the Notes Guarantor, whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with this Indenture. “Repayment Date”, when used with respect to any Note to be repaid at the option of the Holder, means the date fixed for such repayment in such Note or pursuant to this Indenture. 23 this Indenture (including Indebtedness that Refinances Refinancing Indebtedness); provided, however, that, in the case of this clause (b) only: (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; (3) such Refinancing Indebtedness is Incurred in an aggregate principal, face or liquidation amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal, face or liquidation amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus premiums, interest and reasonable expenses incurred in connection therewith); and (4) if the Indebtedness being Refinanced is Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced. “Register” shall have the meaning specified in Section 305. “Registrar” means the Person who keeps the Register specified in Section 305. “Regulation S” means Regulation S under the Securities Act. “Regulation S Global Note Legend” has the meaning specified in Section 205. “Regulation S Global Notes” has the meaning specified in Section 202. “Related Business” means any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably related, ancillary or complementary thereto (including, without limitation, the energy generation, transmission and sale business and any financing thereof and any provision of any other services in relation to electricity and energy). “Relevant Date” means, with respect to any payment due from the Company or the Notes Guarantor, whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with this Indenture. “Repayment Date”, when used with respect to any Note to be repaid at the option of the Holder, means the date fixed for such repayment in such Note or pursuant to this Indenture. 23

“Repayment Price”, when used with respect to any Note to be repaid at the option of the Holder, means the price specified in such Note or pursuant to this Indenture at which it is to be repaid pursuant to such Note. “Request” means a written request signed in the name of the Company by its chief executive officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws and delivered to the Trustee. “Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. “Restricted Payment” has the meaning specified in Section 1011. “Restricted Period” means, with respect to the Securities, the period ending on the 40th day after the later of the commencement of the offering of such Securities or the date of closing of such offering, as notified by the Company to the Trustee in writing. “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. “Restricted Subsidiary Guarantee” means any Guarantee by a Restricted Subsidiary which is an Operating Company of the Company’s obligations with respect to the Notes, executed pursuant to the provisions of this Indenture. “Rule 144A” means Rule 144A under the Securities Act. “Restricted Global Note Legend” has the meaning specified in Section 205. “Restricted Global Notes” has the meaning specified in Section 202. “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc., and its successors. “Sale and Lease-back Transaction” means any arrangement with any Person (other than the Company or a Restricted Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary for a period of more than three years of any property or assets which property or assets have been or are to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person (other than the Company or a Restricted Subsidiary) to which funds have been or are to be advanced by such Person on the security of the leased property or assets. “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time. 24 “Repayment Price”, when used with respect to any Note to be repaid at the option of the Holder, means the price specified in such Note or pursuant to this Indenture at which it is to be repaid pursuant to such Note. “Request” means a written request signed in the name of the Company by its chief executive officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws and delivered to the Trustee. “Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. “Restricted Payment” has the meaning specified in Section 1011. “Restricted Period” means, with respect to the Securities, the period ending on the 40th day after the later of the commencement of the offering of such Securities or the date of closing of such offering, as notified by the Company to the Trustee in writing. “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. “Restricted Subsidiary Guarantee” means any Guarantee by a Restricted Subsidiary which is an Operating Company of the Company’s obligations with respect to the Notes, executed pursuant to the provisions of this Indenture. “Rule 144A” means Rule 144A under the Securities Act. “Restricted Global Note Legend” has the meaning specified in Section 205. “Restricted Global Notes” has the meaning specified in Section 202. “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc., and its successors. “Sale and Lease-back Transaction” means any arrangement with any Person (other than the Company or a Restricted Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary for a period of more than three years of any property or assets which property or assets have been or are to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person (other than the Company or a Restricted Subsidiary) to which funds have been or are to be advanced by such Person on the security of the leased property or assets. “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time. 24

“Securities” has the meaning assigned to it in the Recitals to this Indenture and more particularly means any Securities authenticated and delivered under this Indenture, provided that the Initial Notes and the Additional Notes shall be treated as a single class of Notes for all purposes under this Indenture. All references herein to the Securities shall be deemed to include the Notes Guarantee of the Notes, which is an integral part thereof. Unless the context otherwise requires, all references to the Securities shall include the Initial Securities and any Additional Securities. “Securities Act” means the United States Securities Act of 1933, as amended. “SELIC” means, as of any date, the interest rate published on such date by the Central Bank based on the average rate of financing transactions registered in the Clearing and Custody System (Sistema Especial de Liquidação e Custodia - SELIC). “Senior Indebtedness” means all unsubordinated Indebtedness of the Company or of any Restricted Subsidiary, whether outstanding on the Issue Date or Incurred thereafter. “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. “State of Minas Gerais” means the Brazilian State of Minas Gerais and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust) owned or controlled directly or indirectly by it or any of the foregoing or created by law as a public entity. “Special Record Date” for the payment of any Defaulted Interest (as defined in Section 308) means a date fixed by the Trustee pursuant to Section 308. “Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for the repurchase of any such Indebtedness upon the happening of any contingency unless such contingency has occurred). “Subordinated Obligation” means all Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement, and (2) which Brazilian law recognizes as being subordinated in relation to the unsecured obligations of the Company. “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date, as well as any other corporation, limited liability company, partnership, association or other entity: 25 “Securities” has the meaning assigned to it in the Recitals to this Indenture and more particularly means any Securities authenticated and delivered under this Indenture, provided that the Initial Notes and the Additional Notes shall be treated as a single class of Notes for all purposes under this Indenture. All references herein to the Securities shall be deemed to include the Notes Guarantee of the Notes, which is an integral part thereof. Unless the context otherwise requires, all references to the Securities shall include the Initial Securities and any Additional Securities. “Securities Act” means the United States Securities Act of 1933, as amended. “SELIC” means, as of any date, the interest rate published on such date by the Central Bank based on the average rate of financing transactions registered in the Clearing and Custody System (Sistema Especial de Liquidação e Custodia - SELIC). “Senior Indebtedness” means all unsubordinated Indebtedness of the Company or of any Restricted Subsidiary, whether outstanding on the Issue Date or Incurred thereafter. “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. “State of Minas Gerais” means the Brazilian State of Minas Gerais and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust) owned or controlled directly or indirectly by it or any of the foregoing or created by law as a public entity. “Special Record Date” for the payment of any Defaulted Interest (as defined in Section 308) means a date fixed by the Trustee pursuant to Section 308. “Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for the repurchase of any such Indebtedness upon the happening of any contingency unless such contingency has occurred). “Subordinated Obligation” means all Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement, and (2) which Brazilian law recognizes as being subordinated in relation to the unsecured obligations of the Company. “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date, as well as any other corporation, limited liability company, partnership, association or other entity: 25

(1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held; or (2) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary Guarantor” means any Restricted Subsidiary that has provided a Restricted Subsidiary Guarantee. “Successor Company” has the meaning specified in Section 801(a). “Suspended Covenants” has the meaning specified in Section 1025. “Taxes” has the meaning specified in Section 309(a). “Taxing Jurisdiction” has the meaning specified in Section 309(a). “Temporary Cash Investments” means any of the following: (1) any investment in direct obligations of the United States or any agency thereof or obligations Guaranteed by the United States or any agency thereof; (2) investments in time deposit accounts, certificates of deposit and money market deposits (collectively, “Deposit Accounts”) issued by a bank or trust company that is organized under the laws of the United States or Brazil or any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of US$50 million (or the equivalent in other currencies) and whose long- term debt is rated “A” (or such similar equivalent rating, including similar equivalent ratings in foreign countries) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act); (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types specified in clause (1) above entered into with a bank meeting the qualifications provided in clause (2) above; (4) investments in commercial paper (i) issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States, Brazil or any other foreign country recognized by the United States with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating, including similar equivalent ratings in foreign countries) or (ii) issued by any Permitted Financial Institution; (5) investments in securities with maturities of twenty-four months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated on a global scale at least “A” by S&P or “A” by Moody’s (or such similar equivalent rating); 26 (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held; or (2) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary Guarantor” means any Restricted Subsidiary that has provided a Restricted Subsidiary Guarantee. “Successor Company” has the meaning specified in Section 801(a). “Suspended Covenants” has the meaning specified in Section 1025. “Taxes” has the meaning specified in Section 309(a). “Taxing Jurisdiction” has the meaning specified in Section 309(a). “Temporary Cash Investments” means any of the following: (1) any investment in direct obligations of the United States or any agency thereof or obligations Guaranteed by the United States or any agency thereof; (2) investments in time deposit accounts, certificates of deposit and money market deposits (collectively, “Deposit Accounts”) issued by a bank or trust company that is organized under the laws of the United States or Brazil or any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of US$50 million (or the equivalent in other currencies) and whose long- term debt is rated “A” (or such similar equivalent rating, including similar equivalent ratings in foreign countries) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act); (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types specified in clause (1) above entered into with a bank meeting the qualifications provided in clause (2) above; (4) investments in commercial paper (i) issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States, Brazil or any other foreign country recognized by the United States with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating, including similar equivalent ratings in foreign countries) or (ii) issued by any Permitted Financial Institution; (5) investments in securities with maturities of twenty-four months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated on a global scale at least “A” by S&P or “A” by Moody’s (or such similar equivalent rating); 26

(6) investments in securities with maturities of twenty-four months or less from the date of acquisition issued or fully Guaranteed by Brazil; (7) certificates of deposit, banker’s acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Brazilian or United States office of any Permitted Financial Institution; (8) certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any other Brazilian bank or Brazilian branch of an OECD Bank, provided that the short-term credit rating of such Brazilian bank or Brazilian branch of an OECD bank is A-2 or higher by S&P and P-2 or higher by Moody’s; and (9) investments in money market funds substantially all the assets of which are comprised of investments of the types provided in clauses (1) through (6) above. For purposes of this definition, “Permitted Financial Institution” means (a) any commercial bank organized under the laws of (i) the United States or any state thereof or (ii) any member country of the Organization for Economic Co-operation and Development (an “OECD Bank”), in each case which has a combined capital and surplus and undivided profits of at least US$500 million (or the equivalent in other currencies) and (b) any Brazilian financial institution so long as the local national scale rating of such Person is “AA” or higher by S&P or Fitch and “Aa” or higher by Moody’s, including, in the case of clauses (a) and (b) above, any branch or wholly owned subsidiary thereof. “Total Secured Debt” means, (i) with respect to the Company, total Indebtedness secured by a Lien upon the property or assets of the Company and/or its consolidated Restricted Subsidiaries, or (ii) with respect to the Notes Guarantor and its consolidated Subsidiaries, total Indebtedness secured by a Lien upon the property or assets of the Notes Guarantor and/or its consolidated Subsidiaries, as of the date of the most recent consolidated quarterly balance sheet of the Company and its Restricted Subsidiaries or the Notes Guarantor and its consolidated Subsidiaries, as the case may be. “Total Secured Debt to Covenant EBITDA Ratio” means, with respect to the Company or the Notes Guarantor, as the case may be, at any date (i) Total Secured Debt divided by (ii) Covenant EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date. “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed. 27 (6) investments in securities with maturities of twenty-four months or less from the date of acquisition issued or fully Guaranteed by Brazil; (7) certificates of deposit, banker’s acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Brazilian or United States office of any Permitted Financial Institution; (8) certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any other Brazilian bank or Brazilian branch of an OECD Bank, provided that the short-term credit rating of such Brazilian bank or Brazilian branch of an OECD bank is A-2 or higher by S&P and P-2 or higher by Moody’s; and (9) investments in money market funds substantially all the assets of which are comprised of investments of the types provided in clauses (1) through (6) above. For purposes of this definition, “Permitted Financial Institution” means (a) any commercial bank organized under the laws of (i) the United States or any state thereof or (ii) any member country of the Organization for Economic Co-operation and Development (an “OECD Bank”), in each case which has a combined capital and surplus and undivided profits of at least US$500 million (or the equivalent in other currencies) and (b) any Brazilian financial institution so long as the local national scale rating of such Person is “AA” or higher by S&P or Fitch and “Aa” or higher by Moody’s, including, in the case of clauses (a) and (b) above, any branch or wholly owned subsidiary thereof. “Total Secured Debt” means, (i) with respect to the Company, total Indebtedness secured by a Lien upon the property or assets of the Company and/or its consolidated Restricted Subsidiaries, or (ii) with respect to the Notes Guarantor and its consolidated Subsidiaries, total Indebtedness secured by a Lien upon the property or assets of the Notes Guarantor and/or its consolidated Subsidiaries, as of the date of the most recent consolidated quarterly balance sheet of the Company and its Restricted Subsidiaries or the Notes Guarantor and its consolidated Subsidiaries, as the case may be. “Total Secured Debt to Covenant EBITDA Ratio” means, with respect to the Company or the Notes Guarantor, as the case may be, at any date (i) Total Secured Debt divided by (ii) Covenant EBITDA for the period of four consecutive fiscal quarters ending on or most recently prior to such date. “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed. 27

“Trustee” means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean and include each Person who is then a Trustee hereunder. “U.S.$” or “US$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. “United States” means United States of America. “Unrestricted Subsidiary” means: (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary pursuant to clause (1) above unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either: (a) the Subsidiary to be so designated has total consolidated assets of US$1,000 or less (or the equivalent in other currencies); or (b) if such Subsidiary has total consolidated assets greater than US$1,000 (or the equivalent in other currencies), then such Investment and designation would be permitted under Section 1011. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation: (i) such designation shall be deemed an Incurrence of Indebtedness by a Restricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 1012; and (ii) no Event of Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to clause (1) above, by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions. 28 “Trustee” means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have been appointed pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean and include each Person who is then a Trustee hereunder. “U.S.$” or “US$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. “United States” means United States of America. “Unrestricted Subsidiary” means: (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary pursuant to clause (1) above unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either: (a) the Subsidiary to be so designated has total consolidated assets of US$1,000 or less (or the equivalent in other currencies); or (b) if such Subsidiary has total consolidated assets greater than US$1,000 (or the equivalent in other currencies), then such Investment and designation would be permitted under Section 1011. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation: (i) such designation shall be deemed an Incurrence of Indebtedness by a Restricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 1012; and (ii) no Event of Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to clause (1) above, by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions. 28

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option. “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding that are normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or other voting members of the governing body of such Person, but excluding such classes of Capital Stock or other interests that are entitled, as a group in a separate cast, to appoint one director of such Person as representative of the minority shareholders. Section 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and the Notes Guarantor shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel as to legal matters stating that in the opinion of counsel providing such Opinion all such conditions precedent, if any, have been complied with. Every certificate or opinion with respect to the compliance by or on behalf of the Company or the Notes Guarantor with a condition or covenant provided for in this Indenture shall include: (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with. Section 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. 29 “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option. “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding that are normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or other voting members of the governing body of such Person, but excluding such classes of Capital Stock or other interests that are entitled, as a group in a separate cast, to appoint one director of such Person as representative of the minority shareholders. Section 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and the Notes Guarantor shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel as to legal matters stating that in the opinion of counsel providing such Opinion all such conditions precedent, if any, have been complied with. Every certificate or opinion with respect to the compliance by or on behalf of the Company or the Notes Guarantor with a condition or covenant provided for in this Indenture shall include: (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with. Section 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. 29

Any certificate of an officer of the Company or the Notes Guarantor may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, or representations by, an officer or officers of the Company or the Notes Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Notes Guarantor, unless counsel providing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. Section 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company and the Notes Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Company and the Notes Guarantor, if made in the manner provided in this Section. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient. (c) The ownership of Securities shall be proved by the Register. (d) If the Company shall solicit from the Holders of Outstanding Notes to give any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of Outstanding Notes at the close of business on such record date, and no other 30 Any certificate of an officer of the Company or the Notes Guarantor may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, or representations by, an officer or officers of the Company or the Notes Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Notes Guarantor, unless counsel providing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. Section 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company and the Notes Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Company and the Notes Guarantor, if made in the manner provided in this Section. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient. (c) The ownership of Securities shall be proved by the Register. (d) If the Company shall solicit from the Holders of Outstanding Notes to give any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of Outstanding Notes at the close of business on such record date, and no other 30

Holders shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders of Outstanding Notes on the record date shall be deemed effective unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this clause shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this clause (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this clause shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Notes Guarantor in reliance thereon whether or not notation of such action is made upon such Security. (f) Without limiting the foregoing, a Holder of Outstanding Notes entitled hereunder to give or take any such action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount. (g) With respect to any record date set pursuant to this Section, the Company may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Trustee in writing, and to each Holder in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date. Section 105. Notices, etc., to Trustee and Company and Notes Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with: 31 Holders shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders of Outstanding Notes on the record date shall be deemed effective unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this clause shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this clause (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this clause shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Notes Guarantor in reliance thereon whether or not notation of such action is made upon such Security. (f) Without limiting the foregoing, a Holder of Outstanding Notes entitled hereunder to give or take any such action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount. (g) With respect to any record date set pursuant to this Section, the Company may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Trustee in writing, and to each Holder in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date. Section 105. Notices, etc., to Trustee and Company and Notes Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with: 31

(a) the Trustee by any Holder or by the Company or Notes Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in English and in writing to or with the Trustee at its Corporate Trust Office, or (b) (i) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if in writing and mailed by first class mail, transmitted by e-mail (with acknowledgement of receipt) or facsimile or forwarded by overnight courier to both the Company and the Notes Guarantor and (ii) the Notes Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if in writing and mailed by first class mail, transmitted by e-mail (with acknowledgement of receipt) or facsimile or forwarded by overnight courier to both the Notes Guarantor and the Company, in either case addressed to them at the address of their principal office specified in the first paragraph of this Indenture and below, or at any other address previously furnished in writing to the Trustee by the Company or the Notes Guarantor: Company and Notes Guarantor: e-mail: peduardo@cemig.com.br attention: Paulo Eduardo Pereira Guimarães The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company or the Notes Guarantor. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company or the Notes Guarantor; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company or the Notes Guarantor as a result of such reliance upon or compliance with such instructions or directions. Section 106. Notices to Holders; Waiver. (a) Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing (i) if to the Holder of a non-Global Note, if mailed, first-class postage prepaid, or delivered by courier, by hand, by e-mail or by facsimile to each Holder affected by such event, at its address as it appears in the Register, or (ii) if to the Holder of a Global Note, to the Depositary in accordance with its applicable procedure in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. 32 (a) the Trustee by any Holder or by the Company or Notes Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in English and in writing to or with the Trustee at its Corporate Trust Office, or (b) (i) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if in writing and mailed by first class mail, transmitted by e-mail (with acknowledgement of receipt) or facsimile or forwarded by overnight courier to both the Company and the Notes Guarantor and (ii) the Notes Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if in writing and mailed by first class mail, transmitted by e-mail (with acknowledgement of receipt) or facsimile or forwarded by overnight courier to both the Notes Guarantor and the Company, in either case addressed to them at the address of their principal office specified in the first paragraph of this Indenture and below, or at any other address previously furnished in writing to the Trustee by the Company or the Notes Guarantor: Company and Notes Guarantor: e-mail: peduardo@cemig.com.br attention: Paulo Eduardo Pereira Guimarães The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company or the Notes Guarantor. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company or the Notes Guarantor; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company or the Notes Guarantor as a result of such reliance upon or compliance with such instructions or directions. Section 106. Notices to Holders; Waiver. (a) Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing (i) if to the Holder of a non-Global Note, if mailed, first-class postage prepaid, or delivered by courier, by hand, by e-mail or by facsimile to each Holder affected by such event, at its address as it appears in the Register, or (ii) if to the Holder of a Global Note, to the Depositary in accordance with its applicable procedure in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. 32

(b) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of this Indenture, then such method of notification as shall be made with the approval of Trustee shall constitute a sufficient notification for every purpose hereunder. (c) Notices shall be deemed to have been given on the date given or of publication or, if published on different dates, on the date of the first such publication. (d) Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, shall affect the sufficiency of any notice given to another Holder. Section 107. Publication of Notices; Luxembourg Stock Exchange. From and after the date the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market and so long as it is required by the rules of such exchange, all notices to Holders shall be published in English via the website of the Luxembourg Stock Exchange at www.bourse.lu. Section 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. Section 109. No Recourse Against Others No past, present or future director, officer, partner, employee, incorporator, attorney-in-fact, shareholder, controlling Person or member, as such, of the Company, the Notes Guarantor or any Subsidiary of the Company shall have any liability for any obligations of the Company, the Notes Guarantor or any Subsidiary of the Company under the Notes, the Notes Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. Such waivers and releases shall be part of the consideration for issuance of the Notes. The waivers may not be effective to waive liabilities under the U.S. federal securities laws or under the Brazilian Corporate Law. Section 110. Successors and Assigns. All covenants and agreements in this Indenture by the Company or Notes Guarantor shall bind its successors and assigns, whether so expressed or not. Section 111. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 112. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent, any Paying Agent, the Registrar any transfer agent and the Holders (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture. 33 (b) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of this Indenture, then such method of notification as shall be made with the approval of Trustee shall constitute a sufficient notification for every purpose hereunder. (c) Notices shall be deemed to have been given on the date given or of publication or, if published on different dates, on the date of the first such publication. (d) Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, shall affect the sufficiency of any notice given to another Holder. Section 107. Publication of Notices; Luxembourg Stock Exchange. From and after the date the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market and so long as it is required by the rules of such exchange, all notices to Holders shall be published in English via the website of the Luxembourg Stock Exchange at www.bourse.lu. Section 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. Section 109. No Recourse Against Others No past, present or future director, officer, partner, employee, incorporator, attorney-in-fact, shareholder, controlling Person or member, as such, of the Company, the Notes Guarantor or any Subsidiary of the Company shall have any liability for any obligations of the Company, the Notes Guarantor or any Subsidiary of the Company under the Notes, the Notes Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. Such waivers and releases shall be part of the consideration for issuance of the Notes. The waivers may not be effective to waive liabilities under the U.S. federal securities laws or under the Brazilian Corporate Law. Section 110. Successors and Assigns. All covenants and agreements in this Indenture by the Company or Notes Guarantor shall bind its successors and assigns, whether so expressed or not. Section 111. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 112. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent, any Paying Agent, the Registrar any transfer agent and the Holders (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture. 33

Section 113. Bail-in. (a) Notwithstanding any other term of this Indenture or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party under this Indenture acknowledges, accepts, and agrees to be bound by: (1) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; (iv) the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (2) the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority. (b) With respect to this Section 113, the following terms shall have the meanings set forth below: (1) “Bail-in Legislation” means in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; (2) “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; (3) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; (4) “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; (5) “BRRD Party” means The Bank of New York Mellon SA/NV, Luxembourg Branch, as it is subject to Bail-in Powers; 34 Section 113. Bail-in. (a) Notwithstanding any other term of this Indenture or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party under this Indenture acknowledges, accepts, and agrees to be bound by: (1) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; (iv) the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (2) the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority. (b) With respect to this Section 113, the following terms shall have the meanings set forth below: (1) “Bail-in Legislation” means in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; (2) “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; (3) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; (4) “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; (5) “BRRD Party” means The Bank of New York Mellon SA/NV, Luxembourg Branch, as it is subject to Bail-in Powers; 34

(6) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.coml; and (7) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party. Section 114. Governing Law. This Indenture, the Notes and the Notes Guarantee shall be construed in accordance with and governed by the laws of the State of New York. Section 115. Consent to Jurisdiction and Service of Process. (a) The Company, the Notes Guarantor and each Holder of a Security by its acceptance thereof irrevocably consent to the nonexclusive jurisdiction of any court of the State of New York or any U.S. Federal court sitting, in each case, in the Borough of Manhattan, New York City, New York, United States of America, and any appellate court from any thereof, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, to the extent permitted by law. The Company and the Notes Guarantor waive, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture or the Securities in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, except in relation to certain assets related to services rendered and the concessions held by the Company or the Notes Guarantor (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, Charges, claims, encumbrances or disposal. The Company and the Notes Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Notes Guarantor and may be enforced in any court to the jurisdiction of which the Company or the Notes Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon the Company and the Notes Guarantor in the manner provided in this Indenture or as otherwise permitted by law. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with this Indenture or the Securities against the Company or the Notes Guarantor may be instituted in any court of competent jurisdiction in their corporate domicile. (a) The Company and the Notes Guarantor agree that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture or the Securities against the Company or the Notes Guarantor in any court of the State of New York or any U.S. Federal court sitting, in each case, in the Borough of Manhattan, New York City, may be made upon Cogency Global Inc., located at 10 East 40th Street, 10th Floor, New York, New York 10016, whom the Company and the Notes Guarantor irrevocably appoint as their authorized agent for service of process. The Company represents and warrants that Cogency Global Inc. has agreed to act as its agent for service of process. The Company and the Notes Guarantor agree that such appointment shall be irrevocable until the irrevocable appointment by the Company or the Notes Guarantor, as applicable, of a successor in New York City as authorized agent 35 (6) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.coml; and (7) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party. Section 114. Governing Law. This Indenture, the Notes and the Notes Guarantee shall be construed in accordance with and governed by the laws of the State of New York. Section 115. Consent to Jurisdiction and Service of Process. (a) The Company, the Notes Guarantor and each Holder of a Security by its acceptance thereof irrevocably consent to the nonexclusive jurisdiction of any court of the State of New York or any U.S. Federal court sitting, in each case, in the Borough of Manhattan, New York City, New York, United States of America, and any appellate court from any thereof, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture or the Securities, to the extent permitted by law. The Company and the Notes Guarantor waive, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture or the Securities in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, except in relation to certain assets related to services rendered and the concessions held by the Company or the Notes Guarantor (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, Charges, claims, encumbrances or disposal. The Company and the Notes Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Notes Guarantor and may be enforced in any court to the jurisdiction of which the Company or the Notes Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon the Company and the Notes Guarantor in the manner provided in this Indenture or as otherwise permitted by law. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with this Indenture or the Securities against the Company or the Notes Guarantor may be instituted in any court of competent jurisdiction in their corporate domicile. (a) The Company and the Notes Guarantor agree that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture or the Securities against the Company or the Notes Guarantor in any court of the State of New York or any U.S. Federal court sitting, in each case, in the Borough of Manhattan, New York City, may be made upon Cogency Global Inc., located at 10 East 40th Street, 10th Floor, New York, New York 10016, whom the Company and the Notes Guarantor irrevocably appoint as their authorized agent for service of process. The Company represents and warrants that Cogency Global Inc. has agreed to act as its agent for service of process. The Company and the Notes Guarantor agree that such appointment shall be irrevocable until the irrevocable appointment by the Company or the Notes Guarantor, as applicable, of a successor in New York City as authorized agent 35 for such purpose and the acceptance of such appointment by such successor. The Company and the Notes Guarantor further agree to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If Cogency Global Inc. shall cease to act as the agent for service of process for the Company or the Notes Guarantor, the Company or the Notes Guarantor, as applicable, shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any U.S. Federal court, in each case, in the Borough of Manhattan, New York City, service of process upon Cogency Global Inc., as the authorized agent of the Company and the Notes Guarantor for service of process, and written notice of such service to the Company and the Notes Guarantor shall be deemed, in every respect, effective service of process upon the Company and the Notes Guarantor. (b) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions. Section 116. Waiver of Immunity. To the extent that the Company, the Notes Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or the Notes Guarantor, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim from the jurisdiction of any of the corporate domicile of the Company or of the Notes Guarantor, New York State or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or the Notes Guarantor, or any other matter under or arising out of or in connection with, the Securities or this Indenture, the Company and the Notes Guarantor irrevocably and unconditionally waive or will waive such right, and agree not to plead or claim any such immunity and consents to such relief and enforcement, except in relation to certain assets related to services rendered and the concessions held by the Company or the Notes Guarantor (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, charges, claims, encumbrances or disposal. Section 117. Legal Holidays. In any case where any Interest Payment Date, redemption date, Repayment Date or Stated Maturity of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be. 36 for such purpose and the acceptance of such appointment by such successor. The Company and the Notes Guarantor further agree to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If Cogency Global Inc. shall cease to act as the agent for service of process for the Company or the Notes Guarantor, the Company or the Notes Guarantor, as applicable, shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any U.S. Federal court, in each case, in the Borough of Manhattan, New York City, service of process upon Cogency Global Inc., as the authorized agent of the Company and the Notes Guarantor for service of process, and written notice of such service to the Company and the Notes Guarantor shall be deemed, in every respect, effective service of process upon the Company and the Notes Guarantor. (b) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions. Section 116. Waiver of Immunity. To the extent that the Company, the Notes Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or the Notes Guarantor, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim from the jurisdiction of any of the corporate domicile of the Company or of the Notes Guarantor, New York State or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or the Notes Guarantor, or any other matter under or arising out of or in connection with, the Securities or this Indenture, the Company and the Notes Guarantor irrevocably and unconditionally waive or will waive such right, and agree not to plead or claim any such immunity and consents to such relief and enforcement, except in relation to certain assets related to services rendered and the concessions held by the Company or the Notes Guarantor (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, charges, claims, encumbrances or disposal. Section 117. Legal Holidays. In any case where any Interest Payment Date, redemption date, Repayment Date or Stated Maturity of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be. 36

Section 118. Judgment Currency. The Company and the Notes Guarantor agree, and each Holder by holding a Note shall be deemed to have agreed, to the fullest extent that they may effectively do so under applicable law, that: (a) If, for the purpose of obtaining judgment in any court it is necessary to convert the sum due under this Indenture or in respect of the principal of, or premium or interest, if any, on the Securities into a currency other than U.S. dollars in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the payee could purchase U.S. dollars with the Judgment Currency in New York City, New York on the day two Business Days preceding the day on which final judgment is given. (b) The Company and the Notes Guarantor’s obligations under this Indenture to make payments of any sum payable by it to a Holder in U.S. dollars shall be discharged only to the extent that, on the Business Day following receipt by the Holder of a Note of any sum adjudged to be so due in the Judgment Currency, the Holder of such Note may, in accordance with normal banking procedures, purchase U.S. dollars with the Judgment Currency. (c) If the amount of the U.S. dollars so purchased as set forth in clause (a) above is less than the sum originally due to the Holder in the Judgment Currency (determined in the manner set forth in clause (b) above), the Company and the Notes Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder of such Note against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Company or the Notes Guarantor such excess, provided that such Holder shall have no obligation to remit any such excess as long as the Company and the Notes Guarantor have failed to pay such Holder any obligations due and payable under such Note, in which case such excess may be applied to the Company and the Notes Guarantor’s obligations under such Note in accordance with the terms thereof. Section 119. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this instrument and of signature pages by e-mail, facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by e-mail, facsimile or PDF shall be deemed to be their original signatures for all purposes. Section 120. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”) the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with The Bank of New York Mellon. The parties to this Indenture agree that they will provide the Trustee with such 37 Section 118. Judgment Currency. The Company and the Notes Guarantor agree, and each Holder by holding a Note shall be deemed to have agreed, to the fullest extent that they may effectively do so under applicable law, that: (a) If, for the purpose of obtaining judgment in any court it is necessary to convert the sum due under this Indenture or in respect of the principal of, or premium or interest, if any, on the Securities into a currency other than U.S. dollars in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the payee could purchase U.S. dollars with the Judgment Currency in New York City, New York on the day two Business Days preceding the day on which final judgment is given. (b) The Company and the Notes Guarantor’s obligations under this Indenture to make payments of any sum payable by it to a Holder in U.S. dollars shall be discharged only to the extent that, on the Business Day following receipt by the Holder of a Note of any sum adjudged to be so due in the Judgment Currency, the Holder of such Note may, in accordance with normal banking procedures, purchase U.S. dollars with the Judgment Currency. (c) If the amount of the U.S. dollars so purchased as set forth in clause (a) above is less than the sum originally due to the Holder in the Judgment Currency (determined in the manner set forth in clause (b) above), the Company and the Notes Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder of such Note against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Company or the Notes Guarantor such excess, provided that such Holder shall have no obligation to remit any such excess as long as the Company and the Notes Guarantor have failed to pay such Holder any obligations due and payable under such Note, in which case such excess may be applied to the Company and the Notes Guarantor’s obligations under such Note in accordance with the terms thereof. Section 119. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this instrument and of signature pages by e-mail, facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by e-mail, facsimile or PDF shall be deemed to be their original signatures for all purposes. Section 120. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA Patriot Act”) the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with The Bank of New York Mellon. The parties to this Indenture agree that they will provide the Trustee with such 37 information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act. Section 121. Waiver of Jury Trial. EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY. ARTICLE TWO FORM OF NOTES Section 201. Forms Generally. The Notes shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements, not inconsistent with the provisions of this Indenture, placed thereon as may be required to comply with applicable laws or regulations including those required by Section 205 or with the rules of any securities exchange, on which the Notes are listed or market on which the Notes are admitted to trading or as may, consistently herewith, be determined by the person or persons executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes, subject, with respect to the Notes, to the rules of any securities exchange on which such Notes are listed or market in which the Notes are admitted to trading. Section 202. Forms of Notes. Each Note shall be in the form of Exhibit A hereto or in one of the forms approved from time to time by or pursuant to a Board Resolution or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee under cover of an Officers’ Certificate the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby or, if a Board Resolution authorizes a specific person or persons to approve a form of Note, a certificate of such person or persons approving the form of Security attached thereto. Notes offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form without interest coupons (“Restricted Global Notes”), registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other 38 information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act. Section 121. Waiver of Jury Trial. EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY. ARTICLE TWO FORM OF NOTES Section 201. Forms Generally. The Notes shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements, not inconsistent with the provisions of this Indenture, placed thereon as may be required to comply with applicable laws or regulations including those required by Section 205 or with the rules of any securities exchange, on which the Notes are listed or market on which the Notes are admitted to trading or as may, consistently herewith, be determined by the person or persons executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes, subject, with respect to the Notes, to the rules of any securities exchange on which such Notes are listed or market in which the Notes are admitted to trading. Section 202. Forms of Notes. Each Note shall be in the form of Exhibit A hereto or in one of the forms approved from time to time by or pursuant to a Board Resolution or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee under cover of an Officers’ Certificate the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby or, if a Board Resolution authorizes a specific person or persons to approve a form of Note, a certificate of such person or persons approving the form of Security attached thereto. Notes offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form without interest coupons (“Restricted Global Notes”), registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other 38 accounts as they may direct). The aggregate principal amount of any Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Notes offered and sold in their initial distribution outside the United States in reliance on Regulation S shall be issued in the form of one or more Global Notes in definitive, fully registered form without interest coupons (“Regulation S Global Notes”), registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct); provided that until the expiration of the Restricted Period therefor, all such Regulation S Global Notes shall be credited only to or through accounts maintained at DTC by or on behalf of Euroclear or Clearstream. The aggregate principal amount of any Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Section 203. Form of Trustee’s Certificate of Authentication. The form of Trustee’s certificate of authentication for any Note issued pursuant to this Indenture shall be substantially as follows: TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Indenture. The Bank of New York Mellon, as Trustee, By: Authorized Signatory Section 204. Notes Issuable in the Form of Global Notes. (a) The Notes shall be issued in the form of one or more Global Notes. The Company shall execute and the Trustee or its agent shall, in accordance with Section 303 and the Company Request delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Note or Notes which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Notes, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or its nominee, (iii) shall be deposited with the Trustee as custodian for the Depositary and (iv) shall bear the legend specified in Section 205(b). Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. 39 accounts as they may direct). The aggregate principal amount of any Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Notes offered and sold in their initial distribution outside the United States in reliance on Regulation S shall be issued in the form of one or more Global Notes in definitive, fully registered form without interest coupons (“Regulation S Global Notes”), registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct); provided that until the expiration of the Restricted Period therefor, all such Regulation S Global Notes shall be credited only to or through accounts maintained at DTC by or on behalf of Euroclear or Clearstream. The aggregate principal amount of any Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Section 203. Form of Trustee’s Certificate of Authentication. The form of Trustee’s certificate of authentication for any Note issued pursuant to this Indenture shall be substantially as follows: TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Indenture. The Bank of New York Mellon, as Trustee, By: Authorized Signatory Section 204. Notes Issuable in the Form of Global Notes. (a) The Notes shall be issued in the form of one or more Global Notes. The Company shall execute and the Trustee or its agent shall, in accordance with Section 303 and the Company Request delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Note or Notes which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Notes, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or its nominee, (iii) shall be deposited with the Trustee as custodian for the Depositary and (iv) shall bear the legend specified in Section 205(b). Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. 39

(b) Notwithstanding any other provisions of this Section 204 or of Section 305, but subject to the provisions of clause (c) below, unless the terms of a Global Note expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 305, only to a nominee of the Depositary for such Global Note, to the Depositary, to a successor Depositary for such Global Note selected or approved by the Company or to a nominee of such successor Depositary. (c) (i) If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary for the Notes ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual certificated Notes in exchange for such Global Note, shall authenticate and deliver, without service charge to Holders (at the Company’s sole cost and expense), individual Notes of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. (ii) If an Event of Default under the Notes has occurred and is continuing and the beneficial holder of a Note shall have requested that the Company issue to such beneficial holder its proportionate interest in a Global Note, the Company agrees to execute and the Trustee shall authenticate and deliver at the Company’s sole cost and expense, in exchange for such Global Note or Notes, individual certificated Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Notes represented by such Global Note or Notes. (iii) If specified by the Company pursuant to Section 202 with respect to the Notes issued or issuable in the form of one or more Global Notes, the Depositary for such Global Note or Notes may surrender such Global Note or Notes in exchange in whole or in part for individual certificated Notes of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge to Holders (at the Company’s sole cost and expense), (1) to each Person specified by such Depositary, a new Note or Notes of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note or Notes; and (2) to such Depositary, a new Global Note or Notes of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Note or Notes and the aggregate principal amount of Notes delivered to the Holders thereof. (iv) Upon the exchange of the entire principal amount of a Global Note for individual certificated Notes, such Global Note shall be canceled by the Trustee or its agent. Except as provided in the preceding clause, Notes issued in exchange for a Global 40 (b) Notwithstanding any other provisions of this Section 204 or of Section 305, but subject to the provisions of clause (c) below, unless the terms of a Global Note expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 305, only to a nominee of the Depositary for such Global Note, to the Depositary, to a successor Depositary for such Global Note selected or approved by the Company or to a nominee of such successor Depositary. (c) (i) If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary for the Notes ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual certificated Notes in exchange for such Global Note, shall authenticate and deliver, without service charge to Holders (at the Company’s sole cost and expense), individual Notes of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. (ii) If an Event of Default under the Notes has occurred and is continuing and the beneficial holder of a Note shall have requested that the Company issue to such beneficial holder its proportionate interest in a Global Note, the Company agrees to execute and the Trustee shall authenticate and deliver at the Company’s sole cost and expense, in exchange for such Global Note or Notes, individual certificated Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Notes represented by such Global Note or Notes. (iii) If specified by the Company pursuant to Section 202 with respect to the Notes issued or issuable in the form of one or more Global Notes, the Depositary for such Global Note or Notes may surrender such Global Note or Notes in exchange in whole or in part for individual certificated Notes of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge to Holders (at the Company’s sole cost and expense), (1) to each Person specified by such Depositary, a new Note or Notes of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Note or Notes; and (2) to such Depositary, a new Global Note or Notes of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Note or Notes and the aggregate principal amount of Notes delivered to the Holders thereof. (iv) Upon the exchange of the entire principal amount of a Global Note for individual certificated Notes, such Global Note shall be canceled by the Trustee or its agent. Except as provided in the preceding clause, Notes issued in exchange for a Global 40

Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered. (d) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Notes will, upon transfer, cease to be an interest in such Global Notes and become an interest in the other Global Notes and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Notes for as long as it remains such an interest. (e) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture. Section 205. Restrictive Legends. (a) Each Note sold in reliance on Rule 144A shall bear the following legend on the face thereof (the “Restricted Global Note Legend”): “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CEMIG GERAÇÃO E TRANSMISSÃO S.A. (THE “COMPANY”) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. 41 Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered. (d) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Notes will, upon transfer, cease to be an interest in such Global Notes and become an interest in the other Global Notes and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Notes for as long as it remains such an interest. (e) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture. Section 205. Restrictive Legends. (a) Each Note sold in reliance on Rule 144A shall bear the following legend on the face thereof (the “Restricted Global Note Legend”): “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CEMIG GERAÇÃO E TRANSMISSÃO S.A. (THE “COMPANY”) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. 41

THIS LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE OPTION OF THE COMPANY.” (b) Each Note sold in reliance on Regulation S shall bear the following legend on the face thereof (the “Regulation S Global Note Legend”): “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT, PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE REFERRED TO HEREIN. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.” (c) Each Global Note registered in the name of DTC or its nominee shall also bear the following legend on the face thereof: “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS 42 THIS LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE OPTION OF THE COMPANY.” (b) Each Note sold in reliance on Regulation S shall bear the following legend on the face thereof (the “Regulation S Global Note Legend”): “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT, PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE REFERRED TO HEREIN. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.” (c) Each Global Note registered in the name of DTC or its nominee shall also bear the following legend on the face thereof: “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS 42

MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 306 OF THE INDENTURE.” ARTICLE THREE THE NOTES Section 301. General Title; General Limitations. Subject to the provisions of Section 313, the aggregate principal amount of Notes which may be authenticated and delivered and Outstanding as of the Issue Date under this Indenture is U.S.$1,000,000,000. All Notes under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority or distinction on account of the actual time of the authentication or delivery of such Notes. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling in all respects. The Notes shall only be issued in fully registered form, without coupons. Section 302. Denominations. The Notes shall be issued only in U.S. dollars with a minimum denomination of U.S.$200,000 and any integral multiple of U.S.$1,000 in excess thereof (unless otherwise specified). Section 303. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by its chief executive officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws. The Notes Guarantee forming part of this Indenture shall be endorsed of behalf of the Notes Guarantor by its chief executive officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws. The signature of any of these officers or attorneys on the Notes or the Notes Guarantee may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers or agents of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. All Notes shall be issued to the applicable Holder on the Issue Date, except (i) Notes issued in connection with the transfer, exchange or replacement of existing Notes as provided in this Article, and (ii) Additional Notes issued in accordance with Section 313. Upon delivery by the Company of any Notes executed by the Company to the Trustee for authentication, the Trustee shall, upon Company Order, authenticate and deliver such Notes as provided in this Indenture and not otherwise. 43 MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 306 OF THE INDENTURE.” ARTICLE THREE THE NOTES Section 301. General Title; General Limitations. Subject to the provisions of Section 313, the aggregate principal amount of Notes which may be authenticated and delivered and Outstanding as of the Issue Date under this Indenture is U.S.$1,000,000,000. All Notes under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority or distinction on account of the actual time of the authentication or delivery of such Notes. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling in all respects. The Notes shall only be issued in fully registered form, without coupons. Section 302. Denominations. The Notes shall be issued only in U.S. dollars with a minimum denomination of U.S.$200,000 and any integral multiple of U.S.$1,000 in excess thereof (unless otherwise specified). Section 303. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by its chief executive officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws. The Notes Guarantee forming part of this Indenture shall be endorsed of behalf of the Notes Guarantor by its chief executive officer together with one other of its executive officers or by its attorney in fact in accordance with its bylaws. The signature of any of these officers or attorneys on the Notes or the Notes Guarantee may be manual or facsimile. Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers or agents of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. All Notes shall be issued to the applicable Holder on the Issue Date, except (i) Notes issued in connection with the transfer, exchange or replacement of existing Notes as provided in this Article, and (ii) Additional Notes issued in accordance with Section 313. Upon delivery by the Company of any Notes executed by the Company to the Trustee for authentication, the Trustee shall, upon Company Order, authenticate and deliver such Notes as provided in this Indenture and not otherwise. 43

Prior to any such authentication and delivery (other than in connection with the original issuance of the Initial Notes on the Issue Date), the Trustee shall be entitled to receive, in addition to any Officers’ Certificate or Opinion of Counsel required to be furnished to the Trustee pursuant to Section 102, and any requirements for the issuance of Additional Notes (if applicable), an Opinion or Opinions of Counsel stating that: (1) all laws and requirements with respect to the execution and delivery by the Company of such Notes have been complied with, the Company has the corporate power to issue such Notes, and such Notes have been duly authorized and delivered by the Company, and, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium, and similar laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity), equally and ratably with all other Notes, if any, Outstanding; (2) the Notes Guarantor has the corporate power to endorse the Notes Guarantee, which forms part of this Indenture, and such Notes Guarantee has been duly authorized and endorsed by the Notes Guarantor, and, assuming due authentication and delivery by the Trustee, constitutes legal, valid and binding obligations of the Notes Guarantor enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium, and similar laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity), equally and ratably with all other Notes Guarantees, if any, Outstanding; (3) this Indenture is not required to be qualified under the Trust Indenture Act; and (4) such other matters as the Trustee may reasonably request. The Trustee shall not be required to authenticate such Notes if the issue thereof will adversely affect the Trustee’s own rights, duties, indemnities, or immunities under the Securities and this Indenture. Unless otherwise provided in the form of Notes, all Notes shall be dated the date of their authentication. No Notes shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Notes a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Notes shall be conclusive evidence, and the only evidence, that such Notes has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 311, for all purposes of this Indenture such 44 Prior to any such authentication and delivery (other than in connection with the original issuance of the Initial Notes on the Issue Date), the Trustee shall be entitled to receive, in addition to any Officers’ Certificate or Opinion of Counsel required to be furnished to the Trustee pursuant to Section 102, and any requirements for the issuance of Additional Notes (if applicable), an Opinion or Opinions of Counsel stating that: (1) all laws and requirements with respect to the execution and delivery by the Company of such Notes have been complied with, the Company has the corporate power to issue such Notes, and such Notes have been duly authorized and delivered by the Company, and, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium, and similar laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity), equally and ratably with all other Notes, if any, Outstanding; (2) the Notes Guarantor has the corporate power to endorse the Notes Guarantee, which forms part of this Indenture, and such Notes Guarantee has been duly authorized and endorsed by the Notes Guarantor, and, assuming due authentication and delivery by the Trustee, constitutes legal, valid and binding obligations of the Notes Guarantor enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium, and similar laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity), equally and ratably with all other Notes Guarantees, if any, Outstanding; (3) this Indenture is not required to be qualified under the Trust Indenture Act; and (4) such other matters as the Trustee may reasonably request. The Trustee shall not be required to authenticate such Notes if the issue thereof will adversely affect the Trustee’s own rights, duties, indemnities, or immunities under the Securities and this Indenture. Unless otherwise provided in the form of Notes, all Notes shall be dated the date of their authentication. No Notes shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Notes a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Notes shall be conclusive evidence, and the only evidence, that such Notes has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 311, for all purposes of this Indenture such 44

Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture. Section 304. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute and the Notes Guarantor endorse, and, upon receipt of the documents required by Section 303, together with a Company Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes. If temporary Notes are issued, the Company and the Notes Guarantor shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company to be maintained as provided in Section 1002, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Notes the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations and of like tenor and terms. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes. Upon any exchange of a portion of a temporary Global Note for a definitive Global Note or for the individual Notes represented thereby pursuant to this Section 304 or Section 305, the temporary Global Note shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Note shall be reduced for all purposes by the amount so exchanged and endorsed. Section 305. Registration, Transfer and Exchange. The Company shall keep or cause to be kept a register (herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and for transfers of Notes. Any such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Company as provided in Section 1002. Subject to Section 204, upon surrender for registration of transfer of any Note at the office or agency of the Company to be maintained as provided in Section 1002, the Company shall execute, and the Trustee, upon receipt of a Company Request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms. Subject to Section 204, at the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Notes to be exchanged at such office 45 Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture. Section 304. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute and the Notes Guarantor endorse, and, upon receipt of the documents required by Section 303, together with a Company Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes. If temporary Notes are issued, the Company and the Notes Guarantor shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company to be maintained as provided in Section 1002, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Notes the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations and of like tenor and terms. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes. Upon any exchange of a portion of a temporary Global Note for a definitive Global Note or for the individual Notes represented thereby pursuant to this Section 304 or Section 305, the temporary Global Note shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Note shall be reduced for all purposes by the amount so exchanged and endorsed. Section 305. Registration, Transfer and Exchange. The Company shall keep or cause to be kept a register (herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and for transfers of Notes. Any such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Company as provided in Section 1002. Subject to Section 204, upon surrender for registration of transfer of any Note at the office or agency of the Company to be maintained as provided in Section 1002, the Company shall execute, and the Trustee, upon receipt of a Company Request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms. Subject to Section 204, at the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Notes to be exchanged at such office 45 or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company and the Notes Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing. Unless otherwise provided in the Note to be transferred, combined, divided or exchanged, no service charge shall be made on any Holder for any transfer or exchange of Notes, but the Company and the Trustee may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 304 or Section 905 not involving any transfer. The Company and the Registrar shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days prior to selection for redemption through the redemption date, (ii) to transfer or exchange any Note so selected for redemption in whole or in part, except for the portion of such Security not so selected for redemption or (iii) to transfer or exchange any Note between any Record Date and the related Interest Payment Date. None of the Company, the Notes Guarantor, the Trustee, any agent of the Company, the Notes Guarantor or the Trustee, any Paying Agent, the Registrar or any transfer agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, any agent of the Trustee, any Paying Agent, the Registrar and any transfer agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, any agent of the Trustee, any Paying Agent, the Registrar and any transfer agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, 46 or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company and the Notes Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing. Unless otherwise provided in the Note to be transferred, combined, divided or exchanged, no service charge shall be made on any Holder for any transfer or exchange of Notes, but the Company and the Trustee may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 304 or Section 905 not involving any transfer. The Company and the Registrar shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days prior to selection for redemption through the redemption date, (ii) to transfer or exchange any Note so selected for redemption in whole or in part, except for the portion of such Security not so selected for redemption or (iii) to transfer or exchange any Note between any Record Date and the related Interest Payment Date. None of the Company, the Notes Guarantor, the Trustee, any agent of the Company, the Notes Guarantor or the Trustee, any Paying Agent, the Registrar or any transfer agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, any agent of the Trustee, any Paying Agent, the Registrar and any transfer agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, any agent of the Trustee, any Paying Agent, the Registrar and any transfer agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, 46 any agent of the Trustee, any Paying Agent, the Registrar or any transfer agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note. None of the Trustee, the Paying Agent, the Registrar, the transfer agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Company initially appoints the Trustee to act as Registrar and transfer agent for the Notes on its behalf. The Company may at any time and from time to time authorize any Person to act as Registrar or transfer agent in place of or in addition to the Trustee with respect to any Notes issued under this Indenture. Section 306. Special Transfer Provisions. Notwithstanding any provision of this Indenture or the Notes, transfers and exchanges of Notes (and, in the case of Global Notes, beneficial interests therein) of the kinds specified in this Section 306 shall be made only in accordance with this Section 306. Transfers and exchanges subject to this Section 306 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 306. (a) Transfers to QIBs. The transfer of an interest in a Restricted Global Note to a QIB (excluding Non-U.S. Persons) may be effected only through the book-entry system maintained by the Depositary. (b) Transfers of Interests in Regulation S Global Notes Prior to the End of the Restricted Period. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Regulation S Global Note prior to the end of the applicable Restricted Period to a Person who will take delivery of such interest through a beneficial interest in the Restricted Global Note: 47 any agent of the Trustee, any Paying Agent, the Registrar or any transfer agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note. None of the Trustee, the Paying Agent, the Registrar, the transfer agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Company initially appoints the Trustee to act as Registrar and transfer agent for the Notes on its behalf. The Company may at any time and from time to time authorize any Person to act as Registrar or transfer agent in place of or in addition to the Trustee with respect to any Notes issued under this Indenture. Section 306. Special Transfer Provisions. Notwithstanding any provision of this Indenture or the Notes, transfers and exchanges of Notes (and, in the case of Global Notes, beneficial interests therein) of the kinds specified in this Section 306 shall be made only in accordance with this Section 306. Transfers and exchanges subject to this Section 306 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 306. (a) Transfers to QIBs. The transfer of an interest in a Restricted Global Note to a QIB (excluding Non-U.S. Persons) may be effected only through the book-entry system maintained by the Depositary. (b) Transfers of Interests in Regulation S Global Notes Prior to the End of the Restricted Period. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Regulation S Global Note prior to the end of the applicable Restricted Period to a Person who will take delivery of such interest through a beneficial interest in the Restricted Global Note: 47

(i) the Registrar shall register the transfer of any Note if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and (ii) upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary’s and Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Regulation S Global Note to be transferred and the Trustee shall decrease the amount of the Regulation S Global Note in a like amount. (c) Transfers of Interests in Regulation S Global Notes to U.S. Persons After the Restricted Period. The following provisions shall apply with respect to any transfer of interests in a Regulation S Global Note to U.S. Persons after the applicable Restricted Period: The Registrar shall register the transfer of any such Note without requiring any additional certification beyond those required by other provisions of this Indenture. (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Restricted Global Note to a Non-U.S. Person: (i) the Registrar shall register any proposed transfer of any Restricted Global Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor; and (ii) upon receipt by the Registrar of (x) the documents, if any, required by clause (i) and (y) instructions in accordance with the Depositary’s and Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of beneficial interest in the Restricted Global Note to be transferred, and the Trustee shall decrease the principal amount of the Restricted Global Note so transferred in a like amount. (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend 48 (i) the Registrar shall register the transfer of any Note if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and (ii) upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary’s and Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Regulation S Global Note to be transferred and the Trustee shall decrease the amount of the Regulation S Global Note in a like amount. (c) Transfers of Interests in Regulation S Global Notes to U.S. Persons After the Restricted Period. The following provisions shall apply with respect to any transfer of interests in a Regulation S Global Note to U.S. Persons after the applicable Restricted Period: The Registrar shall register the transfer of any such Note without requiring any additional certification beyond those required by other provisions of this Indenture. (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Restricted Global Note to a Non-U.S. Person: (i) the Registrar shall register any proposed transfer of any Restricted Global Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor; and (ii) upon receipt by the Registrar of (x) the documents, if any, required by clause (i) and (y) instructions in accordance with the Depositary’s and Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of beneficial interest in the Restricted Global Note to be transferred, and the Trustee shall decrease the principal amount of the Restricted Global Note so transferred in a like amount. (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend 48 nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture and in the Private Placement Legend. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer contained in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of such Notes to furnish to the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 306 in accordance with its customary retention policies. The Company shall have the right, at its own expense, to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar. Section 307. Mutilated, Destroyed, Lost and Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Company and the Trustee such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and, upon receipt of a Company Request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note or in exchange for such mutilated Note, a new Note of like tenor, Stated Maturity and principal amount, and bearing a number not contemporaneously Outstanding. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note or in exchange for such mutilated Note thereof shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes issued hereunder. 49 nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture and in the Private Placement Legend. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer contained in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of such Notes to furnish to the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 306 in accordance with its customary retention policies. The Company shall have the right, at its own expense, to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar. Section 307. Mutilated, Destroyed, Lost and Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Company and the Trustee such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and, upon receipt of a Company Request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note or in exchange for such mutilated Note, a new Note of like tenor, Stated Maturity and principal amount, and bearing a number not contemporaneously Outstanding. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note or in exchange for such mutilated Note thereof shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes issued hereunder. 49

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. Section 308. Payment of Interest; Interest Rights Preserved. Interest on any Note, including Penalty Interest, which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Record Date by virtue of its having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election as provided in clause (a) or clause (b) below: (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Notes (or its Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment (which may not be earlier than 15 days after the date of such notice), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to the Holder of each such Note in accordance with Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or its Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b). (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed or market in which the Notes may be admitted to trading, and upon such notice as may be required by such exchange or market, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. 50 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. Section 308. Payment of Interest; Interest Rights Preserved. Interest on any Note, including Penalty Interest, which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Record Date by virtue of its having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election as provided in clause (a) or clause (b) below: (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Notes (or its Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment (which may not be earlier than 15 days after the date of such notice), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered to the Holder of each such Note in accordance with Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or its Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b). (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed or market in which the Notes may be admitted to trading, and upon such notice as may be required by such exchange or market, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. 50

If any installment of interest, the Stated Maturity of which is on or prior to the redemption date for any Note called for redemption pursuant to Article Eleven, is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the redemption price of such Notes. Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. Section 309. Taxation. (a) All payments made by the Company or the Notes Guarantor under or in respect of the Notes or the Notes Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within Brazil or any other jurisdiction in which the Company or the Notes Guarantor is organized or resident for Tax purposes or within or through which payment is made or by, on behalf of, or within any political subdivision or taxing authority therein (a “Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is required, the Company or the Notes Guarantor shall pay in U.S. dollars such additional amounts (“Additional Amounts”) as will result in a net payment to a Holder or beneficial owner of a Note of the U.S. dollar amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable: (i) in respect of any Taxes that would not have been so imposed on such Notes but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Note or any payment in respect of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction; (ii) in respect of any Taxes that would not have been so withheld or deducted if the Notes had been presented for payment within 30 days after the Relevant Date; (iii) in respect of any Taxes that would not have been so imposed on such Notes if the Holder or the beneficial owner of the Notes had made a declaration of non-residence any other claim or filing for exemption to which it is entitled, provided that such declaration of non-residence or other claim or filing for exemption is required under the applicable law, regulations or administrative practice of any Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or part of such Taxes; (iv) in respect of any estate, inheritance, gift, sales, use, excise, transfer, personal property or similar Taxes; 51 If any installment of interest, the Stated Maturity of which is on or prior to the redemption date for any Note called for redemption pursuant to Article Eleven, is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the redemption price of such Notes. Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. Section 309. Taxation. (a) All payments made by the Company or the Notes Guarantor under or in respect of the Notes or the Notes Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within Brazil or any other jurisdiction in which the Company or the Notes Guarantor is organized or resident for Tax purposes or within or through which payment is made or by, on behalf of, or within any political subdivision or taxing authority therein (a “Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is required, the Company or the Notes Guarantor shall pay in U.S. dollars such additional amounts (“Additional Amounts”) as will result in a net payment to a Holder or beneficial owner of a Note of the U.S. dollar amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable: (i) in respect of any Taxes that would not have been so imposed on such Notes but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Note or any payment in respect of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction; (ii) in respect of any Taxes that would not have been so withheld or deducted if the Notes had been presented for payment within 30 days after the Relevant Date; (iii) in respect of any Taxes that would not have been so imposed on such Notes if the Holder or the beneficial owner of the Notes had made a declaration of non-residence any other claim or filing for exemption to which it is entitled, provided that such declaration of non-residence or other claim or filing for exemption is required under the applicable law, regulations or administrative practice of any Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or part of such Taxes; (iv) in respect of any estate, inheritance, gift, sales, use, excise, transfer, personal property or similar Taxes; 51

(v) in respect of any Taxes payable other than by withholding or deduction; (vi) in respect of any payment to a Holder that is a fiduciary, intermediary, partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Notes, to the extent that a beneficiary or settlor with respect to such fiduciary, intermediary, a member of such partnership or the beneficial owner of such payment or Notes would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder; (vii) in respect of any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to European Council Directive 2003/48/EC or Council Directive 2014/48/EU (the “Directives”), or any law implementing or complying with, or introduced in order to conform to, such Directives; (viii) in respect of any Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent; (ix) in respect of any Taxes required to be deducted or withheld pursuant to Section 1471(b) of the U. S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law or regulation adopted pursuant to any such intergovernmental agreement; or (x) in respect of any combination of clauses (i) through (ix) above. References to principal and interest in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable as set forth herein or in the Notes. (b) The Company or the Notes Guarantor shall furnish to the Trustee, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company or the Notes Guarantor, or, if such receipts are not obtainable, other evidence of such payments by the Company or the Notes Guarantor reasonably satisfactory to the Trustee. Copies of such documentation shall be made available by the Trustee to the Holders or the other Paying Agents, as applicable, upon request therefor. (c) The Company agrees that (a) if reasonably requested by The Bank of New York Mellon in its capacity as Trustee, Paying Agent, Registrar or Transfer Agent (for purposes of this clause (c), “Trustee”) and required by Sections 1471-1474 of the Code or regulations promulgated thereunder, including applicable intergovernmental agreements promulgated thereunder, if any (“FATCA”), in relation to a payment made under this Indenture and the Notes issued hereunder, the Company will provide such information if 52 (v) in respect of any Taxes payable other than by withholding or deduction; (vi) in respect of any payment to a Holder that is a fiduciary, intermediary, partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Notes, to the extent that a beneficiary or settlor with respect to such fiduciary, intermediary, a member of such partnership or the beneficial owner of such payment or Notes would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder; (vii) in respect of any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to European Council Directive 2003/48/EC or Council Directive 2014/48/EU (the “Directives”), or any law implementing or complying with, or introduced in order to conform to, such Directives; (viii) in respect of any Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent; (ix) in respect of any Taxes required to be deducted or withheld pursuant to Section 1471(b) of the U. S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law or regulation adopted pursuant to any such intergovernmental agreement; or (x) in respect of any combination of clauses (i) through (ix) above. References to principal and interest in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable as set forth herein or in the Notes. (b) The Company or the Notes Guarantor shall furnish to the Trustee, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company or the Notes Guarantor, or, if such receipts are not obtainable, other evidence of such payments by the Company or the Notes Guarantor reasonably satisfactory to the Trustee. Copies of such documentation shall be made available by the Trustee to the Holders or the other Paying Agents, as applicable, upon request therefor. (c) The Company agrees that (a) if reasonably requested by The Bank of New York Mellon in its capacity as Trustee, Paying Agent, Registrar or Transfer Agent (for purposes of this clause (c), “Trustee”) and required by Sections 1471-1474 of the Code or regulations promulgated thereunder, including applicable intergovernmental agreements promulgated thereunder, if any (“FATCA”), in relation to a payment made under this Indenture and the Notes issued hereunder, the Company will provide such information if 52 and to the extent that (i) such information is reasonably necessary for the Trustee to determine that it is in compliance with FATCA as relates to the payments made under this Indenture and the Securities issued hereunder and (ii) such information is reasonably available to the Company with regard to the Company and its subsidiaries in relation to the requirements of FATCA that are actually imposed upon such requesting Trustee; provided however that the Company and its subsidiaries shall not be required to provide information which it is prohibited legally from disclosing and (b) the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with FATCA for which the Trustee shall have no liability. The terms of this section shall survive the termination of this Indenture. (d) The Company or the Notes Guarantor, as the case may be, shall promptly pay when due any present or future stamp, court or similar documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of any Taxing Jurisdiction and except as provided in Section 305. The Company or the Notes Guarantor shall indemnify and make whole the Trustee and the Holders of Securities for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by the Company or the Notes Guarantor as provided in this clause (c) paid by such Holders or the Trustee. (e) At least 10 Business Days prior to the first Interest Payment Date (and at least 10 Business Days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), the Company or the Notes Guarantor, as applicable, shall furnish to the Trustee and each Paying Agent an Officers’ Certificate instructing the Trustee and each Paying Agent whether payments of principal of or interest on the Notes, including Penalty Interest, if any, due on such Interest Payment Date shall be without deduction or withholding for or on account of any Taxes. If any such deduction or withholding shall be required, prior to such Interest Payment Date, the Company or the Notes Guarantor, as applicable, shall furnish the Trustee and each such Paying Agent with an Officers’ Certificate which specifies the amount, if any, required to be withheld on such payment to Holders and certifies that the Company or the Notes Guarantor, as applicable, shall pay such withholding or deduction. Any Officers’ Certificate required by this Indenture to be provided to the Trustee and any Paying Agent for these purposes shall be deemed to be duly provided if delivered electronically to the Trustee and such Paying Agent. The Company and the Notes Guarantor covenant to indemnify the Trustee and any other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this clause or the failure to furnish any such certificate. (f) The obligations contained in this Section shall survive any termination, defeasance or discharge of this Indenture, any transfer of the Securities by a Holder or 53 and to the extent that (i) such information is reasonably necessary for the Trustee to determine that it is in compliance with FATCA as relates to the payments made under this Indenture and the Securities issued hereunder and (ii) such information is reasonably available to the Company with regard to the Company and its subsidiaries in relation to the requirements of FATCA that are actually imposed upon such requesting Trustee; provided however that the Company and its subsidiaries shall not be required to provide information which it is prohibited legally from disclosing and (b) the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with FATCA for which the Trustee shall have no liability. The terms of this section shall survive the termination of this Indenture. (d) The Company or the Notes Guarantor, as the case may be, shall promptly pay when due any present or future stamp, court or similar documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of any Taxing Jurisdiction and except as provided in Section 305. The Company or the Notes Guarantor shall indemnify and make whole the Trustee and the Holders of Securities for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by the Company or the Notes Guarantor as provided in this clause (c) paid by such Holders or the Trustee. (e) At least 10 Business Days prior to the first Interest Payment Date (and at least 10 Business Days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), the Company or the Notes Guarantor, as applicable, shall furnish to the Trustee and each Paying Agent an Officers’ Certificate instructing the Trustee and each Paying Agent whether payments of principal of or interest on the Notes, including Penalty Interest, if any, due on such Interest Payment Date shall be without deduction or withholding for or on account of any Taxes. If any such deduction or withholding shall be required, prior to such Interest Payment Date, the Company or the Notes Guarantor, as applicable, shall furnish the Trustee and each such Paying Agent with an Officers’ Certificate which specifies the amount, if any, required to be withheld on such payment to Holders and certifies that the Company or the Notes Guarantor, as applicable, shall pay such withholding or deduction. Any Officers’ Certificate required by this Indenture to be provided to the Trustee and any Paying Agent for these purposes shall be deemed to be duly provided if delivered electronically to the Trustee and such Paying Agent. The Company and the Notes Guarantor covenant to indemnify the Trustee and any other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this clause or the failure to furnish any such certificate. (f) The obligations contained in this Section shall survive any termination, defeasance or discharge of this Indenture, any transfer of the Securities by a Holder or 53 beneficial owner of the Securities, and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Company or the Notes Guarantor. Section 310. Persons Deemed Owners. The Company, the Notes Guarantor, the Trustee and any agent of the Company, the Notes Guarantor or the Trustee may treat the Person in whose name any Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 308) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Notes Guarantor, the Trustee nor any agent of the Company, the Notes Guarantor or the Trustee shall be affected by notice to the contrary. Section 311. Cancellation. All Notes surrendered for payment, redemption, transfer, conversion or exchange or credit against a sinking fund, if any, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Note shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Notes in accordance with its customary procedures and shall deliver, upon written request, a certificate of such disposition to the Company. Section 312. Computation of Interest. Interest on the Notes, including Penalty Interest, if any, shall be calculated on the basis of a 360-day year of twelve 30-day months. Section 313. Additional Notes. The Company shall be entitled to issue Additional Notes in an unlimited aggregate principal amount under this Indenture. The Company shall only be permitted to issue such Additional Notes if, at the time of such issuance, the Company is in compliance with the covenants contained in this Indenture. The Notes currently being offered and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if any Additional Notes subsequently issued are not fungible for U.S. federal income tax purposes with any Notes previously issued, such Additional Notes shall trade separately from such previously issued Notes under a separate CUSIP or ISIN but shall otherwise be treated as a single class with all other Notes issued under this Indenture. With respect to any Additional Notes, the Company and the Notes Guarantor shall set forth in resolutions of their respective Board of Directors and in Officers’ Certificates, a copy of each of which shall be delivered to the Trustee, the following information: (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and (2) the issue price, the issue date, the CUSIP or ISIN number of such Additional Notes, the first interest payment date and the amount of interest payable on 54 beneficial owner of the Securities, and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Company or the Notes Guarantor. Section 310. Persons Deemed Owners. The Company, the Notes Guarantor, the Trustee and any agent of the Company, the Notes Guarantor or the Trustee may treat the Person in whose name any Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 308) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Notes Guarantor, the Trustee nor any agent of the Company, the Notes Guarantor or the Trustee shall be affected by notice to the contrary. Section 311. Cancellation. All Notes surrendered for payment, redemption, transfer, conversion or exchange or credit against a sinking fund, if any, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Note shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Notes in accordance with its customary procedures and shall deliver, upon written request, a certificate of such disposition to the Company. Section 312. Computation of Interest. Interest on the Notes, including Penalty Interest, if any, shall be calculated on the basis of a 360-day year of twelve 30-day months. Section 313. Additional Notes. The Company shall be entitled to issue Additional Notes in an unlimited aggregate principal amount under this Indenture. The Company shall only be permitted to issue such Additional Notes if, at the time of such issuance, the Company is in compliance with the covenants contained in this Indenture. The Notes currently being offered and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if any Additional Notes subsequently issued are not fungible for U.S. federal income tax purposes with any Notes previously issued, such Additional Notes shall trade separately from such previously issued Notes under a separate CUSIP or ISIN but shall otherwise be treated as a single class with all other Notes issued under this Indenture. With respect to any Additional Notes, the Company and the Notes Guarantor shall set forth in resolutions of their respective Board of Directors and in Officers’ Certificates, a copy of each of which shall be delivered to the Trustee, the following information: (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and (2) the issue price, the issue date, the CUSIP or ISIN number of such Additional Notes, the first interest payment date and the amount of interest payable on 54 such first interest payment date applicable thereto and the date from which interest shall accrue. The Trustee shall, upon receipt of the resolutions of the Boards of Directors of the Company and of the Notes Guarantor and of Officers’ Certificate from the Company and the Notes Guarantor, authenticate the Additional Notes in accordance with the provisions of Section 203 of this Indenture. Section 314. CUSIP, ISIN or Other Similar Numbers. The Company in issuing the Notes may use “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and the Trustee shall use CUSIP, ISIN or other similar numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in CUSIP, ISIN or other similar numbers. ARTICLE FOUR SATISFACTION AND DISCHARGE Section 401. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes and the rights, powers, trust, duties, immunities and indemnities of the Trustee and the obligations of the Company, the Notes Guarantor and any Subsidiary Guarantors with respect thereto, as expressly provided for herein) as to all Outstanding Notes, and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (1) all Notes theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 307, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or (2) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) are subject to irrevocable instructions that have been given for redemption within 60 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, in the form delivered to the Trustee by the Company, in the name, and at the expense, of the Company, and, in each case, the Company has irrevocably deposited or caused to be deposited with the Trustee funds and/or U. S. Government Obligations without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for 55 such first interest payment date applicable thereto and the date from which interest shall accrue. The Trustee shall, upon receipt of the resolutions of the Boards of Directors of the Company and of the Notes Guarantor and of Officers’ Certificate from the Company and the Notes Guarantor, authenticate the Additional Notes in accordance with the provisions of Section 203 of this Indenture. Section 314. CUSIP, ISIN or Other Similar Numbers. The Company in issuing the Notes may use “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and the Trustee shall use CUSIP, ISIN or other similar numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in CUSIP, ISIN or other similar numbers. ARTICLE FOUR SATISFACTION AND DISCHARGE Section 401. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes and the rights, powers, trust, duties, immunities and indemnities of the Trustee and the obligations of the Company, the Notes Guarantor and any Subsidiary Guarantors with respect thereto, as expressly provided for herein) as to all Outstanding Notes, and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (1) all Notes theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 307, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or (2) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) are subject to irrevocable instructions that have been given for redemption within 60 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, in the form delivered to the Trustee by the Company, in the name, and at the expense, of the Company, and, in each case, the Company has irrevocably deposited or caused to be deposited with the Trustee funds and/or U. S. Government Obligations without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for 55 cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment; (b) the Company has paid or caused to be paid all other sums payable hereunder and under the Notes, including without limitation any amounts due to the Trustee; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Notes Guarantor to the Trustee under Section 607 shall survive and the obligations of the Trustee under Section 404 and Section 1003 shall survive. Section 402. Release of the Notes Guarantee. The Notes Guarantor shall be released and relieved of its obligations under the Notes Guarantee in the event that: (a) there is a sale or other disposition of the Company in accordance with this Indenture (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets); or (b) there is a Legal Defeasance or upon satisfaction and discharge of this Indenture; provided that such transaction is carried out pursuant to, and in accordance with, the applicable provisions hereunder. Section 403. Release of the Restricted Subsidiary Guarantees. Any Subsidiary Guarantor shall be released and relieved of its obligations under its Restricted Subsidiary Guarantee in the event that: (a) there is a sale or other disposition of such Subsidiary Guarantor in accordance with the provisions hereunder (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets), following which such Subsidiary Guarantor is no longer a direct or indirect Subsidiary of the Company; (b) such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with the definition of Unrestricted Subsidiary ; (c) there is a Legal Defeasance or Covenant Defeasance or upon satisfaction and discharge of this Indenture; or 56 cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment; (b) the Company has paid or caused to be paid all other sums payable hereunder and under the Notes, including without limitation any amounts due to the Trustee; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Notes Guarantor to the Trustee under Section 607 shall survive and the obligations of the Trustee under Section 404 and Section 1003 shall survive. Section 402. Release of the Notes Guarantee. The Notes Guarantor shall be released and relieved of its obligations under the Notes Guarantee in the event that: (a) there is a sale or other disposition of the Company in accordance with this Indenture (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets); or (b) there is a Legal Defeasance or upon satisfaction and discharge of this Indenture; provided that such transaction is carried out pursuant to, and in accordance with, the applicable provisions hereunder. Section 403. Release of the Restricted Subsidiary Guarantees. Any Subsidiary Guarantor shall be released and relieved of its obligations under its Restricted Subsidiary Guarantee in the event that: (a) there is a sale or other disposition of such Subsidiary Guarantor in accordance with the provisions hereunder (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets), following which such Subsidiary Guarantor is no longer a direct or indirect Subsidiary of the Company; (b) such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with the definition of Unrestricted Subsidiary ; (c) there is a Legal Defeasance or Covenant Defeasance or upon satisfaction and discharge of this Indenture; or 56

(d) the Indebtedness, the incurrence of which gave rise to such Subsidiary Guarantor's obligation to provide such Restricted Subsidiary Guarantee, has been repaid in full; provided that such transaction is carried out pursuant to, and in accordance with, the applicable provisions of this Indenture. Section 404. Application of Trust Money. All money and obligations deposited with the Trustee pursuant to Section 401 or Article Thirteen and all money received by the Trustee in respect of such obligations shall be held in trust and applied by it, in accordance with the provisions of the Securities in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and obligations have been deposited with or received by the Trustee. ARTICLE FIVE REMEDIES Section 501. Penalty Interest for Failure to Comply with any Maintenance Covenant. Notwithstanding the remedies available for any Event of Default set forth under Section 503, upon a failure by either (1) the Notes Guarantor to comply with the provisions set forth under any of Sections 1007, 1008 or 1009, or (2) the Company to comply with the provisions set forth under Section 1010 (each, a “Maintenance Covenant Breach”), the Notes shall accrue penalty interest on the outstanding principal at 2.00% per annum in excess of the 9.250% per annum rate of interest on the Notes (“Penalty Interest”). Upon receipt by the Trustee of an Officers’ Certificate specifying the occurrence and circumstances of an Event of Default due to a Maintenance Covenant Breach, the Trustee shall begin to calculate the Penalty Interest for such Maintenance Covenant Breach, which shall accrue from the first day following the end of the measurement period in which such Maintenance Covenant Breach occurred (from January 1 for measurement as of December 31 or from July 1 for measurement as of June 30). Any such Officers’ Certificate specifying the occurrence or continuing existence of a Maintenance Covenant Breach shall also contain a specific instruction to the Trustee that the Trustee must notify the Depositary that accrued and unpaid Penalty Interest will be payable on the next Interest Payment Date and subsequent Interest Payment Dates until the Maintenance Covenant Breach is no longer outstanding. For purposes of this Section 501, such Maintenance Covenant Breach will no longer be outstanding once the Trustee has received an Officers’ Certificate in accordance with Section 1023(d) specifying that the Notes Guarantor or the Company, as applicable, is in compliance with the provisions set forth under Section 1007, Section 1008, Section 1009 and Section 1010 for the relevant measurement period. Once such Maintenance Covenant Breach is no longer outstanding, Penalty Interest shall be calculated by the Trustee as having ceased to accrue following the last day of the most recent fiscal quarter for which financial statements have been provided to the Trustee in accordance with Section 1023(a). 57 (d) the Indebtedness, the incurrence of which gave rise to such Subsidiary Guarantor's obligation to provide such Restricted Subsidiary Guarantee, has been repaid in full; provided that such transaction is carried out pursuant to, and in accordance with, the applicable provisions of this Indenture. Section 404. Application of Trust Money. All money and obligations deposited with the Trustee pursuant to Section 401 or Article Thirteen and all money received by the Trustee in respect of such obligations shall be held in trust and applied by it, in accordance with the provisions of the Securities in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and obligations have been deposited with or received by the Trustee. ARTICLE FIVE REMEDIES Section 501. Penalty Interest for Failure to Comply with any Maintenance Covenant. Notwithstanding the remedies available for any Event of Default set forth under Section 503, upon a failure by either (1) the Notes Guarantor to comply with the provisions set forth under any of Sections 1007, 1008 or 1009, or (2) the Company to comply with the provisions set forth under Section 1010 (each, a “Maintenance Covenant Breach”), the Notes shall accrue penalty interest on the outstanding principal at 2.00% per annum in excess of the 9.250% per annum rate of interest on the Notes (“Penalty Interest”). Upon receipt by the Trustee of an Officers’ Certificate specifying the occurrence and circumstances of an Event of Default due to a Maintenance Covenant Breach, the Trustee shall begin to calculate the Penalty Interest for such Maintenance Covenant Breach, which shall accrue from the first day following the end of the measurement period in which such Maintenance Covenant Breach occurred (from January 1 for measurement as of December 31 or from July 1 for measurement as of June 30). Any such Officers’ Certificate specifying the occurrence or continuing existence of a Maintenance Covenant Breach shall also contain a specific instruction to the Trustee that the Trustee must notify the Depositary that accrued and unpaid Penalty Interest will be payable on the next Interest Payment Date and subsequent Interest Payment Dates until the Maintenance Covenant Breach is no longer outstanding. For purposes of this Section 501, such Maintenance Covenant Breach will no longer be outstanding once the Trustee has received an Officers’ Certificate in accordance with Section 1023(d) specifying that the Notes Guarantor or the Company, as applicable, is in compliance with the provisions set forth under Section 1007, Section 1008, Section 1009 and Section 1010 for the relevant measurement period. Once such Maintenance Covenant Breach is no longer outstanding, Penalty Interest shall be calculated by the Trustee as having ceased to accrue following the last day of the most recent fiscal quarter for which financial statements have been provided to the Trustee in accordance with Section 1023(a). 57

The Company will pay any accrued and unpaid Penalty Interest on the same date that the Company makes its semi-annual interest payments on the Notes to each Person in whose name a Note is registered as the close of business on the preceding Record Date. For the avoidance of doubt, the maximum amount of Penalty Interest that may accrue under this Section 501 is 2.00% per annum for one or more Maintenance Covenant Breaches, and any such Penalty Interest under this Section 501 shall be in addition to any other Penalty Interest that may accrue as set forth in Section 502. Section 502. Penalty Interest for Failure to Implement Bank Debt Refinancing. In the event the Bank Debt Financing is not implemented in accordance with its terms and with effect by February 15, 2018, (i) the Company shall deliver to the Trustee an Officers’ Certificate specifying the failure to implement the Bank Debt Financing and (ii) the Notes shall accrue Penalty Interest on the outstanding principal at 2.00% per annum in excess of the 9.250% per annum rate of interest on the Notes. Any such Officers’ Certificate specifying the initial or continuing failure to implement the Bank Debt Financing shall also contain a specific instruction to the Trustee that the Trustee must notify the Depositary that accrued and unpaid Penalty Interest will be payable on the next Interest Payment Date and subsequent Interest Payment Dates until the Bank Debt Financing has been implemented and taken effect. Such Penalty Interest, if applicable, shall be calculated by the Trustee from February 15, 2018 and continue to accrue until the date on which the Bank Debt Financing is fully implemented in accordance with its terms. The Notes Guarantor or the Company, as the case may be, shall deliver to the Trustee an Officers’ Certificate confirming that the Bank Debt Financing has been implemented and taken effect, at which point the Trustee will calculate the final amount of Penalty Interest in connection with this Section 502. The Company will pay any accrued and unpaid Penalty Interest on the same date that the Company makes its semi-annual interest payments on the Notes to each Person in whose name a Note is registered as the close of business on the preceding Record Date. For the avoidance of doubt, any such Penalty Interest under this Section 502 shall be in addition to any other Penalty Interest that may accrue as set forth in Section 501. Section 503. Events of Default. “Event of Default”, wherever used herein, means with respect to any Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) a default for 30 days in payment of any interest or Additional Amounts on the Notes when the same becomes due and payable; or (2) a default in payment of principal of or premium, if any, on the Notes when the same becomes due and payable, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise; or (3) a failure by the Notes Guarantor to comply with the provisions set forth under any of Sections 1007, 1008 or 1009; or 58 The Company will pay any accrued and unpaid Penalty Interest on the same date that the Company makes its semi-annual interest payments on the Notes to each Person in whose name a Note is registered as the close of business on the preceding Record Date. For the avoidance of doubt, the maximum amount of Penalty Interest that may accrue under this Section 501 is 2.00% per annum for one or more Maintenance Covenant Breaches, and any such Penalty Interest under this Section 501 shall be in addition to any other Penalty Interest that may accrue as set forth in Section 502. Section 502. Penalty Interest for Failure to Implement Bank Debt Refinancing. In the event the Bank Debt Financing is not implemented in accordance with its terms and with effect by February 15, 2018, (i) the Company shall deliver to the Trustee an Officers’ Certificate specifying the failure to implement the Bank Debt Financing and (ii) the Notes shall accrue Penalty Interest on the outstanding principal at 2.00% per annum in excess of the 9.250% per annum rate of interest on the Notes. Any such Officers’ Certificate specifying the initial or continuing failure to implement the Bank Debt Financing shall also contain a specific instruction to the Trustee that the Trustee must notify the Depositary that accrued and unpaid Penalty Interest will be payable on the next Interest Payment Date and subsequent Interest Payment Dates until the Bank Debt Financing has been implemented and taken effect. Such Penalty Interest, if applicable, shall be calculated by the Trustee from February 15, 2018 and continue to accrue until the date on which the Bank Debt Financing is fully implemented in accordance with its terms. The Notes Guarantor or the Company, as the case may be, shall deliver to the Trustee an Officers’ Certificate confirming that the Bank Debt Financing has been implemented and taken effect, at which point the Trustee will calculate the final amount of Penalty Interest in connection with this Section 502. The Company will pay any accrued and unpaid Penalty Interest on the same date that the Company makes its semi-annual interest payments on the Notes to each Person in whose name a Note is registered as the close of business on the preceding Record Date. For the avoidance of doubt, any such Penalty Interest under this Section 502 shall be in addition to any other Penalty Interest that may accrue as set forth in Section 501. Section 503. Events of Default. “Event of Default”, wherever used herein, means with respect to any Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) a default for 30 days in payment of any interest or Additional Amounts on the Notes when the same becomes due and payable; or (2) a default in payment of principal of or premium, if any, on the Notes when the same becomes due and payable, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise; or (3) a failure by the Notes Guarantor to comply with the provisions set forth under any of Sections 1007, 1008 or 1009; or 58

(4) a failure by the Company or any Restricted Subsidiary to comply with the provisions under Article Eight; or (5) a failure by the Company or any of its Restricted Subsidiaries to comply with the provisions set forth under Section 1010, Section 1011, Section 1012, Section 1013, Section 1014, Section 1016 or Section 1019 and continuance of such non- compliance for a period of 45 consecutive days after written notice specifying such non- compliance is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes; or (6) a default in the performance, or breach, of any other covenant or obligation of the Company or any Restricted Subsidiary in this Indenture and continuance of such default or breach for a period of 60 consecutive days after written notice specifying such default or breach is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes; or (7) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after giving effect to any applicable grace period (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$30 million (or the equivalent in other currencies) or more; or (8) except as permitted hereof, the Notes Guarantee or any Restricted Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Notes Guarantor or any Subsidiary Guarantor, or any Person acting on behalf of the Notes Guarantor or any Subsidiary Guarantor, shall contest the enforceability thereof in a pleading in any court of competent jurisdiction or similar body; or (9) a decree or order by a court having jurisdiction has been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries and such decree or order continues undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or for the liquidation or dissolution of the Company or any of its Significant Subsidiaries, has been entered, and such decree or order continues undischarged and unstayed for a period of 60 days; provided that any Significant Subsidiary may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Company or another Significant Subsidiary of the Company; or 59 (4) a failure by the Company or any Restricted Subsidiary to comply with the provisions under Article Eight; or (5) a failure by the Company or any of its Restricted Subsidiaries to comply with the provisions set forth under Section 1010, Section 1011, Section 1012, Section 1013, Section 1014, Section 1016 or Section 1019 and continuance of such non- compliance for a period of 45 consecutive days after written notice specifying such non- compliance is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes; or (6) a default in the performance, or breach, of any other covenant or obligation of the Company or any Restricted Subsidiary in this Indenture and continuance of such default or breach for a period of 60 consecutive days after written notice specifying such default or breach is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes; or (7) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after giving effect to any applicable grace period (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$30 million (or the equivalent in other currencies) or more; or (8) except as permitted hereof, the Notes Guarantee or any Restricted Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Notes Guarantor or any Subsidiary Guarantor, or any Person acting on behalf of the Notes Guarantor or any Subsidiary Guarantor, shall contest the enforceability thereof in a pleading in any court of competent jurisdiction or similar body; or (9) a decree or order by a court having jurisdiction has been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries and such decree or order continues undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or for the liquidation or dissolution of the Company or any of its Significant Subsidiaries, has been entered, and such decree or order continues undischarged and unstayed for a period of 60 days; provided that any Significant Subsidiary may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Company or another Significant Subsidiary of the Company; or 59

(10) the Company or any of its Significant Subsidiaries institutes any proceeding to be adjudicated as voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization, or consents to the filing of any such petition, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or its property; or (11) a failure by the Company or any Significant Subsidiary of the Company or group of any Subsidiaries of the Company that, taken together (as of the latest audited financial statements for the Company), would constitute a Significant Subsidiary of the Company, to pay final, non-appealable, court judgments or arbitration decisions for the payment of money aggregating in excess of US$30 million (or the equivalent in other currencies) (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid (whether in full or in installments or as required pursuant to the conditions in accordance with terms of the judgment or decision), discharged or stayed for a period of 30 days after the date such judgment or decision becomes final and non-appealable or, if later, the date or dates specified therein for payment; or (12) (i) all or substantially all of the undertakings, assets and revenues of the Company or any Significant Subsidiary is condemned, seized or otherwise appropriated by the Person acting under the authority of any national, regional or local government or the Company or any Significant Subsidiary is prevented by any such Person from exercising normal control over all or substantially all of its undertakings, assets and revenues, and the continuation of such situation for a period of more than 30 days or (ii) the non-renewal, cancellation, revocation, intervention, suspension, early termination or transfer to a third party of any Concession, and the continuation of such situation for a period of more than 60 days. The Company shall deliver to the Trustee, as promptly as reasonably practicable and in no event more than 10 Business Days after an executive officer or director of the Company or the Notes Guarantor obtains actual knowledge of any Default or Event of Default, if such Default or Event of Default is continuing, written notice in the form of an Officers’ Certificate of such Default or Event of Default, its status and what action the Company or the Notes Guarantor, as applicable, is taking or proposes to take with respect thereto. In addition, the Company shall deliver to the Trustee an Officers’ Certificate as required by Section 1023(d). The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a Payment Default) unless a written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. Section 504. Acceleration of Maturity; Rescission and Annulment. If an Event of Default provided in clause (8) or (9) of Section 503 occurs and is continuing, then and in each and every such case, the unpaid principal amount of all the Notes then Outstanding and all accrued interest thereon shall, without any notice to the Company or any other act on the part of the Trustee or any Holder, become and be immediately due and payable, anything in this 60 (10) the Company or any of its Significant Subsidiaries institutes any proceeding to be adjudicated as voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization, or consents to the filing of any such petition, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or its property; or (11) a failure by the Company or any Significant Subsidiary of the Company or group of any Subsidiaries of the Company that, taken together (as of the latest audited financial statements for the Company), would constitute a Significant Subsidiary of the Company, to pay final, non-appealable, court judgments or arbitration decisions for the payment of money aggregating in excess of US$30 million (or the equivalent in other currencies) (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid (whether in full or in installments or as required pursuant to the conditions in accordance with terms of the judgment or decision), discharged or stayed for a period of 30 days after the date such judgment or decision becomes final and non-appealable or, if later, the date or dates specified therein for payment; or (12) (i) all or substantially all of the undertakings, assets and revenues of the Company or any Significant Subsidiary is condemned, seized or otherwise appropriated by the Person acting under the authority of any national, regional or local government or the Company or any Significant Subsidiary is prevented by any such Person from exercising normal control over all or substantially all of its undertakings, assets and revenues, and the continuation of such situation for a period of more than 30 days or (ii) the non-renewal, cancellation, revocation, intervention, suspension, early termination or transfer to a third party of any Concession, and the continuation of such situation for a period of more than 60 days. The Company shall deliver to the Trustee, as promptly as reasonably practicable and in no event more than 10 Business Days after an executive officer or director of the Company or the Notes Guarantor obtains actual knowledge of any Default or Event of Default, if such Default or Event of Default is continuing, written notice in the form of an Officers’ Certificate of such Default or Event of Default, its status and what action the Company or the Notes Guarantor, as applicable, is taking or proposes to take with respect thereto. In addition, the Company shall deliver to the Trustee an Officers’ Certificate as required by Section 1023(d). The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a Payment Default) unless a written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. Section 504. Acceleration of Maturity; Rescission and Annulment. If an Event of Default provided in clause (8) or (9) of Section 503 occurs and is continuing, then and in each and every such case, the unpaid principal amount of all the Notes then Outstanding and all accrued interest thereon shall, without any notice to the Company or any other act on the part of the Trustee or any Holder, become and be immediately due and payable, anything in this 60

Indenture or in the Notes contained to the contrary notwithstanding. If any other Event of Default set forth in Section 503 occurs and is continuing with respect to the Notes, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding hereunder may by written notice to the Company (and to the Trustee if given by the Holders) declare the principal amount of all the Notes then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. The right of the Holders to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. At any time after such a declaration of acceleration has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue installments of interest on the Notes, including Penalty Interest, if any, (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and (2) all Events of Default, other than the nonpayment of the principal and accrued interest of the Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 515. No such rescission shall affect any subsequent default or impair any right consequent thereon. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 502 has occurred and is continuing, the declaration of 61 Indenture or in the Notes contained to the contrary notwithstanding. If any other Event of Default set forth in Section 503 occurs and is continuing with respect to the Notes, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding hereunder may by written notice to the Company (and to the Trustee if given by the Holders) declare the principal amount of all the Notes then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. The right of the Holders to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. At any time after such a declaration of acceleration has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue installments of interest on the Notes, including Penalty Interest, if any, (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and (2) all Events of Default, other than the nonpayment of the principal and accrued interest of the Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 515. No such rescission shall affect any subsequent default or impair any right consequent thereon. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 502 has occurred and is continuing, the declaration of 61 acceleration of the Notes will be automatically annulled if the Default triggering such Event of Default pursuant to clause (6) of Section 502 is remedied or cured by the Company or a Restricted Subsidiary or waived by holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal of or premium, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Company shall provide the Trustee with written notice of any such annulment. Section 505. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if: (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable, including Penalty Interest, if any, or (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, or (c) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Notes, and any such default continues for any period of grace provided with respect to the Notes, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Note, the whole amount then due and payable on any such Note and interest, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal (and premium, if any) and upon overdue installments of interest, to the extent lawful, at 2.00% per annum (or, if lower, the maximum default rate permitted by the Central Bank from time to time) in excess of such rate; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607. If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated. If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by appropriate judicial proceedings in order to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Section 506. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, 62 acceleration of the Notes will be automatically annulled if the Default triggering such Event of Default pursuant to clause (6) of Section 502 is remedied or cured by the Company or a Restricted Subsidiary or waived by holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal of or premium, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Company shall provide the Trustee with written notice of any such annulment. Section 505. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if: (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable, including Penalty Interest, if any, or (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, or (c) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Notes, and any such default continues for any period of grace provided with respect to the Notes, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Note, the whole amount then due and payable on any such Note and interest, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal (and premium, if any) and upon overdue installments of interest, to the extent lawful, at 2.00% per annum (or, if lower, the maximum default rate permitted by the Central Bank from time to time) in excess of such rate; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607. If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated. If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by appropriate judicial proceedings in order to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Section 506. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, 62 composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise, (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607) and of the Holders allowed in such judicial proceeding; and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official under any applicable bankruptcy law) in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 507. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered. Section 508. Application of Money Collected. Any money collected by the Trustee with respect to any Notes pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: 63 composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise, (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607) and of the Holders allowed in such judicial proceeding; and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official under any applicable bankruptcy law) in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 507. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered. Section 508. Application of Money Collected. Any money collected by the Trustee with respect to any Notes pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: 63

FIRST: To the payment of all amounts due the Trustee (including any predecessor trustee) under Section 607. SECOND: To the payment of the amounts then due and unpaid upon the Notes of principal (and premium, if any) and interest (including Penalty Interest, if any), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively. THIRD: To the Company, or to the extent the Trustee has collected any amount pursuant to Article Twelve from the Notes Guarantor, to the Notes Guarantor. Section 509. Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders. Such limitations, however, shall not apply to the rights of the Holder of any Notes Outstanding, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on such Notes and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder. Section 510. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest (including Penalty Interest, if any) on 64 FIRST: To the payment of all amounts due the Trustee (including any predecessor trustee) under Section 607. SECOND: To the payment of the amounts then due and unpaid upon the Notes of principal (and premium, if any) and interest (including Penalty Interest, if any), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively. THIRD: To the Company, or to the extent the Trustee has collected any amount pursuant to Article Twelve from the Notes Guarantor, to the Notes Guarantor. Section 509. Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders. Such limitations, however, shall not apply to the rights of the Holder of any Notes Outstanding, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on such Notes and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder. Section 510. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest (including Penalty Interest, if any) on 64 such Note on the respective due date expressed in such Note (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Section 511. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Notes Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted. Section 512. Rights and Remedies Cumulative. Except as otherwise provided in the last clause of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 513. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. Section 514. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities; provided that (a) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed conflicts with any law or the provisions of this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that such action would be prejudicial to the Holders not taking part in such direction; (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and (c) the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense it may incur. 65 such Note on the respective due date expressed in such Note (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Section 511. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Notes Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted. Section 512. Rights and Remedies Cumulative. Except as otherwise provided in the last clause of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 513. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. Section 514. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities; provided that (a) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed conflicts with any law or the provisions of this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that such action would be prejudicial to the Holders not taking part in such direction; (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and (c) the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense it may incur. 65

Section 515. Waiver of Past Defaults. Subject to Section 504, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders waive an existing Event of Default hereunder and its consequences, except: (a) a payment default specified in Section 503(1) and Section 503(2), or a default in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities, or (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Section 516. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective due date expressed in such Note (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date). Section 517. Waiver of Stay or Extension Laws. Each of the Company and the Notes Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Notes Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted. 66 Section 515. Waiver of Past Defaults. Subject to Section 504, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders waive an existing Event of Default hereunder and its consequences, except: (a) a payment default specified in Section 503(1) and Section 503(2), or a default in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities, or (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Section 516. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective due date expressed in such Note (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date). Section 517. Waiver of Stay or Extension Laws. Each of the Company and the Notes Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Notes Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted. 66

ARTICLE SIX THE TRUSTEE Section 601. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to any Securities: (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof. (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (1) this subsection shall not be construed to limit the effect of subsections (a) or (d) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities. (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. 67 ARTICLE SIX THE TRUSTEE Section 601. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to any Securities: (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof. (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (1) this subsection shall not be construed to limit the effect of subsections (a) or (d) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities. (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. 67

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. Section 602. Notice of Defaults. Within 90 days after a Responsible Officer of the Trustee receives written notice of any Default hereunder with respect to the Securities at the Corporate Trust Office of the Trustee, the Trustee shall transmit to all Holders, in accordance with Section 106, notice of such default hereunder, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, including Penalty Interest, if any, or Additional Amounts on any Security or in the payment of any sinking or purchase fund installment or analogous obligation with respect to the Securities, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and provided further that in the case of any Default of the character specified in Section 503(4) with respect to the Securities no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The Trustee shall not be deemed to have knowledge of any Default or Event of Default (other than payment default specified in Section 503(1) and Section 503(4)) unless a Responsible Officer of the Trustee shall have received written notice of such event, referencing the Securities and this Indenture, at the Corporate Trust Office of the Trustee, and the receipt and/or delivery of reports and other information under this Indenture by the Trustee shall not constitute notice or actual or constructive knowledge of any Default or Event of Default contained therein. Section 603. Certain Rights of Trustee. Subject to Section 601: (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Any request or direction of the Notes Guarantor mentioned herein shall be sufficiently evidenced by a written request or direction signed on behalf of the Notes Guarantor by its chief executive officer together with another of its executive officers or by its attorney in fact in accordance with its bylaws; (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate; (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect 68 (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. Section 602. Notice of Defaults. Within 90 days after a Responsible Officer of the Trustee receives written notice of any Default hereunder with respect to the Securities at the Corporate Trust Office of the Trustee, the Trustee shall transmit to all Holders, in accordance with Section 106, notice of such default hereunder, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, including Penalty Interest, if any, or Additional Amounts on any Security or in the payment of any sinking or purchase fund installment or analogous obligation with respect to the Securities, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and provided further that in the case of any Default of the character specified in Section 503(4) with respect to the Securities no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The Trustee shall not be deemed to have knowledge of any Default or Event of Default (other than payment default specified in Section 503(1) and Section 503(4)) unless a Responsible Officer of the Trustee shall have received written notice of such event, referencing the Securities and this Indenture, at the Corporate Trust Office of the Trustee, and the receipt and/or delivery of reports and other information under this Indenture by the Trustee shall not constitute notice or actual or constructive knowledge of any Default or Event of Default contained therein. Section 603. Certain Rights of Trustee. Subject to Section 601: (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Any request or direction of the Notes Guarantor mentioned herein shall be sufficiently evidenced by a written request or direction signed on behalf of the Notes Guarantor by its chief executive officer together with another of its executive officers or by its attorney in fact in accordance with its bylaws; (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate; (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect 68 of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of or for the supervision of any agent or attorney appointed with due care by it hereunder; (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; (i) the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture; (j) no permissive power or authority available to the Trustee shall be construed as a duty; (k) in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; (l) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; (m) the Trustee may request that the Company or the Notes Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; 69 of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of or for the supervision of any agent or attorney appointed with due care by it hereunder; (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; (i) the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture; (j) no permissive power or authority available to the Trustee shall be construed as a duty; (k) in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; (l) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; (m) the Trustee may request that the Company or the Notes Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; 69

(n) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, third-party computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world; nuclear or natural catastrophes; political unrest; explosion; severe weather or accident; terrorism; strikes or work stoppages for any reason; embargo; government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture; the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances; (o) the Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Indenture, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document related hereto, or (iii) the satisfaction of any condition set forth in this Indenture; and (p) the Trustee shall not be liable for failing to comply with its obligations under this Indenture in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required. Section 604. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein, in the Securities, in any documents issued in connection with the sale of Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Notes Guarantor (as applicable), and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee or any Authenticating Agent makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company or the Notes Guarantor of Securities or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture. Section 605. May Hold Securities. The Trustee, any Paying Agent, the Registrar, the transfer agent or any other agent of the Company or the Notes Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and may deal with the Company and the Notes Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Registrar, the transfer agent or such other agent. 70 (n) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, third-party computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world; nuclear or natural catastrophes; political unrest; explosion; severe weather or accident; terrorism; strikes or work stoppages for any reason; embargo; government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture; the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances; (o) the Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Indenture, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document related hereto, or (iii) the satisfaction of any condition set forth in this Indenture; and (p) the Trustee shall not be liable for failing to comply with its obligations under this Indenture in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required. Section 604. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein, in the Securities, in any documents issued in connection with the sale of Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Notes Guarantor (as applicable), and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee or any Authenticating Agent makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company or the Notes Guarantor of Securities or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture. Section 605. May Hold Securities. The Trustee, any Paying Agent, the Registrar, the transfer agent or any other agent of the Company or the Notes Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and may deal with the Company and the Notes Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Registrar, the transfer agent or such other agent. 70

Section 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as otherwise agreed with the Company in writing. Section 607. Compensation and Reimbursement. The Company and the Notes Guarantor, jointly and severally, agree: (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and documented expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable and documented compensation and the expenses and disbursements of its agents, counsel, accountants and experts), except any such expense or disbursement as may be attributable to its own negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction no longer subject to appeal or review); and (c) to indemnify each of the Trustee or any predecessor Trustee and their respective directors, officers, agents, and employees (each, an “Indemnified Party”) for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with this Indenture, the performance of its duties hereunder, and the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers, duties or rights hereunder, or in connection with enforcing the provisions of this Section; provided, however, that the Company nor the Notes Guarantor need not indemnify against any loss, liability or expense incurred by an Indemnified Party as a result of its own negligence or willful misconduct, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. As security for the performance of the obligations of the Company and the Notes Guarantor under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities. The Trustee’s right to receive payment under this Section shall not be subordinated to any other liability or indebtedness of the Company, except as otherwise required by law. The obligations of the Company set forth in this Section shall survive the payment in full of all amounts due and owing hereunder and under the Securities, the termination for any reason of this Indenture, the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after the occurrence of an Event of Default under Section 503(7) or Section 503(8), the expenses 71 Section 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as otherwise agreed with the Company in writing. Section 607. Compensation and Reimbursement. The Company and the Notes Guarantor, jointly and severally, agree: (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and documented expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable and documented compensation and the expenses and disbursements of its agents, counsel, accountants and experts), except any such expense or disbursement as may be attributable to its own negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction no longer subject to appeal or review); and (c) to indemnify each of the Trustee or any predecessor Trustee and their respective directors, officers, agents, and employees (each, an “Indemnified Party”) for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with this Indenture, the performance of its duties hereunder, and the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers, duties or rights hereunder, or in connection with enforcing the provisions of this Section; provided, however, that the Company nor the Notes Guarantor need not indemnify against any loss, liability or expense incurred by an Indemnified Party as a result of its own negligence or willful misconduct, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. As security for the performance of the obligations of the Company and the Notes Guarantor under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities. The Trustee’s right to receive payment under this Section shall not be subordinated to any other liability or indebtedness of the Company, except as otherwise required by law. The obligations of the Company set forth in this Section shall survive the payment in full of all amounts due and owing hereunder and under the Securities, the termination for any reason of this Indenture, the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after the occurrence of an Event of Default under Section 503(7) or Section 503(8), the expenses 71 and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section or Section 508. “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. Section 608. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect the Securities, which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000, and subject to supervision or examination by U.S. Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to any Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Section 609. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610. (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company. (c) The Trustee may be removed at any time upon not less than 30 days’ prior written notice by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. (d) If at any time: (1) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any such Holder, or (2) the Trustee shall become incapable of acting with respect to the Securities, or (3) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take 72 and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section or Section 508. “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. Section 608. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect the Securities, which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$50,000,000, and subject to supervision or examination by U.S. Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to any Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Section 609. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610. (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company. (c) The Trustee may be removed at any time upon not less than 30 days’ prior written notice by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. (d) If at any time: (1) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any such Holder, or (2) the Trustee shall become incapable of acting with respect to the Securities, or (3) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take 72 charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, with respect to the Securities, or (ii) subject to Section 516, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, the Trustee, at the expense of the Company or any Holder who has been a bona fide Holder of a Security for at least six months may on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities to the Holders of Securities, in accordance with Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. Section 610. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee and the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. In case of the appointment hereunder of a successor Trustee with respect to the Securities, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts 73 charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, with respect to the Securities, or (ii) subject to Section 516, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, the Trustee, at the expense of the Company or any Holder who has been a bona fide Holder of a Security for at least six months may on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities to the Holders of Securities, in accordance with Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. Section 610. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee and the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. In case of the appointment hereunder of a successor Trustee with respect to the Securities, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts 73 and duties of the predecessor Trustee with respect to the Securities as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. No successor Trustee with respect to any Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article. Section 611. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. Section 612. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee, with the approval of the Company (not to be unreasonably withheld or delayed), may appoint an Authenticating Agent or Authenticating Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 307, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by U.S. federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. 74 and duties of the predecessor Trustee with respect to the Securities as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. No successor Trustee with respect to any Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article. Section 611. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. Section 612. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee, with the approval of the Company (not to be unreasonably withheld or delayed), may appoint an Authenticating Agent or Authenticating Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 307, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by U.S. federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. 74

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent. An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities with respect to which such Authenticating Agent will serve, in accordance with Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section. The Company and the Notes Guarantor agree to pay to each Authenticating Agent reasonable compensation for its services under this Section. If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form: This is one of the Notes referred to in the within-mentioned Indenture. THE BANK OF NEW YORK MELLON, AS TRUSTEE [Name of Authenticating Agent], As Authenticating Agent By: Authorized Signatory Section 613. Appointment of Luxembourg Paying, Transfer and Listing Agent. The Company initially appoints The Bank of New York Mellon SA/NV, Luxembourg Branch as the Luxembourg Paying Agent, the Luxembourg Transfer Agent and the Luxembourg Listing Agent (and The Bank of New York Mellon SA/NV, Luxembourg Branch hereby accepts such appointment), until such time as another Person is appointed as such. The Company and the Notes Guarantor agree to pay to each such agent from time to time reasonable compensation for its services under this Section. 75 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent. An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities with respect to which such Authenticating Agent will serve, in accordance with Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section. The Company and the Notes Guarantor agree to pay to each Authenticating Agent reasonable compensation for its services under this Section. If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form: This is one of the Notes referred to in the within-mentioned Indenture. THE BANK OF NEW YORK MELLON, AS TRUSTEE [Name of Authenticating Agent], As Authenticating Agent By: Authorized Signatory Section 613. Appointment of Luxembourg Paying, Transfer and Listing Agent. The Company initially appoints The Bank of New York Mellon SA/NV, Luxembourg Branch as the Luxembourg Paying Agent, the Luxembourg Transfer Agent and the Luxembourg Listing Agent (and The Bank of New York Mellon SA/NV, Luxembourg Branch hereby accepts such appointment), until such time as another Person is appointed as such. The Company and the Notes Guarantor agree to pay to each such agent from time to time reasonable compensation for its services under this Section. 75

ARTICLE SEVEN HOLDERS’ LISTS AND COMPANY INFORMATION Section 701. Company to Furnish Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee: (a) semi-annually, not more than 15 days after each Record Date, in each year in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders as of such date, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Registrar. Section 702. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished. (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act. (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable solely by reason of any disclosure of information as to names of Holders made pursuant to the Trust Indenture Act. Section 703. Company to Furnish Information. (a) The Company shall furnish, upon request, to any Holder, any owner of a beneficial interest in any Note or any prospective purchaser designated by a Holder (i) any information required to be delivered to shareholders under Brazilian law and regulation and (ii) if, at any time during which Notes are Outstanding and are “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, the Company is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants 76 ARTICLE SEVEN HOLDERS’ LISTS AND COMPANY INFORMATION Section 701. Company to Furnish Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee: (a) semi-annually, not more than 15 days after each Record Date, in each year in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders as of such date, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Registrar. Section 702. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished. (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act. (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable solely by reason of any disclosure of information as to names of Holders made pursuant to the Trust Indenture Act. Section 703. Company to Furnish Information. (a) The Company shall furnish, upon request, to any Holder, any owner of a beneficial interest in any Note or any prospective purchaser designated by a Holder (i) any information required to be delivered to shareholders under Brazilian law and regulation and (ii) if, at any time during which Notes are Outstanding and are “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, the Company is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants 76 contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate). (b) For so long as any of the Notes are Outstanding, the Company shall make the information specified in clause (a) above available at the offices of each paying agent. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of that exchange so require, the Company shall also make such information available in Luxembourg through the offices of the Luxembourg Paying Agent. ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE Section 801. Company May Consolidate, etc., only on Certain Terms. (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to, any Person, unless: (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the Company’s assets, as the case may be, is a Person (the “Successor Company”) organized and existing under the laws of Brazil or the United States of America (including any State thereof or the District of Columbia), and the Successor Company (if not the Company, as applicable) expressly assumes, by a supplemental indenture to this Indenture, executed and delivered to the Trustee, all of the Company’s obligations under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, either (i) the Successor Company would be able to Incur at least US$1.00 of Indebtedness pursuant to Section 1012(a) or (ii) the Covenant Net Debt to Covenant EBITDA Ratio of the Successor Company would be no greater than the Covenant Net Debt to Covenant EBITDA Ratio of the Company immediately prior to such transaction; (iv) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (i) above shall apply) shall have by supplemental indenture confirmed that its Restricted Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes; (v) the Notes Guarantor shall have by supplemental indenture confirmed that its Notes Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes; (vi) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, 77 contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate). (b) For so long as any of the Notes are Outstanding, the Company shall make the information specified in clause (a) above available at the offices of each paying agent. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of that exchange so require, the Company shall also make such information available in Luxembourg through the offices of the Luxembourg Paying Agent. ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE Section 801. Company May Consolidate, etc., only on Certain Terms. (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to, any Person, unless: (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the Company’s assets, as the case may be, is a Person (the “Successor Company”) organized and existing under the laws of Brazil or the United States of America (including any State thereof or the District of Columbia), and the Successor Company (if not the Company, as applicable) expressly assumes, by a supplemental indenture to this Indenture, executed and delivered to the Trustee, all of the Company’s obligations under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, either (i) the Successor Company would be able to Incur at least US$1.00 of Indebtedness pursuant to Section 1012(a) or (ii) the Covenant Net Debt to Covenant EBITDA Ratio of the Successor Company would be no greater than the Covenant Net Debt to Covenant EBITDA Ratio of the Company immediately prior to such transaction; (iv) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (i) above shall apply) shall have by supplemental indenture confirmed that its Restricted Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes; (v) the Notes Guarantor shall have by supplemental indenture confirmed that its Notes Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes; (vi) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, 77 transfer or lease and such supplemental indenture, if any, comply with this Indenture; the Trustee will accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in this covenant, in which event it will be conclusive and binding on the Holders; and (vii) the Company shall have delivered to the Trustee a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Company to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; provided, that clauses (ii) and (iii) do not apply to the consolidation or merger of the Company with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Company. (b) The Company shall publish a notice of any consolidation, merger, amalgamation, combination, conveyance or transfer provided in clause (a) above in accordance with the provisions of this Indenture if and as long as the Securities are listed and quoted on the Official List of the Luxembourg Stock Exchange, and, to the extent that the rules of the Luxembourg Stock Exchange so require, shall notify such exchange of any such merger, consolidation, amalgamation or other combination or sale. Section 802. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and thereafter the predecessor company shall be relieved of all obligations and covenants under this Indenture. Section 803. Subsidiary Guarantors May Consolidate, etc., only on Certain Terms. The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than the Company or any Restricted Subsidiary) unless: (a) (i) the resulting, surviving or transferee Person (if not the Company or such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of Brazil or the United States, any State thereof or the District of Columbia and (ii) such Person shall expressly assume, by a Guarantee agreement substantially similar in all respects to the Restricted Subsidiary Guarantee to which such Subsidiary Guarantor was a party and in a form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor, if any, under such Restricted Subsidiary Guarantee; provided that the foregoing shall not apply in the case of a Subsidiary Guarantor that (A) has been disposed of in its entirety to another Person (other than to the Company or any Restricted Subsidiary), whether through a merger, consolidation or sale of Capital Stock or assets or (B) as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Restricted Subsidiary, in both cases, if in connection therewith the Company provides an 78 transfer or lease and such supplemental indenture, if any, comply with this Indenture; the Trustee will accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in this covenant, in which event it will be conclusive and binding on the Holders; and (vii) the Company shall have delivered to the Trustee a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Company to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; provided, that clauses (ii) and (iii) do not apply to the consolidation or merger of the Company with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Company. (b) The Company shall publish a notice of any consolidation, merger, amalgamation, combination, conveyance or transfer provided in clause (a) above in accordance with the provisions of this Indenture if and as long as the Securities are listed and quoted on the Official List of the Luxembourg Stock Exchange, and, to the extent that the rules of the Luxembourg Stock Exchange so require, shall notify such exchange of any such merger, consolidation, amalgamation or other combination or sale. Section 802. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and thereafter the predecessor company shall be relieved of all obligations and covenants under this Indenture. Section 803. Subsidiary Guarantors May Consolidate, etc., only on Certain Terms. The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than the Company or any Restricted Subsidiary) unless: (a) (i) the resulting, surviving or transferee Person (if not the Company or such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of Brazil or the United States, any State thereof or the District of Columbia and (ii) such Person shall expressly assume, by a Guarantee agreement substantially similar in all respects to the Restricted Subsidiary Guarantee to which such Subsidiary Guarantor was a party and in a form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor, if any, under such Restricted Subsidiary Guarantee; provided that the foregoing shall not apply in the case of a Subsidiary Guarantor that (A) has been disposed of in its entirety to another Person (other than to the Company or any Restricted Subsidiary), whether through a merger, consolidation or sale of Capital Stock or assets or (B) as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Restricted Subsidiary, in both cases, if in connection therewith the Company provides an 78

Officers’ Certificate to the Trustee to the effect that the Company shall comply with its obligations under Section 1014 and Section 1018 in respect of such disposition); (b) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guarantee agreement, if any, complies with this Indenture. ARTICLE NINE SUPPLEMENTAL INDENTURES Section 901. Supplemental Indentures Without Consent of Holders. Without the consent of the Holders, the Company, when authorized by a Board Resolution, the Notes Guarantor, when authorized by a Board Resolution, and the Trustee (upon Company Order), at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes: (1) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder; or (2) to evidence the Company’s merger and to provide for the assumption by a successor Person of the obligations of the Company under this Indenture; or (3) to cure any ambiguity, defect or inconsistency contained herein; or (4) to secure the Notes; or (5) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company; or (6) to make any change that does not materially and adversely affect the rights of any Holder; or (7) to make certain changes to provide for the issuance of Additional Notes in accordance with this Indenture; or (8) to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum. No supplemental indenture for the purposes identified in clauses (1), (3), (5), (6) or (7) above may be entered into, if to do so would adversely affect the interest of the Holders of Securities. 79 Officers’ Certificate to the Trustee to the effect that the Company shall comply with its obligations under Section 1014 and Section 1018 in respect of such disposition); (b) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guarantee agreement, if any, complies with this Indenture. ARTICLE NINE SUPPLEMENTAL INDENTURES Section 901. Supplemental Indentures Without Consent of Holders. Without the consent of the Holders, the Company, when authorized by a Board Resolution, the Notes Guarantor, when authorized by a Board Resolution, and the Trustee (upon Company Order), at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes: (1) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder; or (2) to evidence the Company’s merger and to provide for the assumption by a successor Person of the obligations of the Company under this Indenture; or (3) to cure any ambiguity, defect or inconsistency contained herein; or (4) to secure the Notes; or (5) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company; or (6) to make any change that does not materially and adversely affect the rights of any Holder; or (7) to make certain changes to provide for the issuance of Additional Notes in accordance with this Indenture; or (8) to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum. No supplemental indenture for the purposes identified in clauses (1), (3), (5), (6) or (7) above may be entered into, if to do so would adversely affect the interest of the Holders of Securities. 79

Section 902. Supplemental Indentures with Consent of Holders. Modification and amendments to this Indenture, to any supplemental indenture, to the terms and conditions of the Notes or of the Notes Guarantee or to the rights of the Holders may be made, with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Securities) of the Holders of at least a majority in aggregate principal amount of Outstanding Notes; or by the adoption of resolutions at a meeting of Holders by the Holders of at least a majority of the Outstanding Notes; provided that, no such modification or amendment may, without the consent or the affirmative vote of each Holder so affected: (1) reduce the principal amount of any Note or the rate of interest thereon (including Additional Amounts) or any premium payable upon the redemption thereof; change the date upon which the principal of or the interest on any Note is due and payable or extend the time for any payment thereof; or change any Place of Payment or the currency in which any Note or any premium or the interest thereon is payable; or impair the right to institute suit for the enforcement of any such payment; or (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or (3) expressly subordinate the Notes, the Notes Guarantee or any Subsidiary Guarantee in contractual right of payment to any other Indebtedness of the Company, the Notes Guarantor or any Restricted Subsidiary, as the case may be; or (4) modify this Indenture, the Notes, the Notes Guarantee or any Subsidiary Guarantee in any manner materially adverse to the Holders; or (5) modify any of the provisions of this Section or Section 515, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Section 903. Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee may request and shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, in addition to the documents required by Section 102, an Opinion of Counsel and Officers’ Certificates from the Company and the Notes Guarantor each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise. 80 Section 902. Supplemental Indentures with Consent of Holders. Modification and amendments to this Indenture, to any supplemental indenture, to the terms and conditions of the Notes or of the Notes Guarantee or to the rights of the Holders may be made, with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Securities) of the Holders of at least a majority in aggregate principal amount of Outstanding Notes; or by the adoption of resolutions at a meeting of Holders by the Holders of at least a majority of the Outstanding Notes; provided that, no such modification or amendment may, without the consent or the affirmative vote of each Holder so affected: (1) reduce the principal amount of any Note or the rate of interest thereon (including Additional Amounts) or any premium payable upon the redemption thereof; change the date upon which the principal of or the interest on any Note is due and payable or extend the time for any payment thereof; or change any Place of Payment or the currency in which any Note or any premium or the interest thereon is payable; or impair the right to institute suit for the enforcement of any such payment; or (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or (3) expressly subordinate the Notes, the Notes Guarantee or any Subsidiary Guarantee in contractual right of payment to any other Indebtedness of the Company, the Notes Guarantor or any Restricted Subsidiary, as the case may be; or (4) modify this Indenture, the Notes, the Notes Guarantee or any Subsidiary Guarantee in any manner materially adverse to the Holders; or (5) modify any of the provisions of this Section or Section 515, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Section 903. Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee may request and shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, in addition to the documents required by Section 102, an Opinion of Counsel and Officers’ Certificates from the Company and the Notes Guarantor each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise. 80

Section 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein. Section 905. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and such Notes may be delivered by the Trustee in exchange for Outstanding Notes. Section 906. Notice of Supplemental Indentures. After any supplemental indenture under this Article becomes effective, the Company shall give to the Holders a notice briefly describing such supplemental indenture; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental indenture. Section 907. Notice to Luxembourg Stock Exchange. So long as any Notes of a series are listed on the Luxembourg Stock Exchange, the Company shall give notice to the Luxembourg Stock Exchange of any supplemental indenture or waiver of any covenant in regards such series effected pursuant to this Article Nine. ARTICLE TEN COVENANTS Section 1001. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with their terms and this Indenture. By 12:00 noon (New York time), at least one Business Day prior to any Interest Payment Date or Maturity, as applicable, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the principal of (and premium, if any) and interest on the Notes which is payable on such Interest Payment Date or Maturity, as applicable. Section 1002. Maintenance of Office or Agency. The Company shall maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust Office of the Trustee, and 81 Section 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein. Section 905. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and such Notes may be delivered by the Trustee in exchange for Outstanding Notes. Section 906. Notice of Supplemental Indentures. After any supplemental indenture under this Article becomes effective, the Company shall give to the Holders a notice briefly describing such supplemental indenture; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental indenture. Section 907. Notice to Luxembourg Stock Exchange. So long as any Notes of a series are listed on the Luxembourg Stock Exchange, the Company shall give notice to the Luxembourg Stock Exchange of any supplemental indenture or waiver of any covenant in regards such series effected pursuant to this Article Nine. ARTICLE TEN COVENANTS Section 1001. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with their terms and this Indenture. By 12:00 noon (New York time), at least one Business Day prior to any Interest Payment Date or Maturity, as applicable, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the principal of (and premium, if any) and interest on the Notes which is payable on such Interest Payment Date or Maturity, as applicable. Section 1002. Maintenance of Office or Agency. The Company shall maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust Office of the Trustee, and 81 the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands provided that the Trustee shall not serve as an agent or office for the purpose of service of process on behalf of the Company. Section 1003. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or prior to the Business Day prior to each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure to so act. Whenever the Company shall have one or more Paying Agents, it will, at least one Business Day prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of its action or failure to so act. The Company shall cause the bank through which payment of funds to the Paying Agent will be made to deliver to the Paying Agent by 10:00 a.m. (New York City Time) two Business Days prior to the due date for such payment irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment. The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest on the Notes; and (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Notes or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of the Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Notes, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent 82 the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands provided that the Trustee shall not serve as an agent or office for the purpose of service of process on behalf of the Company. Section 1003. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or prior to the Business Day prior to each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure to so act. Whenever the Company shall have one or more Paying Agents, it will, at least one Business Day prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of its action or failure to so act. The Company shall cause the bank through which payment of funds to the Paying Agent will be made to deliver to the Paying Agent by 10:00 a.m. (New York City Time) two Business Days prior to the due date for such payment irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment. The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest on the Notes; and (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent. The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Notes or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of the Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Notes, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent 82 to the Trustee, such Paying Agent shall be released from all further liability with respect to such money. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Notes Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company give to the Holders as to which the money to be repaid was held in trust, a notice in accordance with Section 106 that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first given to the Holders as to which the money to be repaid was held in trust, any unclaimed balance of such moneys then remaining will be paid to the Company free of the trust formerly impressed upon it. The Company initially authorizes the Trustee to act as Paying Agent for the Notes on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any Notes issued under this Indenture. The parties hereto agree that if any payments of interest or principal under the Notes become subject to U.S. withholding tax pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, the Company shall provide notice of such event to the Trustee, and the parties hereto shall use their commercially reasonable efforts to cooperate in good faith and to share such relevant and applicable information or make such amendments or modifications to this Indenture as are necessary to permit the parties to fulfill their withholding and reporting obligations thereunder. Section 1004. Corporate Existence. Subject to Article Eight, the Company and the Notes Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, and shall use their best efforts to do or cause to be done all things necessary to preserve and keep in full force and effect their rights (charter and statutory) and franchises and such rights and franchises of their Subsidiaries; provided, however, that the Company and the Notes Guarantor shall not be required to preserve any such right or franchise if their respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Notes Guarantor and their respective Subsidiaries taken as a whole (as the case may be) and that the loss thereof is not disadvantageous in any material respect to the Holders. Section 1005. Payment of Taxes. The Company shall pay or discharge, and shall cause the Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, all Taxes levied or imposed upon the Company or any Restricted Subsidiary, as the case may be, or for which it or any of them are otherwise liable, or upon the income, profits or 83 to the Trustee, such Paying Agent shall be released from all further liability with respect to such money. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Notes Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company give to the Holders as to which the money to be repaid was held in trust, a notice in accordance with Section 106 that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first given to the Holders as to which the money to be repaid was held in trust, any unclaimed balance of such moneys then remaining will be paid to the Company free of the trust formerly impressed upon it. The Company initially authorizes the Trustee to act as Paying Agent for the Notes on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any Notes issued under this Indenture. The parties hereto agree that if any payments of interest or principal under the Notes become subject to U.S. withholding tax pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, the Company shall provide notice of such event to the Trustee, and the parties hereto shall use their commercially reasonable efforts to cooperate in good faith and to share such relevant and applicable information or make such amendments or modifications to this Indenture as are necessary to permit the parties to fulfill their withholding and reporting obligations thereunder. Section 1004. Corporate Existence. Subject to Article Eight, the Company and the Notes Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, and shall use their best efforts to do or cause to be done all things necessary to preserve and keep in full force and effect their rights (charter and statutory) and franchises and such rights and franchises of their Subsidiaries; provided, however, that the Company and the Notes Guarantor shall not be required to preserve any such right or franchise if their respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Notes Guarantor and their respective Subsidiaries taken as a whole (as the case may be) and that the loss thereof is not disadvantageous in any material respect to the Holders. Section 1005. Payment of Taxes. The Company shall pay or discharge, and shall cause the Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, all Taxes levied or imposed upon the Company or any Restricted Subsidiary, as the case may be, or for which it or any of them are otherwise liable, or upon the income, profits or 83 property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with IFRS or where the failure to effect such payment shall not be adverse in any material respect to the Holders. Section 1006. Status of Notes and Notes Guarantee. The Company shall ensure that the Notes will rank at least pari passu with any current and future unsecured obligations (except those obligations preferred by operation of law) of the Company. The Notes Guarantor shall ensure that the Notes Guarantee will rank at least pari passu with any current and future unsecured and unsubordinated Indebtedness of the Notes Guarantor. Section 1007. Notes Guarantor Leverage Maintenance Covenant. The Notes Guarantor will not permit the Covenant Net Debt to Covenant EBITDA Ratio of the Notes Guarantor measured semi-annually on the dates set forth below to exceed the corresponding ratio set forth below: (i) 5.00 to 1.00, measured on December 31, 2017 and June 30, 2018; (ii) 4.25 to 1.00, measured on December 31, 2018 and June 30, 2019; (iii) 3.50 to 1.00, measured on December 31, 2019 and June 30, 2020; and (iv) 3.00 to 1.00, measured on December 31, 2020 and semi-annually thereafter. Section 1008. Notes Guarantor Dividend Maintenance Covenant. So long as the Covenant Net Debt to Covenant EBITDA Ratio of the Notes Guarantor exceeds 2.50 to 1.00, the Notes Guarantor will not declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Notes Guarantor) or similar payment to the direct or indirect holders of its Capital Stock in excess of the Minimum Legally Required Dividends with respect to the Notes Guarantor, including in the form of interest on Capital Stock. Section 1009. Notes Guarantor Liens Maintenance Covenant. The Notes Guarantor will not permit the Total Secured Debt to Covenant EBITDA Ratio to exceed: (i) 2.00 to 1.00 as at December 31, 2017 or (ii) 1.75 to 1.00 as at the last day of any fiscal semester of the Notes Guarantor thereafter, to be measured semi-annually, starting on June 30, 2018. Section 1010. Company Leverage Maintenance Covenant. The Company will not permit the Covenant Net Debt to Covenant EBITDA Ratio of the Company measured semi- annually on the dates set forth below to exceed the corresponding ratio set forth below: (i) 5.50 to 1.00, measured on December 31, 2017 and June 30, 2018; (ii) 5.00 to 1.00, measured on December 31, 2018 and June 30, 2019; (iii) 4.50 to 1.00, measured on December 31, 2019 and June 30, 2020; 84 property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with IFRS or where the failure to effect such payment shall not be adverse in any material respect to the Holders. Section 1006. Status of Notes and Notes Guarantee. The Company shall ensure that the Notes will rank at least pari passu with any current and future unsecured obligations (except those obligations preferred by operation of law) of the Company. The Notes Guarantor shall ensure that the Notes Guarantee will rank at least pari passu with any current and future unsecured and unsubordinated Indebtedness of the Notes Guarantor. Section 1007. Notes Guarantor Leverage Maintenance Covenant. The Notes Guarantor will not permit the Covenant Net Debt to Covenant EBITDA Ratio of the Notes Guarantor measured semi-annually on the dates set forth below to exceed the corresponding ratio set forth below: (i) 5.00 to 1.00, measured on December 31, 2017 and June 30, 2018; (ii) 4.25 to 1.00, measured on December 31, 2018 and June 30, 2019; (iii) 3.50 to 1.00, measured on December 31, 2019 and June 30, 2020; and (iv) 3.00 to 1.00, measured on December 31, 2020 and semi-annually thereafter. Section 1008. Notes Guarantor Dividend Maintenance Covenant. So long as the Covenant Net Debt to Covenant EBITDA Ratio of the Notes Guarantor exceeds 2.50 to 1.00, the Notes Guarantor will not declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Notes Guarantor) or similar payment to the direct or indirect holders of its Capital Stock in excess of the Minimum Legally Required Dividends with respect to the Notes Guarantor, including in the form of interest on Capital Stock. Section 1009. Notes Guarantor Liens Maintenance Covenant. The Notes Guarantor will not permit the Total Secured Debt to Covenant EBITDA Ratio to exceed: (i) 2.00 to 1.00 as at December 31, 2017 or (ii) 1.75 to 1.00 as at the last day of any fiscal semester of the Notes Guarantor thereafter, to be measured semi-annually, starting on June 30, 2018. Section 1010. Company Leverage Maintenance Covenant. The Company will not permit the Covenant Net Debt to Covenant EBITDA Ratio of the Company measured semi- annually on the dates set forth below to exceed the corresponding ratio set forth below: (i) 5.50 to 1.00, measured on December 31, 2017 and June 30, 2018; (ii) 5.00 to 1.00, measured on December 31, 2018 and June 30, 2019; (iii) 4.50 to 1.00, measured on December 31, 2019 and June 30, 2020; 84

(iv) 3.00 to 1.00, measured on December 31, 2020 and June 30, 2021; and (iv) 2.50 to 1.00, measured on December 31, 2021 and semi-annually thereafter. Section 1011. Limitation on Restricted Payments (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to: (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) or similar payment to the direct or indirect holders of its Capital Stock except (i) dividends or distributions payable solely in the form of its Capital Stock (other than Disqualified Stock) and (ii) dividends or distributions payable to the Company or any Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or any other Restricted Subsidiary, to its other shareholders on a pro rata basis); (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary or any of their Affiliates held by Persons other than the Company or another Restricted Subsidiary (other than a purchase, redemption, retirement or other acquisition for value that would constitute a Permitted Investment); (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations made in anticipation of satisfying a sinking fund obligation, a principal installment or a final maturity, in each case, due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or (4) make any Investment (other than a Permitted Investment) in any Person; (the actions specified in clauses (1) through (4) above being herein referred to as “Restricted Payments” and each, a “Restricted Payment”; provided that the payment or declaration of a dividend, but not both the payment and the declaration of such dividend, shall be included in the amount of Restricted Payments pursuant to this limitation on Restricted Payments) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (i) a Default or an Event of Default shall have occurred and be continuing; (ii) the Company could not Incur at least US$1.00 of additional Indebtedness under Section 1012(a) after giving effect to the Restricted Payment on a pro forma basis as if that Restricted Payment had been made at the beginning of the four- 85 (iv) 3.00 to 1.00, measured on December 31, 2020 and June 30, 2021; and (iv) 2.50 to 1.00, measured on December 31, 2021 and semi-annually thereafter. Section 1011. Limitation on Restricted Payments (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to: (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) or similar payment to the direct or indirect holders of its Capital Stock except (i) dividends or distributions payable solely in the form of its Capital Stock (other than Disqualified Stock) and (ii) dividends or distributions payable to the Company or any Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or any other Restricted Subsidiary, to its other shareholders on a pro rata basis); (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary or any of their Affiliates held by Persons other than the Company or another Restricted Subsidiary (other than a purchase, redemption, retirement or other acquisition for value that would constitute a Permitted Investment); (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations made in anticipation of satisfying a sinking fund obligation, a principal installment or a final maturity, in each case, due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or (4) make any Investment (other than a Permitted Investment) in any Person; (the actions specified in clauses (1) through (4) above being herein referred to as “Restricted Payments” and each, a “Restricted Payment”; provided that the payment or declaration of a dividend, but not both the payment and the declaration of such dividend, shall be included in the amount of Restricted Payments pursuant to this limitation on Restricted Payments) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (i) a Default or an Event of Default shall have occurred and be continuing; (ii) the Company could not Incur at least US$1.00 of additional Indebtedness under Section 1012(a) after giving effect to the Restricted Payment on a pro forma basis as if that Restricted Payment had been made at the beginning of the four- 85 quarter period applicable in connection with the calculation of the Covenant Net Debt to Covenant EBITDA Ratio in such covenant; or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company or the applicable Restricted Subsidiary and evidenced by a resolution of the Board of Directors of the Company or the applicable Restricted Subsidiary) declared or made subsequent to the Issue Date would exceed the sum of, without duplication: (1) 50% of Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from September 30, 2017 to the end of the most recent fiscal quarter for which financial statements have been provided to the Trustee prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); provided, however, that no amount will be included under this clause with respect to any fiscal quarter on the last day of which the Covenant Net Debt to Covenant EBITDA Ratio of the Company exceeds 2.50 to 1.00; plus (2) 100% of the aggregate Net Cash Proceeds, and the Fair Market Value of any property, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital or equity contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Restricted Subsidiary of the Company); plus (3) 100% of the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from the designation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause to the extent it is already included in Consolidated Net Income of the Company; plus (4) (A) the amount of a Guarantee of the Company or any Restricted Subsidiary upon the unconditional release in full of the Company or such Restricted Subsidiary, as the case may be, from such Guarantee if such Guarantee was previously treated as a Restricted Payment; and (B) in the event that the Company or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company’s or such Restricted Subsidiary’s existing Investment in such Person; 86 quarter period applicable in connection with the calculation of the Covenant Net Debt to Covenant EBITDA Ratio in such covenant; or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company or the applicable Restricted Subsidiary and evidenced by a resolution of the Board of Directors of the Company or the applicable Restricted Subsidiary) declared or made subsequent to the Issue Date would exceed the sum of, without duplication: (1) 50% of Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from September 30, 2017 to the end of the most recent fiscal quarter for which financial statements have been provided to the Trustee prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit); provided, however, that no amount will be included under this clause with respect to any fiscal quarter on the last day of which the Covenant Net Debt to Covenant EBITDA Ratio of the Company exceeds 2.50 to 1.00; plus (2) 100% of the aggregate Net Cash Proceeds, and the Fair Market Value of any property, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital or equity contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Restricted Subsidiary of the Company); plus (3) 100% of the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from the designation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause to the extent it is already included in Consolidated Net Income of the Company; plus (4) (A) the amount of a Guarantee of the Company or any Restricted Subsidiary upon the unconditional release in full of the Company or such Restricted Subsidiary, as the case may be, from such Guarantee if such Guarantee was previously treated as a Restricted Payment; and (B) in the event that the Company or any Restricted Subsidiary makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company’s or such Restricted Subsidiary’s existing Investment in such Person; 86 provided that any amount added pursuant to clauses (A) and (B) of this clause (4) shall not exceed the amount of such Investment or Guarantee, respectively, previously made and treated as a Restricted Payment and not previously added pursuant to this clause (iii); provided, however, that no amount shall be included under this clause (4) to the extent it is already included in Consolidated Net Income of the Company; plus (5) 100% of the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet, as the case may be, upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any such Indebtedness for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company upon such conversion or exchange); plus (6) 100% of the aggregate amount equal to the net reduction of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases or redemptions of such Investment by such Person, proceeds realized upon the sale of such Investment, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; which amount was included in the calculation of the amount of Restricted Payments, provided, however, that no amount shall be included under this clause (6) to the extent it is already included in Consolidated Net Income of the Company. (b) The provisions of clause (a) above shall not prohibit: (1) any purchase, repurchase, retirement, redemption, defeasance or other acquisition or retirement for value of, or the declaration and payment of accrued dividends on, Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company); provided, however, that (x) such purchase, repurchase, retirement, redemption, defeasance, acquisition or retirement shall be excluded in subsequent calculations of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale of Capital Stock, to the extent such Net Cash Proceeds are used for such purchase, repurchase, retirement, redemption, defeasance, acquisition or retirement, shall be excluded from clause (a)(4)(iii)(2) of this Section 1011; (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company, as applicable, that is permitted to be Incurred pursuant to the covenant set forth under Section 1012; provided, 87 provided that any amount added pursuant to clauses (A) and (B) of this clause (4) shall not exceed the amount of such Investment or Guarantee, respectively, previously made and treated as a Restricted Payment and not previously added pursuant to this clause (iii); provided, however, that no amount shall be included under this clause (4) to the extent it is already included in Consolidated Net Income of the Company; plus (5) 100% of the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet, as the case may be, upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any such Indebtedness for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company upon such conversion or exchange); plus (6) 100% of the aggregate amount equal to the net reduction of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases or redemptions of such Investment by such Person, proceeds realized upon the sale of such Investment, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; which amount was included in the calculation of the amount of Restricted Payments, provided, however, that no amount shall be included under this clause (6) to the extent it is already included in Consolidated Net Income of the Company. (b) The provisions of clause (a) above shall not prohibit: (1) any purchase, repurchase, retirement, redemption, defeasance or other acquisition or retirement for value of, or the declaration and payment of accrued dividends on, Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company); provided, however, that (x) such purchase, repurchase, retirement, redemption, defeasance, acquisition or retirement shall be excluded in subsequent calculations of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale of Capital Stock, to the extent such Net Cash Proceeds are used for such purchase, repurchase, retirement, redemption, defeasance, acquisition or retirement, shall be excluded from clause (a)(4)(iii)(2) of this Section 1011; (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company, as applicable, that is permitted to be Incurred pursuant to the covenant set forth under Section 1012; provided, 87 however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations at a purchase price of up to 101% of the principal amount thereof (together with accrued and unpaid interest) in the event of the occurrence of a Change of Control Event; provided, however, that prior to such purchase or redemption, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer and has purchased all Notes validly tendered and not withdrawn pursuant thereto; (4) payment of any dividend, including in the form of interest, on Capital Stock within the time allowed by applicable law during the calendar year of declaration after the date of declaration thereof, if at such date of declaration such dividend would have complied with this covenant; (5) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 1014; (6) payment of the Minimum Legally Required Dividends, including in the form of interest on Capital Stock; (7) payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable, exchangeable or convertible into Capital Stock of the Company; (8) so long as no Default or Event of Default has occurred and is continuing, the payment of dividends declared by the Company prior to the Issue Date in the aggregate amount of R$300 million; and (9) in addition to any amounts permitted under clauses (1) through (8) above, Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (9) on an aggregate basis for the Company and the Restricted Subsidiaries, does not exceed the greater of (x) US$30 million (or the equivalent in other currencies) and (y) the maximum amount such that, at the time the Company or a Restricted Subsidiary makes such Restricted Payment and after giving pro forma effect thereto, the Covenant Net Debt to Covenant EBITDA Ratio would not exceed 2.50:1.0. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (a)(4)(iii) of this Section 1011, amounts expended pursuant to clauses (3), (4), (5), (6), (7) and (9) shall be included in such calculation. For purposes of this Section 1011, the amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities 88 however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations at a purchase price of up to 101% of the principal amount thereof (together with accrued and unpaid interest) in the event of the occurrence of a Change of Control Event; provided, however, that prior to such purchase or redemption, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer and has purchased all Notes validly tendered and not withdrawn pursuant thereto; (4) payment of any dividend, including in the form of interest, on Capital Stock within the time allowed by applicable law during the calendar year of declaration after the date of declaration thereof, if at such date of declaration such dividend would have complied with this covenant; (5) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 1014; (6) payment of the Minimum Legally Required Dividends, including in the form of interest on Capital Stock; (7) payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise or conversion of securities exercisable, exchangeable or convertible into Capital Stock of the Company; (8) so long as no Default or Event of Default has occurred and is continuing, the payment of dividends declared by the Company prior to the Issue Date in the aggregate amount of R$300 million; and (9) in addition to any amounts permitted under clauses (1) through (8) above, Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (9) on an aggregate basis for the Company and the Restricted Subsidiaries, does not exceed the greater of (x) US$30 million (or the equivalent in other currencies) and (y) the maximum amount such that, at the time the Company or a Restricted Subsidiary makes such Restricted Payment and after giving pro forma effect thereto, the Covenant Net Debt to Covenant EBITDA Ratio would not exceed 2.50:1.0. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (a)(4)(iii) of this Section 1011, amounts expended pursuant to clauses (3), (4), (5), (6), (7) and (9) shall be included in such calculation. For purposes of this Section 1011, the amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities 88 proposed to be paid, transferred, issued, purchased, repurchased, redeemed, retired, defeased or otherwise acquired by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount. Section 1012. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that (i) the Company may Incur Indebtedness or (ii) any Restricted Subsidiary, may Incur Non-Recourse Debt if: (1) on the date of such Incurrence and after giving effect thereto and the application of the proceeds therefrom, the Covenant Net Debt to Covenant EBITDA Ratio would be no greater than: (i) 5.50 to 1.0, if such Indebtedness is Incurred on or before December 31, 2018; (ii) 5.00 to 1.00, if such Indebtedness is Incurred thereafter and on or before December 31, 2019; (iii) 4.50 to 1.0, if such Indebtedness is Incurred thereafter and on or before December 31, 2020; (iv) 3.00 to 1.00, if such Indebtedness is Incurred thereafter and on or before December 31, 2021; or (v) 2.5 to 1.00, if such Indebtedness is Incurred thereafter; and (2) no Default or Event of Default shall have occurred and be continuing. (b) Notwithstanding clause (a) above, the Company or any Restricted Subsidiary may Incur the following Indebtedness: (1) intercompany Indebtedness between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; provided, however, that: (i) if the Company or any Operating Subsidiary is the obligor on such Indebtedness Incurred after the Issue Date and the obligee is a Person other than the Company or any Operating Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of the Notes, in the case of the Company or the Restricted Subsidiary Guarantee, in the case of an Operating Subsidiary; and (ii) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary shall be 89 proposed to be paid, transferred, issued, purchased, repurchased, redeemed, retired, defeased or otherwise acquired by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount. Section 1012. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that (i) the Company may Incur Indebtedness or (ii) any Restricted Subsidiary, may Incur Non-Recourse Debt if: (1) on the date of such Incurrence and after giving effect thereto and the application of the proceeds therefrom, the Covenant Net Debt to Covenant EBITDA Ratio would be no greater than: (i) 5.50 to 1.0, if such Indebtedness is Incurred on or before December 31, 2018; (ii) 5.00 to 1.00, if such Indebtedness is Incurred thereafter and on or before December 31, 2019; (iii) 4.50 to 1.0, if such Indebtedness is Incurred thereafter and on or before December 31, 2020; (iv) 3.00 to 1.00, if such Indebtedness is Incurred thereafter and on or before December 31, 2021; or (v) 2.5 to 1.00, if such Indebtedness is Incurred thereafter; and (2) no Default or Event of Default shall have occurred and be continuing. (b) Notwithstanding clause (a) above, the Company or any Restricted Subsidiary may Incur the following Indebtedness: (1) intercompany Indebtedness between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; provided, however, that: (i) if the Company or any Operating Subsidiary is the obligor on such Indebtedness Incurred after the Issue Date and the obligee is a Person other than the Company or any Operating Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of the Notes, in the case of the Company or the Restricted Subsidiary Guarantee, in the case of an Operating Subsidiary; and (ii) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary shall be 89 deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (1); (2) Indebtedness: (i) represented by the Securities and the Restricted Subsidiary Guarantees (other than any Additional Notes or Restricted Subsidiary Guarantee related thereto); (ii) outstanding on the Issue Date; (iii) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness provided in this clause (2) or the foregoing clause (a); and (iv) consisting of Guarantees of any Indebtedness permitted under clause (a) and subclauses (1) and (2) of this clause (b); (3) (i) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of, or was otherwise acquired by, the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur US$1.00 of additional Indebtedness pursuant to clause (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this subclause (3)(i); and (ii) Refinancing Indebtedness Incurred by the Company or a Restricted Subsidiary in respect of Indebtedness Incurred pursuant to this clause (3); (4) Indebtedness represented by bankers’ acceptances, deposits, promissory notes or letters of credit for the account of the Company or any Restricted Subsidiary in order to provide security for workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; (5) Indebtedness in respect of bid, performance or surety bonds in the ordinary course of business for the account of the Company or any Restricted Subsidiary, including Indebtedness with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for the payment of borrowed money); 90 deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (1); (2) Indebtedness: (i) represented by the Securities and the Restricted Subsidiary Guarantees (other than any Additional Notes or Restricted Subsidiary Guarantee related thereto); (ii) outstanding on the Issue Date; (iii) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness provided in this clause (2) or the foregoing clause (a); and (iv) consisting of Guarantees of any Indebtedness permitted under clause (a) and subclauses (1) and (2) of this clause (b); (3) (i) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of, or was otherwise acquired by, the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur US$1.00 of additional Indebtedness pursuant to clause (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this subclause (3)(i); and (ii) Refinancing Indebtedness Incurred by the Company or a Restricted Subsidiary in respect of Indebtedness Incurred pursuant to this clause (3); (4) Indebtedness represented by bankers’ acceptances, deposits, promissory notes or letters of credit for the account of the Company or any Restricted Subsidiary in order to provide security for workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; (5) Indebtedness in respect of bid, performance or surety bonds in the ordinary course of business for the account of the Company or any Restricted Subsidiary, including Indebtedness with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for the payment of borrowed money); 90

(6) Hedging Obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business or directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to this Indenture for the purpose of fixing or hedging interest rate risk or currency fluctuations or to hedge against Brazilian inflation or energy prices, and, in each case, not for speculative purposes; provided that such Hedging Obligations do not increase the Indebtedness of the Company or any Restricted Subsidiary outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or from changes in Brazilian inflation or energy prices; (7) (i) Indebtedness of another Person Incurred and outstanding on or prior to the date on which such Person consolidates with or merges with or into the Company or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person consolidates with or merges with or into the Company or a Restricted Subsidiary); provided, however, that on the date that such transaction is consummated, the Company would have been able to Incur US$1.00 of additional Indebtedness pursuant to clause (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this subclause (7)(i); and (ii) Refinancing Indebtedness Incurred by the Company or any successor thereof, which successor is in compliance with Article Eight above in respect of Indebtedness Incurred pursuant to this clause (7); (8) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that, in the case of a disposition, the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds (including the Fair Market Value of any non-cash proceeds) actually received by the Company or such Restricted Subsidiary in connection with such disposition; (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence; (10) customer deposits and advance payments received from customers for the sale, lease or license of goods and services (including the supply of electricity) in the ordinary course of business; and (11) in addition to any amounts permitted under clause (a) above or pursuant to clauses (1) through (10) of this clause (b), other Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount 91 (6) Hedging Obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business or directly related to Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to this Indenture for the purpose of fixing or hedging interest rate risk or currency fluctuations or to hedge against Brazilian inflation or energy prices, and, in each case, not for speculative purposes; provided that such Hedging Obligations do not increase the Indebtedness of the Company or any Restricted Subsidiary outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or from changes in Brazilian inflation or energy prices; (7) (i) Indebtedness of another Person Incurred and outstanding on or prior to the date on which such Person consolidates with or merges with or into the Company or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person consolidates with or merges with or into the Company or a Restricted Subsidiary); provided, however, that on the date that such transaction is consummated, the Company would have been able to Incur US$1.00 of additional Indebtedness pursuant to clause (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this subclause (7)(i); and (ii) Refinancing Indebtedness Incurred by the Company or any successor thereof, which successor is in compliance with Article Eight above in respect of Indebtedness Incurred pursuant to this clause (7); (8) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that, in the case of a disposition, the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds (including the Fair Market Value of any non-cash proceeds) actually received by the Company or such Restricted Subsidiary in connection with such disposition; (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence; (10) customer deposits and advance payments received from customers for the sale, lease or license of goods and services (including the supply of electricity) in the ordinary course of business; and (11) in addition to any amounts permitted under clause (a) above or pursuant to clauses (1) through (10) of this clause (b), other Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount 91 which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, shall not exceed the greater of (x) US$100 million (or the equivalent in other currencies) and (y) 3.0% of the Company’s Consolidated Net Tangible Assets. (c) Notwithstanding any other provision of this covenant, any Restricted Subsidiary that is not a Subsidiary Guarantor may not Incur any Indebtedness if, on the date of such Incurrence and after giving pro forma effect to the Incurrence of such Indebtedness, the aggregate principal amount of all then outstanding Indebtedness of all Restricted Subsidiaries that are not Subsidiary Guarantors would exceed the greater of (x) R$750 million (or the equivalent in other currencies) and (y) 10.0% of the Company’s consolidated total debt, to be measured using the Company’s most recently published financial statements. (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. (e) For purposes of determining compliance with this covenant, the Company shall be entitled to divide and classify, and from time to time may reclassify, an item of Indebtedness in more than one of the types of Indebtedness specified above, including clause (a) above. Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument and the payment of regularly scheduled dividends on Disqualified Stock in the form of additional shares of Disqualified Stock with the same terms shall not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided, however, that any such outstanding additional Indebtedness or Disqualified Stock paid in respect of Indebtedness incurred pursuant to any provision of clause (b) above shall be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this covenant, the Company shall be in Default of this covenant). For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate determined as including the date of such Incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated calculated 92 which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, shall not exceed the greater of (x) US$100 million (or the equivalent in other currencies) and (y) 3.0% of the Company’s Consolidated Net Tangible Assets. (c) Notwithstanding any other provision of this covenant, any Restricted Subsidiary that is not a Subsidiary Guarantor may not Incur any Indebtedness if, on the date of such Incurrence and after giving pro forma effect to the Incurrence of such Indebtedness, the aggregate principal amount of all then outstanding Indebtedness of all Restricted Subsidiaries that are not Subsidiary Guarantors would exceed the greater of (x) R$750 million (or the equivalent in other currencies) and (y) 10.0% of the Company’s consolidated total debt, to be measured using the Company’s most recently published financial statements. (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. (e) For purposes of determining compliance with this covenant, the Company shall be entitled to divide and classify, and from time to time may reclassify, an item of Indebtedness in more than one of the types of Indebtedness specified above, including clause (a) above. Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument and the payment of regularly scheduled dividends on Disqualified Stock in the form of additional shares of Disqualified Stock with the same terms shall not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided, however, that any such outstanding additional Indebtedness or Disqualified Stock paid in respect of Indebtedness incurred pursuant to any provision of clause (b) above shall be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this covenant, the Company shall be in Default of this covenant). For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate determined as including the date of such Incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated calculated 92 based on the relevant currency exchange rates as calculated in the first sentence of this paragraph. Section 1013. Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, issue, assume or Guarantee any Indebtedness secured by a Lien (the “Initial Lien”) upon any property or assets of the Company or any Restricted Subsidiary without effectively providing that the Notes be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured (provided, however, that any Lien created for the benefit of the Holders pursuant to the foregoing shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien), except that the foregoing provisions shall not apply to (without duplication): (1) any Lien securing Hedging Obligations, provided that the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property or asset securing such Hedging Obligations; (2) any Lien in existence on the Issue Date; or (3) any other Lien if, on the date of Incurring or otherwise creating such Lien, the Total Secured Debt to Covenant EBITDA Ratio, calculated after giving pro forma effect to the Indebtedness secured by such Lien, if any, will not exceed 1.50 to 1.00, to be measured as of the date of the Company’s most recently published financial statements. Section 1014. Limitation on Sales of Assets. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless: (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and/or assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or Additional Assets; provided that the following shall be deemed to be cash for purposes of this clause (2): (i) the amount of any liabilities (as shown on the Company’s most recent balance sheet or in the notes thereto) of the Company (other than liabilities that are by their terms subordinated to the Notes or the Restricted Subsidiary Guarantees, if any) that are assumed by the transferee of any such assets; and (ii) the amount of any securities received by the Company or such Restricted Subsidiary from such transferee that is converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 120 days following the closing of such Asset Disposition; and 93 based on the relevant currency exchange rates as calculated in the first sentence of this paragraph. Section 1013. Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, issue, assume or Guarantee any Indebtedness secured by a Lien (the “Initial Lien”) upon any property or assets of the Company or any Restricted Subsidiary without effectively providing that the Notes be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured (provided, however, that any Lien created for the benefit of the Holders pursuant to the foregoing shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien), except that the foregoing provisions shall not apply to (without duplication): (1) any Lien securing Hedging Obligations, provided that the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property or asset securing such Hedging Obligations; (2) any Lien in existence on the Issue Date; or (3) any other Lien if, on the date of Incurring or otherwise creating such Lien, the Total Secured Debt to Covenant EBITDA Ratio, calculated after giving pro forma effect to the Indebtedness secured by such Lien, if any, will not exceed 1.50 to 1.00, to be measured as of the date of the Company’s most recently published financial statements. Section 1014. Limitation on Sales of Assets. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless: (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and/or assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or Additional Assets; provided that the following shall be deemed to be cash for purposes of this clause (2): (i) the amount of any liabilities (as shown on the Company’s most recent balance sheet or in the notes thereto) of the Company (other than liabilities that are by their terms subordinated to the Notes or the Restricted Subsidiary Guarantees, if any) that are assumed by the transferee of any such assets; and (ii) the amount of any securities received by the Company or such Restricted Subsidiary from such transferee that is converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 120 days following the closing of such Asset Disposition; and 93

(3) within 360 days of the later of the date of such Asset Disposition and the receipt of such Net Available Cash, the Company (or the relevant Restricted Subsidiary) applies an amount equal to 100% of the Net Available Cash from such Asset Disposition: (i) to invest, or to enter into a binding agreement to invest, in Additional Assets (including by means of an Investment in Additional Assets by any Restricted Subsidiary with cash in an amount equal to the amount of Net Available Cash received by, or to be received by, the Company or another Restricted Subsidiary); (ii) to prepay, repay or purchase Senior Indebtedness (other than the Notes); provided, however, that, in connection with any prepayment, repayment or purchase of such other Indebtedness pursuant to this clause (3)(ii), the Company or such Restricted Subsidiary shall retire such Indebtedness and, in the case of any such Senior Indebtedness which constitutes a revolving credit facility, shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (iii) to make an Asset Sale Offer (as defined in clause Section 1014(c) below) to purchase Notes pursuant to and subject to the conditions set forth in clause Section 1014(c) below. Following the application of such Net Available Cash pursuant to clause (3)(i), (ii) or (iii) above, or clause Section 1014(c) below, the amount of Net Available Cash shall be reset at zero and the Company shall be entitled to use any remaining proceeds for any corporate purposes to the extent permitted under this Indenture. (b) Notwithstanding Section 1014(a), neither the Company nor any Restricted Subsidiary shall be required to apply any Net Available Cash from an Asset Disposition in accordance with this covenant unless the aggregate Net Available Cash from such Asset Disposition and all other Asset Dispositions that have not been applied in accordance with this covenant as a result of this Section 1014(c) exceeds US$30 million (or the equivalent in other currencies), in which case the Company and/or the Restricted Subsidiary shall be required to apply in accordance with this covenant all Net Available Cash that has not previously been applied in accordance with this covenant. (c) In the event that the Company does not apply the Net Available Cash as provided in clause (a)(3)(i) or (a)(3)(ii) above, the Company shall make an offer (an “Asset Sale Offer”) to purchase Notes (and any other Senior Indebtedness) within 360 days after the later of the date of Asset Disposition and the receipt of Net Available Cash giving rise to the obligation to make such Asset Sale Offer, at a purchase price, in U.S. dollars, of 100% of their principal amount plus accrued and unpaid interest (including Additional Amounts, if any) thereon, to the date of purchase, in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. All amounts payable to the holders pursuant to this clause (c) shall be payable in U.S. dollars. 94 (3) within 360 days of the later of the date of such Asset Disposition and the receipt of such Net Available Cash, the Company (or the relevant Restricted Subsidiary) applies an amount equal to 100% of the Net Available Cash from such Asset Disposition: (i) to invest, or to enter into a binding agreement to invest, in Additional Assets (including by means of an Investment in Additional Assets by any Restricted Subsidiary with cash in an amount equal to the amount of Net Available Cash received by, or to be received by, the Company or another Restricted Subsidiary); (ii) to prepay, repay or purchase Senior Indebtedness (other than the Notes); provided, however, that, in connection with any prepayment, repayment or purchase of such other Indebtedness pursuant to this clause (3)(ii), the Company or such Restricted Subsidiary shall retire such Indebtedness and, in the case of any such Senior Indebtedness which constitutes a revolving credit facility, shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (iii) to make an Asset Sale Offer (as defined in clause Section 1014(c) below) to purchase Notes pursuant to and subject to the conditions set forth in clause Section 1014(c) below. Following the application of such Net Available Cash pursuant to clause (3)(i), (ii) or (iii) above, or clause Section 1014(c) below, the amount of Net Available Cash shall be reset at zero and the Company shall be entitled to use any remaining proceeds for any corporate purposes to the extent permitted under this Indenture. (b) Notwithstanding Section 1014(a), neither the Company nor any Restricted Subsidiary shall be required to apply any Net Available Cash from an Asset Disposition in accordance with this covenant unless the aggregate Net Available Cash from such Asset Disposition and all other Asset Dispositions that have not been applied in accordance with this covenant as a result of this Section 1014(c) exceeds US$30 million (or the equivalent in other currencies), in which case the Company and/or the Restricted Subsidiary shall be required to apply in accordance with this covenant all Net Available Cash that has not previously been applied in accordance with this covenant. (c) In the event that the Company does not apply the Net Available Cash as provided in clause (a)(3)(i) or (a)(3)(ii) above, the Company shall make an offer (an “Asset Sale Offer”) to purchase Notes (and any other Senior Indebtedness) within 360 days after the later of the date of Asset Disposition and the receipt of Net Available Cash giving rise to the obligation to make such Asset Sale Offer, at a purchase price, in U.S. dollars, of 100% of their principal amount plus accrued and unpaid interest (including Additional Amounts, if any) thereon, to the date of purchase, in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. All amounts payable to the holders pursuant to this clause (c) shall be payable in U.S. dollars. 94

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 1014. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 1014, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1014 by virtue thereof. Section 1015. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless: (1) the Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate; and (2) except (i) in any such case involving aggregate consideration below US$5 million (or the equivalent in other currencies) or (ii) for agreements for the supply, transportation and transmission of energy entered into pursuant to public auctions or bids managed by the CCEE or any governmental authority or regulatory agency, the Company or any Restricted Subsidiary delivers to the Trustee a resolution of the relevant Board of Directors, set forth in an Officers’ Certificate, stating that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of such Board of Directors. (b) The provisions of clause (a) above shall not apply to the following (which will be deemed not to be Affiliate Transactions): (1) any transaction between or among the Company and any Restricted Subsidiary or between two or more Restricted Subsidiaries, if any; (2) any payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (3) the payment of compensation (including amounts paid pursuant to any pension plans), indemnification, reimbursement or advancement of out-of- pocket expenses and provisions of liability insurance to officers, directors and employees of the Company or any Restricted Subsidiary, so long as (i) the terms thereof have been agreed to by the Company or any Restricted Subsidiary prior to the Issue Date, or (ii) the Board of Directors of the Company or such 95 (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 1014. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 1014, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1014 by virtue thereof. Section 1015. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless: (1) the Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate; and (2) except (i) in any such case involving aggregate consideration below US$5 million (or the equivalent in other currencies) or (ii) for agreements for the supply, transportation and transmission of energy entered into pursuant to public auctions or bids managed by the CCEE or any governmental authority or regulatory agency, the Company or any Restricted Subsidiary delivers to the Trustee a resolution of the relevant Board of Directors, set forth in an Officers’ Certificate, stating that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of such Board of Directors. (b) The provisions of clause (a) above shall not apply to the following (which will be deemed not to be Affiliate Transactions): (1) any transaction between or among the Company and any Restricted Subsidiary or between two or more Restricted Subsidiaries, if any; (2) any payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (3) the payment of compensation (including amounts paid pursuant to any pension plans), indemnification, reimbursement or advancement of out-of- pocket expenses and provisions of liability insurance to officers, directors and employees of the Company or any Restricted Subsidiary, so long as (i) the terms thereof have been agreed to by the Company or any Restricted Subsidiary prior to the Issue Date, or (ii) the Board of Directors of the Company or such 95

Restricted Subsidiary, as the case may be, in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor; (4) any agreement in effect as of the Issue Date as described in the Offering Memorandum or any amendment, supplement, restatement, replacement, renewal, extension, refinancing thereof or thereto (so long as the renewed or replaced agreement, when taken as a whole, is not more disadvantageous to the Holders in any material respect than the original agreement in effect on the Issue Date) or any transaction contemplated thereby; (5) any Restricted Payments that are permitted by the provisions of Section 1011; (6) any sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company; (7) any transaction of the Company or any Restricted Subsidiary with a Person that is not an Affiliate and that is merged with or into the Company, any Restricted Subsidiary or any of their respective Affiliates, any transaction of the Company or any Restricted Subsidiary with a Person that is not an Affiliate existing at the time such Person becomes a Subsidiary of the Company, any Restricted Subsidiary or any of their respective Affiliates and, in any such case, such transaction is not entered into as a result of or in connection with or in anticipation of such merger or such Person becoming a Subsidiary of the Company, any Restricted Subsidiary or any of their respective Affiliates; (8) any transaction of the Company or any Restricted Subsidiary with an Affiliate relating to any information technology equipment, computer software, programs or databases shared or to be shared among, or available or to be made available to, some or all Affiliates; provided that such transaction shall be on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than the corresponding terms applicable to the other Affiliates that share in the use of such information technology equipment, computer software, programs or databases; and (9) any transaction, contract, policy or arrangement entered into by the Company or any Restricted Subsidiary with an Affiliate the purpose or effect of which is to provide insurance, re-insurance, captive insurance or similar protection to the Company or any Restricted Subsidiary in respect of any of their respective assets, properties, revenues, businesses, risks and/or liabilities in the ordinary course of business. Section 1016. Limitation on Sale and Lease-back Transactions. For so long as any of the Notes are Outstanding, the Company covenants and agrees that neither the Company nor any Restricted Subsidiary shall enter into any Sale and Lease-back Transaction unless either: 96 Restricted Subsidiary, as the case may be, in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor; (4) any agreement in effect as of the Issue Date as described in the Offering Memorandum or any amendment, supplement, restatement, replacement, renewal, extension, refinancing thereof or thereto (so long as the renewed or replaced agreement, when taken as a whole, is not more disadvantageous to the Holders in any material respect than the original agreement in effect on the Issue Date) or any transaction contemplated thereby; (5) any Restricted Payments that are permitted by the provisions of Section 1011; (6) any sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company; (7) any transaction of the Company or any Restricted Subsidiary with a Person that is not an Affiliate and that is merged with or into the Company, any Restricted Subsidiary or any of their respective Affiliates, any transaction of the Company or any Restricted Subsidiary with a Person that is not an Affiliate existing at the time such Person becomes a Subsidiary of the Company, any Restricted Subsidiary or any of their respective Affiliates and, in any such case, such transaction is not entered into as a result of or in connection with or in anticipation of such merger or such Person becoming a Subsidiary of the Company, any Restricted Subsidiary or any of their respective Affiliates; (8) any transaction of the Company or any Restricted Subsidiary with an Affiliate relating to any information technology equipment, computer software, programs or databases shared or to be shared among, or available or to be made available to, some or all Affiliates; provided that such transaction shall be on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than the corresponding terms applicable to the other Affiliates that share in the use of such information technology equipment, computer software, programs or databases; and (9) any transaction, contract, policy or arrangement entered into by the Company or any Restricted Subsidiary with an Affiliate the purpose or effect of which is to provide insurance, re-insurance, captive insurance or similar protection to the Company or any Restricted Subsidiary in respect of any of their respective assets, properties, revenues, businesses, risks and/or liabilities in the ordinary course of business. Section 1016. Limitation on Sale and Lease-back Transactions. For so long as any of the Notes are Outstanding, the Company covenants and agrees that neither the Company nor any Restricted Subsidiary shall enter into any Sale and Lease-back Transaction unless either: 96

(a) the Company or such Restricted Subsidiary would be entitled: (1) pursuant to Section 1012 above, to Incur Indebtedness in a principal amount equal to or exceeding the Attributable Debt in respect of such Sale and Lease-Back Transaction; and (2) pursuant to Section 1013 above, to Incur a Lien to secure such Indebtedness; or (b) during or immediately after the expiration of four months after the effective date of such Sale and Lease-Back Transaction (whether made by the Company or a Restricted Subsidiary), the Company (or the relevant Restricted Subsidiary) shall: (i) invest, or enter into a binding agreement to invest, an amount equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction in Additional Assets (including by means of an Investment in Additional Assets by any Restricted Subsidiary in an amount equal to the amount of such Attributable Debt) or (ii) apply, to the voluntary retirement of Funded Debt, an amount equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, less an amount equal to the sum of: (A) the amount invested in Additional Assets (including investments not yet made but which are the subject of a binding agreement), within such four-month period, pursuant to clause (a)(1) above, (B) the principal amount of Notes delivered, within such four-month period, to the Trustee for retirement and cancellation and (C) the principal amount of other Funded Debt voluntarily retired by the Company within such four-month period, in the case of clauses (B) and (C) above, excluding retirements of Notes and other Funded Debt as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions or by payment at maturity. Section 1017. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in clause (b) below, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary; (2) pay any Indebtedness owed to the Company or any Restricted Subsidiary; (3) make loans or advances to the Company or any Restricted Subsidiary; or (4) transfer any of its properties or assets to the Company or any Restricted Subsidiary. (b) Clause (a) shall not apply to encumbrances or restrictions: 97 (a) the Company or such Restricted Subsidiary would be entitled: (1) pursuant to Section 1012 above, to Incur Indebtedness in a principal amount equal to or exceeding the Attributable Debt in respect of such Sale and Lease-Back Transaction; and (2) pursuant to Section 1013 above, to Incur a Lien to secure such Indebtedness; or (b) during or immediately after the expiration of four months after the effective date of such Sale and Lease-Back Transaction (whether made by the Company or a Restricted Subsidiary), the Company (or the relevant Restricted Subsidiary) shall: (i) invest, or enter into a binding agreement to invest, an amount equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction in Additional Assets (including by means of an Investment in Additional Assets by any Restricted Subsidiary in an amount equal to the amount of such Attributable Debt) or (ii) apply, to the voluntary retirement of Funded Debt, an amount equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, less an amount equal to the sum of: (A) the amount invested in Additional Assets (including investments not yet made but which are the subject of a binding agreement), within such four-month period, pursuant to clause (a)(1) above, (B) the principal amount of Notes delivered, within such four-month period, to the Trustee for retirement and cancellation and (C) the principal amount of other Funded Debt voluntarily retired by the Company within such four-month period, in the case of clauses (B) and (C) above, excluding retirements of Notes and other Funded Debt as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions or by payment at maturity. Section 1017. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in clause (b) below, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary; (2) pay any Indebtedness owed to the Company or any Restricted Subsidiary; (3) make loans or advances to the Company or any Restricted Subsidiary; or (4) transfer any of its properties or assets to the Company or any Restricted Subsidiary. (b) Clause (a) shall not apply to encumbrances or restrictions: 97

(1) existing under or by reason of applicable law or governmental rule, regulation or order; (2) on any property or assets acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or by reason of any Liens on the property or assets, or relating to the Indebtedness, of any Person or other entity existing at the time such Person or other entity becomes a Restricted Subsidiary, or restriction relating to Indebtedness of any such Person and, in any such case, is not created as a result of or in connection with or in anticipation of any such transaction; provided that any such Lien created to secure or provide for the payment of any part of the purchase price of such Person shall not be permitted by this covenant; provided further that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (3) on any property or assets existing at the time of acquisition thereof and which are not created as a result of or in connection with or in anticipation of such acquisition; provided that any such encumbrance or restriction created to secure or provide for the payment of any part of the purchase price of such Person shall not be permitted by this covenant; provided further that such encumbrance or restriction may not extend to any other property owned by the Company or any Restricted Subsidiary; (4) in the case of clauses (a)(3) and (a)(4) above: (i) that exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture; (ii) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract or contractual right; (iii) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; (iv) arising or agreed to in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries; or (v) reasonable and customary restrictions on cash or other deposits or net worth imposed by customers or regulatory authorities under contracts entered into in the ordinary course of business or as required by applicable law or regulation; 98 (1) existing under or by reason of applicable law or governmental rule, regulation or order; (2) on any property or assets acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or by reason of any Liens on the property or assets, or relating to the Indebtedness, of any Person or other entity existing at the time such Person or other entity becomes a Restricted Subsidiary, or restriction relating to Indebtedness of any such Person and, in any such case, is not created as a result of or in connection with or in anticipation of any such transaction; provided that any such Lien created to secure or provide for the payment of any part of the purchase price of such Person shall not be permitted by this covenant; provided further that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (3) on any property or assets existing at the time of acquisition thereof and which are not created as a result of or in connection with or in anticipation of such acquisition; provided that any such encumbrance or restriction created to secure or provide for the payment of any part of the purchase price of such Person shall not be permitted by this covenant; provided further that such encumbrance or restriction may not extend to any other property owned by the Company or any Restricted Subsidiary; (4) in the case of clauses (a)(3) and (a)(4) above: (i) that exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture; (ii) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract or contractual right; (iii) contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; (iv) arising or agreed to in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries; or (v) reasonable and customary restrictions on cash or other deposits or net worth imposed by customers or regulatory authorities under contracts entered into in the ordinary course of business or as required by applicable law or regulation; 98

(5) by reason of Liens that secure Indebtedness otherwise permitted to be incurred under Section 1013 and that limit the right of the debtor to dispose of the assets subject to such Liens; (6) imposed with respect to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of the Company or such Restricted Subsidiary pending the closing of such sale or disposition; (7) resulting from restrictions on cash or other deposits or other customary requirements imposed by customers or suppliers under contracts entered into in the ordinary course of business; (8) existing on the Issue Date and any amendments, extensions, renewals or replacements thereof; (9) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if (A) the encumbrance or restriction applies only in the event of a Payment Default or a default with respect to a financial covenant contained in such Indebtedness or agreement and (B) the encumbrance or restriction is not more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Company’s Board of Directors); and (10) under an agreement effecting a Refinancing of Indebtedness otherwise permitted by this Indenture or contained in any amendment, extension, renewal or replacement of any agreement referred to above. Section 1018. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any Voting Stock of any Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except: (a) to the Company or a Restricted Subsidiary; or (b) in compliance with Section 1014 and: (1) immediately after giving effect to such transfer, conveyance, sale, lease, other disposal or issuance, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such transfer, conveyance, sale, lease, other disposal or issuance) would have been permitted to be made under the covenant described under Section 1011 as if made on the date of such transfer, conveyance, sale, lease, other disposal or issuance, and the continuing Investment of the Company and its Restricted Subsidiaries in such former Restricted Subsidiary is in compliance with Section 1011; or 99 (5) by reason of Liens that secure Indebtedness otherwise permitted to be incurred under Section 1013 and that limit the right of the debtor to dispose of the assets subject to such Liens; (6) imposed with respect to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of the Company or such Restricted Subsidiary pending the closing of such sale or disposition; (7) resulting from restrictions on cash or other deposits or other customary requirements imposed by customers or suppliers under contracts entered into in the ordinary course of business; (8) existing on the Issue Date and any amendments, extensions, renewals or replacements thereof; (9) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if (A) the encumbrance or restriction applies only in the event of a Payment Default or a default with respect to a financial covenant contained in such Indebtedness or agreement and (B) the encumbrance or restriction is not more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Company’s Board of Directors); and (10) under an agreement effecting a Refinancing of Indebtedness otherwise permitted by this Indenture or contained in any amendment, extension, renewal or replacement of any agreement referred to above. Section 1018. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any Voting Stock of any Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except: (a) to the Company or a Restricted Subsidiary; or (b) in compliance with Section 1014 and: (1) immediately after giving effect to such transfer, conveyance, sale, lease, other disposal or issuance, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company in such Person (after giving effect to such transfer, conveyance, sale, lease, other disposal or issuance) would have been permitted to be made under the covenant described under Section 1011 as if made on the date of such transfer, conveyance, sale, lease, other disposal or issuance, and the continuing Investment of the Company and its Restricted Subsidiaries in such former Restricted Subsidiary is in compliance with Section 1011; or 99

(2) so long as such transfer, conveyance, sale, lease, other disposal or issuance is required by ANEEL in order to give effect to the concession renewal. Section 1019. Repurchase of Securities upon a Change of Control. (a) Upon the occurrence of a Change of Control that results in a Ratings Decline (the “Change of Control Event”), each Holder shall have the right to require the Company to repurchase all or any part (equal to US$200,000 and integral multiples of US$1,000 in excess thereof) of that Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, thereon to, but excluding, the payment date (the “Change of Control Payment”). (b) Within 30 days following any Change of Control Event, the Company shall make a “Change of Control Offer” by notice to each Holder, with a copy to the Trustee and correspondent publication in accordance with Sections 106 and 107 describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date the notice is sent, except as may be required by law. (c) Installments of interest that are due on or prior to the Change of Control Payment Date shall be payable to the Holders of such Notes registered as such on the relevant Record Dates according to their terms and the provisions of Section 308. (d) If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate); provided that the remaining principal amount of such Holder’s Security shall not be less than U.S.$200,000 and shall be in integral multiples of U.S.$1,000 in excess thereof. The Trustee shall promptly authenticate and mail (or cause to be transferred by book entry if the Notes are Global Notes) such new Note to each Holder. (e) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 1019, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1019 by doing so. If it would be unlawful in any jurisdiction to make a Change of Control Offer, the Company shall not be obligated to 100 (2) so long as such transfer, conveyance, sale, lease, other disposal or issuance is required by ANEEL in order to give effect to the concession renewal. Section 1019. Repurchase of Securities upon a Change of Control. (a) Upon the occurrence of a Change of Control that results in a Ratings Decline (the “Change of Control Event”), each Holder shall have the right to require the Company to repurchase all or any part (equal to US$200,000 and integral multiples of US$1,000 in excess thereof) of that Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, thereon to, but excluding, the payment date (the “Change of Control Payment”). (b) Within 30 days following any Change of Control Event, the Company shall make a “Change of Control Offer” by notice to each Holder, with a copy to the Trustee and correspondent publication in accordance with Sections 106 and 107 describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date the notice is sent, except as may be required by law. (c) Installments of interest that are due on or prior to the Change of Control Payment Date shall be payable to the Holders of such Notes registered as such on the relevant Record Dates according to their terms and the provisions of Section 308. (d) If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate); provided that the remaining principal amount of such Holder’s Security shall not be less than U.S.$200,000 and shall be in integral multiples of U.S.$1,000 in excess thereof. The Trustee shall promptly authenticate and mail (or cause to be transferred by book entry if the Notes are Global Notes) such new Note to each Holder. (e) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 1019, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1019 by doing so. If it would be unlawful in any jurisdiction to make a Change of Control Offer, the Company shall not be obligated to 100 make such offer in such jurisdiction and will not be deemed to have breached its obligations this Section 1019 because of its failure to make such offer. (g) The obligation of the Company to make a Change of Control Offer may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of Holders of a majority in principal amount of the Notes. (h) On the Change of Control Payment Date, the Company shall, to the extent lawful: (1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount in U.S. dollars equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company. (i) The paying agents shall promptly pay to each Holder of Notes properly tendered and not withdrawn, the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry if the Notes are Global Notes) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 and integral multiples of US$1,000 in excess thereof and shall otherwise be substantially in the form specified in this Indenture. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. (j) In the event that the Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company or a third party purchases all the Notes held by such Holders who have validly tendered (and not withdrawn) their Notes in such Change of Control Offer, the Company shall have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date pursuant to the Change of Control Offer provided above, to redeem all of the Notes that remain Outstanding following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the extent not included in the Change of Control Offer payment, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain Outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant Record Date provided for in clause (c)). (k) The Company shall not be required to make a Change of Control Offer upon a Change of Control Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth 101 make such offer in such jurisdiction and will not be deemed to have breached its obligations this Section 1019 because of its failure to make such offer. (g) The obligation of the Company to make a Change of Control Offer may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of Holders of a majority in principal amount of the Notes. (h) On the Change of Control Payment Date, the Company shall, to the extent lawful: (1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount in U.S. dollars equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company. (i) The paying agents shall promptly pay to each Holder of Notes properly tendered and not withdrawn, the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry if the Notes are Global Notes) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 and integral multiples of US$1,000 in excess thereof and shall otherwise be substantially in the form specified in this Indenture. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. (j) In the event that the Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company or a third party purchases all the Notes held by such Holders who have validly tendered (and not withdrawn) their Notes in such Change of Control Offer, the Company shall have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date pursuant to the Change of Control Offer provided above, to redeem all of the Notes that remain Outstanding following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the extent not included in the Change of Control Offer payment, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain Outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant Record Date provided for in clause (c)). (k) The Company shall not be required to make a Change of Control Offer upon a Change of Control Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth 101 herein, that are applicable to a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption for all outstanding Notes has been given pursuant to this Indenture. Section 1020. Maintenance of Listing. (a) In the event the Notes are listed on the Official List of the Luxembourg Stock Exchange, the Company shall use its commercially reasonable efforts to maintain the listing of the Notes on the Official List of the Luxembourg Stock Exchange for as long as such Notes are Outstanding; provided that if, as a result of the European Union regulated market amended directive 2004/109/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, the Company could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Company would otherwise use to prepare its published financial information or if as a result of regulations adopted or enforced by authorities governing the Luxembourg Stock Exchange continued listing on such exchange becomes impracticable or materially more burdensome, the Company may delist the Notes from the Official List of the Luxembourg Stock Exchange in accordance with the rules of such Exchange and will use its commercially reasonable efforts to seek an alternative admission to listing, trading and/or quotation for the Notes on a different section of the Luxembourg Stock Exchange or by such other recognized listing authority, stock exchange and/or quotation system inside or outside the European Union as the Board of Directors of the Company may decide. (b) As long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Company will maintain a Luxembourg Transfer Agent, a Luxembourg Listing Agent and a Luxembourg Paying Agent, where the Notes may be presented or surrendered for payment or redemption, in the event that any Global Note is exchanged for Notes in certificated form. In addition, in the event that any Global Note is exchanged for Notes in certificated form, announcement of such exchange will be made by or on behalf of the Company through the Luxembourg Stock Exchange and such announcement will include all material information with respect to the delivery of the Notes in certificated form, including details of the Paying Agent in Luxembourg, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require. Section 1021. Maintenance of Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in accordance with generally accepted accounting principles as applied in Brazil or in the applicable jurisdiction. Section 1022. Further Assurances. The Company and the Notes Guarantor shall, at their own cost and expense, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture. 102 herein, that are applicable to a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption for all outstanding Notes has been given pursuant to this Indenture. Section 1020. Maintenance of Listing. (a) In the event the Notes are listed on the Official List of the Luxembourg Stock Exchange, the Company shall use its commercially reasonable efforts to maintain the listing of the Notes on the Official List of the Luxembourg Stock Exchange for as long as such Notes are Outstanding; provided that if, as a result of the European Union regulated market amended directive 2004/109/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, the Company could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Company would otherwise use to prepare its published financial information or if as a result of regulations adopted or enforced by authorities governing the Luxembourg Stock Exchange continued listing on such exchange becomes impracticable or materially more burdensome, the Company may delist the Notes from the Official List of the Luxembourg Stock Exchange in accordance with the rules of such Exchange and will use its commercially reasonable efforts to seek an alternative admission to listing, trading and/or quotation for the Notes on a different section of the Luxembourg Stock Exchange or by such other recognized listing authority, stock exchange and/or quotation system inside or outside the European Union as the Board of Directors of the Company may decide. (b) As long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Company will maintain a Luxembourg Transfer Agent, a Luxembourg Listing Agent and a Luxembourg Paying Agent, where the Notes may be presented or surrendered for payment or redemption, in the event that any Global Note is exchanged for Notes in certificated form. In addition, in the event that any Global Note is exchanged for Notes in certificated form, announcement of such exchange will be made by or on behalf of the Company through the Luxembourg Stock Exchange and such announcement will include all material information with respect to the delivery of the Notes in certificated form, including details of the Paying Agent in Luxembourg, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require. Section 1021. Maintenance of Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in accordance with generally accepted accounting principles as applied in Brazil or in the applicable jurisdiction. Section 1022. Further Assurances. The Company and the Notes Guarantor shall, at their own cost and expense, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture. 102

Section 1023. Reports to Holders. (a) The Company and the Notes Guarantor shall furnish (or in lieu of furnishing, make accessible electronically with notice to the Trustee) to the Trustee and, upon request, the Holders: (i) promptly upon such financial statements becoming available, but in any event within 120 calendar days after the end of each fiscal year of the Company and Notes Guarantor copies of its audited financial statements (on a consolidated basis) in respect of such fiscal year (including a profit and loss account, balance sheet and cash flow statement), in English, prepared in accordance with IFRS and a report thereon by the Company’s and Notes Guarantor’s respective certified independent public accountants; and (ii) within 60 calendar days after the end of each of the first three fiscal quarters of the Company and the Notes Guarantor, copies of its unaudited financial statements (on a consolidated basis) in respect of the relevant period (including a profit and loss account, balance sheet and cash flow statement), in English, prepared on a basis consistent with the audited financial statements of the Company and the Notes Guarantor, and in accordance with IFRS and a review report thereon by the Company’s and the Notes Guarantor’s respective certified independent public accountants. The Company and the Notes Guarantor shall furnish or cause to be furnished to the Trustee all notices of shareholders’ meetings and other public reports and public communications that are filed with any stock exchange, in the language required by such stock exchange. The Trustee shall have no duty with respect to such reports, information and documents, other than to place them in its file and make them available for inspection by Holders upon request. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s and the Notes Guarantor’s compliance with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate). (b) For so long as any of the Notes are Outstanding, the annual and quarterly results releases of the Company and Notes Guarantor that are published on substantially the same dates as the annual and quarterly financial statements described in this Section 1023 will include calculations of each sub-item of Covenant EBITDA, Covenant Net Debt and Total Secured Debt, in addition to calculations for the following financial covenant ratios: Covenant Net Debt / Covenant EBITDA and Total Secured Debt / EBITDA. (c) For so long as any of the Notes are Outstanding, the Company and the Notes Guarantor shall make the information specified in clause (a) above available at the offices of each Paying Agent. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of that exchange so require, the Company shall also make such information available in Luxembourg through the offices of the Luxembourg Paying Agent. (d) Simultaneously with the delivery of each set of financial statements referred to in Section 1023(a), the Company will provide the Trustee with an Officers’ Certificate stating whether a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto. 103 Section 1023. Reports to Holders. (a) The Company and the Notes Guarantor shall furnish (or in lieu of furnishing, make accessible electronically with notice to the Trustee) to the Trustee and, upon request, the Holders: (i) promptly upon such financial statements becoming available, but in any event within 120 calendar days after the end of each fiscal year of the Company and Notes Guarantor copies of its audited financial statements (on a consolidated basis) in respect of such fiscal year (including a profit and loss account, balance sheet and cash flow statement), in English, prepared in accordance with IFRS and a report thereon by the Company’s and Notes Guarantor’s respective certified independent public accountants; and (ii) within 60 calendar days after the end of each of the first three fiscal quarters of the Company and the Notes Guarantor, copies of its unaudited financial statements (on a consolidated basis) in respect of the relevant period (including a profit and loss account, balance sheet and cash flow statement), in English, prepared on a basis consistent with the audited financial statements of the Company and the Notes Guarantor, and in accordance with IFRS and a review report thereon by the Company’s and the Notes Guarantor’s respective certified independent public accountants. The Company and the Notes Guarantor shall furnish or cause to be furnished to the Trustee all notices of shareholders’ meetings and other public reports and public communications that are filed with any stock exchange, in the language required by such stock exchange. The Trustee shall have no duty with respect to such reports, information and documents, other than to place them in its file and make them available for inspection by Holders upon request. Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s and the Notes Guarantor’s compliance with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officers’ Certificate). (b) For so long as any of the Notes are Outstanding, the annual and quarterly results releases of the Company and Notes Guarantor that are published on substantially the same dates as the annual and quarterly financial statements described in this Section 1023 will include calculations of each sub-item of Covenant EBITDA, Covenant Net Debt and Total Secured Debt, in addition to calculations for the following financial covenant ratios: Covenant Net Debt / Covenant EBITDA and Total Secured Debt / EBITDA. (c) For so long as any of the Notes are Outstanding, the Company and the Notes Guarantor shall make the information specified in clause (a) above available at the offices of each Paying Agent. For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of that exchange so require, the Company shall also make such information available in Luxembourg through the offices of the Luxembourg Paying Agent. (d) Simultaneously with the delivery of each set of financial statements referred to in Section 1023(a), the Company will provide the Trustee with an Officers’ Certificate stating whether a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto. 103

Section 1024. Anti-Money Laundering, Terrorism and Economic Sanctions (a) The Trustee, any paying agent, transfer agent or registrar (each, an “Agent”) may take and instruct any delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any internal group policy (including any Know Your Client and/or other compliance policy) which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the Company's or the Notes Guarantor’s accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of funds paid into or out of the Company's or the Notes Guarantor’s accounts. Neither the Agents nor any delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Agents or any delegate pursuant to this Section 1024. (b) Each of the Company and the Notes Guarantor covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury (OFAC) or the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”); (c) Each of the Company and the Notes Guarantor covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any repayments/reimbursements made pursuant to this agreement, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person. Section 1025. Release of Covenants. If on any date following the Issue Date: (a) the Notes have been assigned an Investment Grade Rating by any two Rating Agencies; and (b) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following two paragraphs, the covenants specifically set forth in the following Sections will automatically, without any notice of any kind, be suspended (and the Company and the Restricted Subsidiaries will have no obligation or liability whatsoever with respect to such covenants): (1) Section 801(a)(iii) – Consolidation, Merger, Conveyance, Sale or Lease; 104 Section 1024. Anti-Money Laundering, Terrorism and Economic Sanctions (a) The Trustee, any paying agent, transfer agent or registrar (each, an “Agent”) may take and instruct any delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any internal group policy (including any Know Your Client and/or other compliance policy) which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the Company's or the Notes Guarantor’s accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of funds paid into or out of the Company's or the Notes Guarantor’s accounts. Neither the Agents nor any delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Agents or any delegate pursuant to this Section 1024. (b) Each of the Company and the Notes Guarantor covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury (OFAC) or the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”); (c) Each of the Company and the Notes Guarantor covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any repayments/reimbursements made pursuant to this agreement, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person. Section 1025. Release of Covenants. If on any date following the Issue Date: (a) the Notes have been assigned an Investment Grade Rating by any two Rating Agencies; and (b) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following two paragraphs, the covenants specifically set forth in the following Sections will automatically, without any notice of any kind, be suspended (and the Company and the Restricted Subsidiaries will have no obligation or liability whatsoever with respect to such covenants): (1) Section 801(a)(iii) – Consolidation, Merger, Conveyance, Sale or Lease; 104

(2) Section 1007 – Notes Guarantor Leverage Maintenance Covenant; (3) Section 1008 – Notes Guarantor Dividend Maintenance Covenant; (4) Section 1009 – Notes Guarantor Liens Maintenance Covenant; (5) Section 1010 – Company Leverage Maintenance Covenant; (6) Section 1011 – Limitation on Restricted Payments; (7) Section 1012 – Limitation on Indebtedness; (8) Section 1014 – Limitation on Sales of Assets; (9) Section 1015 – Limitation on Transactions with Affiliates; (10) Section 1016(a)(1) – Limitation on Sale and Lease-Back Transactions; (11) Section 1017 – Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries; and (12) Section 1018 – Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. Clauses (1) through (12) above are collectively referred to as the “Suspended Covenants.” During any period in which the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any Subsidiaries of the Company as Unrestricted Subsidiaries pursuant to the second paragraph of the definition of “Unrestricted Subsidiary.” If, during any period in which the Suspended Covenants are suspended, the Notes cease to have an Investment Grade Rating by any two Rating Agencies, the Suspended Covenants will thereafter be reinstated and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating by any two Rating Agencies (in which event the Suspended Covenants will again be suspended for such time that the Notes maintain an Investment Grade Rating by any two Rating Agencies); provided, however, that no Default or breach or violation of any kind will be deemed to exist under this Indenture, the Notes, the Notes Guarantee or any Restricted Subsidiary Guarantee with respect to the Suspended Covenants (whether during the period when the Suspended Covenants were suspended or thereafter) based on, and none of the Company or any of its Restricted Subsidiaries will bear any liability (whether during the period when the Suspended Covenants were suspended or thereafter) for, any actions taken or events occurring after the Notes attain an Investment Grade Rating by any two Rating Agencies and before any reinstatement of the Suspended Covenants as provided above, or any actions taken at any time 105 (2) Section 1007 – Notes Guarantor Leverage Maintenance Covenant; (3) Section 1008 – Notes Guarantor Dividend Maintenance Covenant; (4) Section 1009 – Notes Guarantor Liens Maintenance Covenant; (5) Section 1010 – Company Leverage Maintenance Covenant; (6) Section 1011 – Limitation on Restricted Payments; (7) Section 1012 – Limitation on Indebtedness; (8) Section 1014 – Limitation on Sales of Assets; (9) Section 1015 – Limitation on Transactions with Affiliates; (10) Section 1016(a)(1) – Limitation on Sale and Lease-Back Transactions; (11) Section 1017 – Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries; and (12) Section 1018 – Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. Clauses (1) through (12) above are collectively referred to as the “Suspended Covenants.” During any period in which the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any Subsidiaries of the Company as Unrestricted Subsidiaries pursuant to the second paragraph of the definition of “Unrestricted Subsidiary.” If, during any period in which the Suspended Covenants are suspended, the Notes cease to have an Investment Grade Rating by any two Rating Agencies, the Suspended Covenants will thereafter be reinstated and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating by any two Rating Agencies (in which event the Suspended Covenants will again be suspended for such time that the Notes maintain an Investment Grade Rating by any two Rating Agencies); provided, however, that no Default or breach or violation of any kind will be deemed to exist under this Indenture, the Notes, the Notes Guarantee or any Restricted Subsidiary Guarantee with respect to the Suspended Covenants (whether during the period when the Suspended Covenants were suspended or thereafter) based on, and none of the Company or any of its Restricted Subsidiaries will bear any liability (whether during the period when the Suspended Covenants were suspended or thereafter) for, any actions taken or events occurring after the Notes attain an Investment Grade Rating by any two Rating Agencies and before any reinstatement of the Suspended Covenants as provided above, or any actions taken at any time 105

(whether during the period when the Suspended Covenants were suspended or thereafter) pursuant to any contractual obligation arising prior to the reinstatement, regardless of whether those actions or events would have been permitted if the applicable Suspended Covenant had remained in effect during such period. The Company shall provide the Trustee and the Holders with a notice of suspension or reinstatement of covenants within five Business Days of such occurrence. In the absence of such notice, the Trustee shall be entitled to assume no such suspension or reinstatement has occurred. ARTICLE ELEVEN REDEMPTION OF SECURITIES Section 1101. Applicability of Article. The Securities may not be redeemed at the election of the Company except in accordance with the form of Note established and approved pursuant to Section 202 and on such terms as are specified in such form and in accordance with the provisions of this Article. Any redemption pursuant to Section 1109, Section 1110 and Section 1111 shall be made pursuant to the provisions of Section 1101 through Section 1108 hereof. Section 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes redeemable at the election of the Company shall be evidenced by, or made pursuant to authority granted by, a Board Resolution delivered at the time of election. In case of any redemption at the election of the Company of any Notes, the Company shall notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed, no later than 15 calendar days (unless a shorter notice shall be satisfactory to the Trustee) prior to the date such notice is to be given to the Holders according to Section 1104. In the case of any redemption of Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Notes, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition. Section 1103. Selection by Trustee of Securities to be Redeemed. In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee (i) in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Notes are listed or (ii) if such securities exchange has no requirement governing redemption or the Notes are not then listed on a securities exchange, by any method as may be required by the Depositary in accordance with its applicable procedures or (iii) if there are no such methods, on a pro rata basis which may include a provision for the selection for redemption of portions of the principal of Notes of a denomination larger than the minimum authorized denomination for Notes. (a) No Notes of a principal amount of US$200,000 or less may be redeemed in part, and Notes of a principal amount in excess of US$200,000 may be redeemed in part in multiples of US$1,000 only. 106 (whether during the period when the Suspended Covenants were suspended or thereafter) pursuant to any contractual obligation arising prior to the reinstatement, regardless of whether those actions or events would have been permitted if the applicable Suspended Covenant had remained in effect during such period. The Company shall provide the Trustee and the Holders with a notice of suspension or reinstatement of covenants within five Business Days of such occurrence. In the absence of such notice, the Trustee shall be entitled to assume no such suspension or reinstatement has occurred. ARTICLE ELEVEN REDEMPTION OF SECURITIES Section 1101. Applicability of Article. The Securities may not be redeemed at the election of the Company except in accordance with the form of Note established and approved pursuant to Section 202 and on such terms as are specified in such form and in accordance with the provisions of this Article. Any redemption pursuant to Section 1109, Section 1110 and Section 1111 shall be made pursuant to the provisions of Section 1101 through Section 1108 hereof. Section 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes redeemable at the election of the Company shall be evidenced by, or made pursuant to authority granted by, a Board Resolution delivered at the time of election. In case of any redemption at the election of the Company of any Notes, the Company shall notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed, no later than 15 calendar days (unless a shorter notice shall be satisfactory to the Trustee) prior to the date such notice is to be given to the Holders according to Section 1104. In the case of any redemption of Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Notes, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition. Section 1103. Selection by Trustee of Securities to be Redeemed. In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee (i) in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which the Notes are listed or (ii) if such securities exchange has no requirement governing redemption or the Notes are not then listed on a securities exchange, by any method as may be required by the Depositary in accordance with its applicable procedures or (iii) if there are no such methods, on a pro rata basis which may include a provision for the selection for redemption of portions of the principal of Notes of a denomination larger than the minimum authorized denomination for Notes. (a) No Notes of a principal amount of US$200,000 or less may be redeemed in part, and Notes of a principal amount in excess of US$200,000 may be redeemed in part in multiples of US$1,000 only. 106

(b) If less than all the Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the Outstanding Notes not previously called for redemption. Unless otherwise provided in the terms of the Notes, the portions of the principal of Notes so selected for partial redemption shall be equal to the minimum authorized denomination of the Notes, or an integral multiple thereof, and the principal amount which remains Outstanding shall not be less than the minimum authorized denomination for Securities. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed. Section 1104. Notice of Redemption. Notice of redemption shall be given by the Company not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, in accordance with Section 106. Once such notice is given in accordance with this Indenture, it shall be irrevocable. All notices of redemption shall state: (1) the Redemption Date; (2) the redemption price; (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed, from the Holder to whom the notice is given; (4) that on the Redemption Date the redemption price shall become due and payable upon each such Note, and that interest, if any, thereon shall cease to accrue from and after said date to the extent that the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price; (5) the place where such Notes are to be surrendered for payment of the redemption price, which shall be the office or agency of the Company in the Place of Payment; (6) if applicable, that the redemption is on account of a sinking or purchase fund, or other analogous obligation; and (7) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other reference number, if any, listed in such notice or printed on the Securities. 107 (b) If less than all the Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date, from the Outstanding Notes not previously called for redemption. Unless otherwise provided in the terms of the Notes, the portions of the principal of Notes so selected for partial redemption shall be equal to the minimum authorized denomination of the Notes, or an integral multiple thereof, and the principal amount which remains Outstanding shall not be less than the minimum authorized denomination for Securities. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed. Section 1104. Notice of Redemption. Notice of redemption shall be given by the Company not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, in accordance with Section 106. Once such notice is given in accordance with this Indenture, it shall be irrevocable. All notices of redemption shall state: (1) the Redemption Date; (2) the redemption price; (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed, from the Holder to whom the notice is given; (4) that on the Redemption Date the redemption price shall become due and payable upon each such Note, and that interest, if any, thereon shall cease to accrue from and after said date to the extent that the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price; (5) the place where such Notes are to be surrendered for payment of the redemption price, which shall be the office or agency of the Company in the Place of Payment; (6) if applicable, that the redemption is on account of a sinking or purchase fund, or other analogous obligation; and (7) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other reference number, if any, listed in such notice or printed on the Securities. 107

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s Request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company shall have delivered to the Trustee, at least 35 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Section 1105. Notice to Luxembourg Stock Exchange. So long as any Securities are listed on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the exchange require, the Company shall cause notices of redemption to be published as provided in Section 107. Section 1106. Deposit of Redemption Price. At least one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the redemption price of all the Notes which are to be redeemed on that date. The Company shall cause the bank through which payment of funds to the Paying Agent shall be made to deliver to the Paying Agent by 10:00 a.m. (New York time) two Business Days prior to the due date of such payment an irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment. Subject to payment by the Company of a sum sufficient to pay the amount due on the Redemption Date, interest on the Notes (or portions thereof if the Notes are redeemed in part) shall cease to accrue upon the Redemption Date of such Notes (or portions thereof if such Securities are redeemed in part). Section 1107. Notes Payable on Redemption Date. Notice of Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified and from and after such date (unless the Company shall default in the deposit of the redemption price as provided in Section 1106) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Company at the redemption price. Installments of interest due on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Record Dates according to their terms and the provisions of Section 308. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate provided in Section 505. Section 1108. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company in the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge to such Holder, a new Note or Notes of Stated Maturity and of like tenor and terms, of any authorized 108 Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s Request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company shall have delivered to the Trustee, at least 35 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Section 1105. Notice to Luxembourg Stock Exchange. So long as any Securities are listed on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the exchange require, the Company shall cause notices of redemption to be published as provided in Section 107. Section 1106. Deposit of Redemption Price. At least one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the redemption price of all the Notes which are to be redeemed on that date. The Company shall cause the bank through which payment of funds to the Paying Agent shall be made to deliver to the Paying Agent by 10:00 a.m. (New York time) two Business Days prior to the due date of such payment an irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment. Subject to payment by the Company of a sum sufficient to pay the amount due on the Redemption Date, interest on the Notes (or portions thereof if the Notes are redeemed in part) shall cease to accrue upon the Redemption Date of such Notes (or portions thereof if such Securities are redeemed in part). Section 1107. Notes Payable on Redemption Date. Notice of Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified and from and after such date (unless the Company shall default in the deposit of the redemption price as provided in Section 1106) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Company at the redemption price. Installments of interest due on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Record Dates according to their terms and the provisions of Section 308. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate provided in Section 505. Section 1108. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company in the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge to such Holder, a new Note or Notes of Stated Maturity and of like tenor and terms, of any authorized 108 denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. Section 1109. Optional Redemption. (a) Except as provided in clause (b) below, the Company may not redeem the Notes prior to December 5, 2023. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after December 5, 2023, at the redemption price, expressed as a percentage of the principal amount thereof, set forth below plus accrued and unpaid interest and Additional Amounts (if any) on the Notes to, but excluding, the applicable Redemption Date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve-month period commencing on December 5 of the year set forth below: Year Percentage 2023 .............................................. 100.000% (b) At any time prior to December 5, 2023, the Company may redeem the Notes, at its option, in whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, and (2) the sum of the present values at such Redemption Date of (a) the redemption price of the Notes at December 5, 2023 (such redemption price being set forth in the table above) plus (b) all scheduled interest payments on the Notes through December 5, 2023 (excluding accrued but unpaid interest to, but excluding, the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the make-whole amount), plus in each case any accrued but unpaid interest and Additional Amounts (if any) thereon to, but excluding, the Redemption Date; provided, however, that no partial redemption of the Notes may occur if the aggregate Outstanding amount of Notes after such redemption would be less than US$150 million. In no event will the Trustee be responsible for calculating the redemption price. (c) The Company or any of its Affiliates may at any time and from time to time repurchase Notes in the open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Company or its Affiliates may determine. The Company or any of its Affiliates may hold or resell the Notes it purchases (as long as in compliance with applicable requirements or exemptions under the relevant securities laws) or may surrender them to the Trustee or an Agent for cancellation. Section 1110. Optional Redemption upon Eligible Equity Offerings. (a) At any time, or from time to time, prior to or on December 5, 2023, the Company may, at its option, on one or more occasions, use an amount not to exceed the 109 denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. Section 1109. Optional Redemption. (a) Except as provided in clause (b) below, the Company may not redeem the Notes prior to December 5, 2023. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after December 5, 2023, at the redemption price, expressed as a percentage of the principal amount thereof, set forth below plus accrued and unpaid interest and Additional Amounts (if any) on the Notes to, but excluding, the applicable Redemption Date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve-month period commencing on December 5 of the year set forth below: Year Percentage 2023 .............................................. 100.000% (b) At any time prior to December 5, 2023, the Company may redeem the Notes, at its option, in whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, and (2) the sum of the present values at such Redemption Date of (a) the redemption price of the Notes at December 5, 2023 (such redemption price being set forth in the table above) plus (b) all scheduled interest payments on the Notes through December 5, 2023 (excluding accrued but unpaid interest to, but excluding, the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the make-whole amount), plus in each case any accrued but unpaid interest and Additional Amounts (if any) thereon to, but excluding, the Redemption Date; provided, however, that no partial redemption of the Notes may occur if the aggregate Outstanding amount of Notes after such redemption would be less than US$150 million. In no event will the Trustee be responsible for calculating the redemption price. (c) The Company or any of its Affiliates may at any time and from time to time repurchase Notes in the open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Company or its Affiliates may determine. The Company or any of its Affiliates may hold or resell the Notes it purchases (as long as in compliance with applicable requirements or exemptions under the relevant securities laws) or may surrender them to the Trustee or an Agent for cancellation. Section 1110. Optional Redemption upon Eligible Equity Offerings. (a) At any time, or from time to time, prior to or on December 5, 2023, the Company may, at its option, on one or more occasions, use an amount not to exceed the 109 aggregate Net Cash Proceeds of one or more Eligible Equity Offerings to redeem up to 35% of the aggregate principal amount of the Outstanding Notes (including any Additional Notes) at a redemption price equal to 109.250% of the principal amount on the Redemption Date, plus any accrued and unpaid interest to, but excluding, the Redemption Date; provided that: (1) after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under this Indenture remains Outstanding; and (2) the Company gives notice of such redemption not more than 90 days after the consummation of the related Eligible Equity Offering. (b) Notice of any redemption upon an Eligible Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Eligible Equity Offering. Section 1111. Optional Redemption in the Event of Change in Tax Treatment. (a) The Notes may be redeemed at the Company’s election, in whole, but not in part, upon the giving of notice as provided in Section 1104, at a redemption price equal to (1) the Outstanding principal amount thereof, together with (2) Additional Amounts, if any, payable with respect to the Notes and (3) any accrued and unpaid interest to, but not including, the redemption date, if the Company certifies to the Trustee immediately prior to the giving of such notice that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (a “Change in Tax Law”), the Company or the Notes Guarantor has or will become obligated to pay Additional Amounts on the Notes at a rate of withholding or deduction in excess of the Additional Amounts the Company or the Notes Guarantor would be obligated to pay under applicable law in effect on the Issue Date (“Excess Additional Amounts”), if such change or amendment is announced on or after the Issue Date and such obligation cannot be avoided by the Company or the Notes Guarantor taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or the Notes Guarantor would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Notes then due. (b) Prior to the giving of notice of tax redemption pursuant this Section 1111, the Company shall deliver to the Trustee: (1) an Officers’ Certificate to the effect that any and all governmental approvals necessary for the Company to effect such redemption, including any required approvals from the Central Bank, have been or at the time of 110 aggregate Net Cash Proceeds of one or more Eligible Equity Offerings to redeem up to 35% of the aggregate principal amount of the Outstanding Notes (including any Additional Notes) at a redemption price equal to 109.250% of the principal amount on the Redemption Date, plus any accrued and unpaid interest to, but excluding, the Redemption Date; provided that: (1) after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under this Indenture remains Outstanding; and (2) the Company gives notice of such redemption not more than 90 days after the consummation of the related Eligible Equity Offering. (b) Notice of any redemption upon an Eligible Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Eligible Equity Offering. Section 1111. Optional Redemption in the Event of Change in Tax Treatment. (a) The Notes may be redeemed at the Company’s election, in whole, but not in part, upon the giving of notice as provided in Section 1104, at a redemption price equal to (1) the Outstanding principal amount thereof, together with (2) Additional Amounts, if any, payable with respect to the Notes and (3) any accrued and unpaid interest to, but not including, the redemption date, if the Company certifies to the Trustee immediately prior to the giving of such notice that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (a “Change in Tax Law”), the Company or the Notes Guarantor has or will become obligated to pay Additional Amounts on the Notes at a rate of withholding or deduction in excess of the Additional Amounts the Company or the Notes Guarantor would be obligated to pay under applicable law in effect on the Issue Date (“Excess Additional Amounts”), if such change or amendment is announced on or after the Issue Date and such obligation cannot be avoided by the Company or the Notes Guarantor taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or the Notes Guarantor would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Notes then due. (b) Prior to the giving of notice of tax redemption pursuant this Section 1111, the Company shall deliver to the Trustee: (1) an Officers’ Certificate to the effect that any and all governmental approvals necessary for the Company to effect such redemption, including any required approvals from the Central Bank, have been or at the time of 110 redemption will be obtained and in full force and effect and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption; and (2) a written opinion of recognized Brazilian counsel to the effect that the Company has or will become obligated to pay Excess Additional Amounts as a result of a Change in Tax Law and that all governmental requirements necessary for the Company to effect such redemption have been complied with. Section 1112. Mandatory Redemption. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities; provided, however, that the Company is required to offer to purchase Notes in the circumstances specified under Section 1019. ARTICLE TWELVE NOTES GUARANTEE Section 1201. The Notes Guarantee. Subject to the provisions of this Article, the Notes Guarantor hereby irrevocably and unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee and to the Trustee the full and punctual payment (whether at the Stated Maturity, Interest Payment Dates, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest, Additional Amounts and all other amounts that may come due and payable under each Note and the full and punctual payment of all other amounts payable by the Company under this Indenture as they come due. Upon failure by the Company to pay punctually any such amount, the Notes Guarantor shall forthwith pay the amount not so paid at the place and time and in the manner specified in this Indenture. Section 1202. Notes Guarantee Unconditional. The obligations of the Notes Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by: (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise; (b) any modification or amendment of or supplement to this Indenture or any Note; (c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note; (d) the existence of any claim, set-off or other rights which the Notes Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that 111 redemption will be obtained and in full force and effect and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption; and (2) a written opinion of recognized Brazilian counsel to the effect that the Company has or will become obligated to pay Excess Additional Amounts as a result of a Change in Tax Law and that all governmental requirements necessary for the Company to effect such redemption have been complied with. Section 1112. Mandatory Redemption. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities; provided, however, that the Company is required to offer to purchase Notes in the circumstances specified under Section 1019. ARTICLE TWELVE NOTES GUARANTEE Section 1201. The Notes Guarantee. Subject to the provisions of this Article, the Notes Guarantor hereby irrevocably and unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee and to the Trustee the full and punctual payment (whether at the Stated Maturity, Interest Payment Dates, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest, Additional Amounts and all other amounts that may come due and payable under each Note and the full and punctual payment of all other amounts payable by the Company under this Indenture as they come due. Upon failure by the Company to pay punctually any such amount, the Notes Guarantor shall forthwith pay the amount not so paid at the place and time and in the manner specified in this Indenture. Section 1202. Notes Guarantee Unconditional. The obligations of the Notes Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by: (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise; (b) any modification or amendment of or supplement to this Indenture or any Note; (c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note; (d) the existence of any claim, set-off or other rights which the Notes Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that 111 nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim; (e) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or (f) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of or defense to such Notes Guarantor’s obligations hereunder. Section 1203. Discharge, Reinstatement. The Notes Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Notes Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time. Section 1204. Waiver by the Notes Guarantor. (a) The Notes Guarantor unconditionally and irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. The Notes Guarantee constitutes a guaranty of payment and not of collection. (b) The Notes Guarantor unconditionally and irrevocably waives any and all rights provided under Articles 366, 827, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 794 of the Brazilian Civil Procedure Code. Section 1205. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Notes Guarantor will be subrogated to the rights of the payee against the Company with respect to such obligation; provided, however, that the Notes Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities shall have been paid in full, and all amounts payable to the Trustee and the other agents hereunder have been paid in full. Section 1206. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Notes Guarantor forthwith on demand by the Trustee or the Holders. 112 nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim; (e) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or (f) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of or defense to such Notes Guarantor’s obligations hereunder. Section 1203. Discharge, Reinstatement. The Notes Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Notes Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time. Section 1204. Waiver by the Notes Guarantor. (a) The Notes Guarantor unconditionally and irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. The Notes Guarantee constitutes a guaranty of payment and not of collection. (b) The Notes Guarantor unconditionally and irrevocably waives any and all rights provided under Articles 366, 827, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 794 of the Brazilian Civil Procedure Code. Section 1205. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Notes Guarantor will be subrogated to the rights of the payee against the Company with respect to such obligation; provided, however, that the Notes Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities shall have been paid in full, and all amounts payable to the Trustee and the other agents hereunder have been paid in full. Section 1206. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Notes Guarantor forthwith on demand by the Trustee or the Holders. 112

Section 1207. Execution and Delivery of the Notes Guarantee. The execution by the Notes Guarantor of this Indenture or a supplemental indenture evidences the Notes Guarantee whether or not the Person signing as an officer of the Notes Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Notes Guarantee set forth in this Indenture on behalf of the Notes Guarantor. Section 1208. CMN Resolution No. 2,515/1998. Each of the parties hereto, in compliance with CMN Resolution No. 2,515/1998, acknowledge that (i) the issuance of the Notes does not comprise any guarantees from the Federal Government (União); and (ii) the Holders will not rely on any guarantee from the Federal Government (União) in case the Company or the Notes Guarantor are unable to fulfill their obligations under the Notes. ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE Section 1301. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option by Board Resolution, at any time, elect to have either Section 1302 or Section 1303 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen. Section 1302. Legal Defeasance and Discharge. Upon the Company’s exercise of the option provided in Section 1301 to have this Section 1302 applied to all the Outstanding Notes, the Company and the Notes Guarantor shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes and the Notes Guarantor and any Subsidiary Guarantors discharged with respect to the Notes Guarantee or Restricted Subsidiary Guarantees, respectively, on the date the conditions in Section 1304 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by all the Outstanding Notes and the Notes Guarantee, as well as any Subsidiary Guarantee, on the 91st day after the conditions specified in Section 1304 are met, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute instruments acknowledging the same) except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund provided in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest and Additional Amounts, if any, on such Notes when such payments are due, (b) the respective obligations of the Company and the Notes Guarantor with respect to such Notes under Section 304, Section 305, Section 306, Section 307, Section 1002 and Section 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company, the Notes Guarantor and each Subsidiary Guarantor with respect thereto and (d) this Article Thirteen and the Company’s obligations to the Trustee under Section 607. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303. 113 Section 1207. Execution and Delivery of the Notes Guarantee. The execution by the Notes Guarantor of this Indenture or a supplemental indenture evidences the Notes Guarantee whether or not the Person signing as an officer of the Notes Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Notes Guarantee set forth in this Indenture on behalf of the Notes Guarantor. Section 1208. CMN Resolution No. 2,515/1998. Each of the parties hereto, in compliance with CMN Resolution No. 2,515/1998, acknowledge that (i) the issuance of the Notes does not comprise any guarantees from the Federal Government (União); and (ii) the Holders will not rely on any guarantee from the Federal Government (União) in case the Company or the Notes Guarantor are unable to fulfill their obligations under the Notes. ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE Section 1301. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option by Board Resolution, at any time, elect to have either Section 1302 or Section 1303 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen. Section 1302. Legal Defeasance and Discharge. Upon the Company’s exercise of the option provided in Section 1301 to have this Section 1302 applied to all the Outstanding Notes, the Company and the Notes Guarantor shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes and the Notes Guarantor and any Subsidiary Guarantors discharged with respect to the Notes Guarantee or Restricted Subsidiary Guarantees, respectively, on the date the conditions in Section 1304 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by all the Outstanding Notes and the Notes Guarantee, as well as any Subsidiary Guarantee, on the 91st day after the conditions specified in Section 1304 are met, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute instruments acknowledging the same) except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund provided in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest and Additional Amounts, if any, on such Notes when such payments are due, (b) the respective obligations of the Company and the Notes Guarantor with respect to such Notes under Section 304, Section 305, Section 306, Section 307, Section 1002 and Section 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company, the Notes Guarantor and each Subsidiary Guarantor with respect thereto and (d) this Article Thirteen and the Company’s obligations to the Trustee under Section 607. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303. 113

Section 1303. Covenant Defeasance. Upon the Company’s exercise of the option provided in Section 1301 to have this Section 1303 applied to all the Outstanding Notes, (i) the Company and the Restricted Subsidiaries shall be released from its obligations under Section 1011 to Section 1018 with respect to such Securities (hereinafter, “Covenant Defeasance”) and (ii) the occurrence of an event with respect to the Securities specified in Section 503(5), Section 503(6), Section 503(7), Section 503(8) or Section 503(11) shall not constitute a Default or Event of Default with respect to the Notes on and after the date the conditions set forth in Section 1304 are satisfied. For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture, with respect to such Securities and Securities as to which the Company has not elected to have either Section 1302 or Section 1303 applied, shall be unaffected thereby. Section 1304. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1302 or Section 1303 to the then Outstanding Notes: (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of all Outstanding Notes, (A) cash in U.S. dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (C) a combination thereof, sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest (including Penalty Interest or Additional Amounts, if any) on the Notes on the due date of such principal of, premium, if any, or installment of interest (including Penalty Interest or Additional Amounts, if any) in accordance with the terms of this Indenture and of the Notes; (2) in the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel, from Counsel in the United States who is reasonably acceptable to the Trustee and external to the Company (subject to customary exceptions and exclusions), stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the Issue Date there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes with respect to the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit pursuant to clause (1), Legal Defeasance and discharge and will be subject to U.S. federal income tax on the 114 Section 1303. Covenant Defeasance. Upon the Company’s exercise of the option provided in Section 1301 to have this Section 1303 applied to all the Outstanding Notes, (i) the Company and the Restricted Subsidiaries shall be released from its obligations under Section 1011 to Section 1018 with respect to such Securities (hereinafter, “Covenant Defeasance”) and (ii) the occurrence of an event with respect to the Securities specified in Section 503(5), Section 503(6), Section 503(7), Section 503(8) or Section 503(11) shall not constitute a Default or Event of Default with respect to the Notes on and after the date the conditions set forth in Section 1304 are satisfied. For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture, with respect to such Securities and Securities as to which the Company has not elected to have either Section 1302 or Section 1303 applied, shall be unaffected thereby. Section 1304. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1302 or Section 1303 to the then Outstanding Notes: (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of all Outstanding Notes, (A) cash in U.S. dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (C) a combination thereof, sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest (including Penalty Interest or Additional Amounts, if any) on the Notes on the due date of such principal of, premium, if any, or installment of interest (including Penalty Interest or Additional Amounts, if any) in accordance with the terms of this Indenture and of the Notes; (2) in the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel, from Counsel in the United States who is reasonably acceptable to the Trustee and external to the Company (subject to customary exceptions and exclusions), stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the Issue Date there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes with respect to the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit pursuant to clause (1), Legal Defeasance and discharge and will be subject to U.S. federal income tax on the 114 same amounts, in the same manner and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred; (3) in the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel, from Counsel in the United States who is reasonably acceptable to the Trustee and external to the Company (subject to customary exceptions and exclusions), to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit pursuant to clause (1) and Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred; (4) the Company shall have delivered to the Trustee (a) an Opinion of Counsel, from Counsel in Brazil who is reasonably acceptable to the Trustee and external to the Company (subject to customary exceptions and exclusions), to the effect that, based upon Brazilian law then in effect, beneficial owners of the Notes will not recognize income, gain or loss for Brazilian tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Brazilian taxes on the same amounts and in the same manner and at the same time as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred; or (b) a ruling directed to the Trustee received from tax authorities of Brazil to the same effect as the opinion of counsel provided in clause (a) above; (5) no Default, shall have occurred and be continuing with respect to the Securities on the date of the deposit pursuant to clause (1) (except any Default resulting from any failure to comply with Section 1012 as a result of the borrowing of the funds required to effect such deposit); (6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (7) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (8) the Company shall have delivered to the Trustee an Officers’ Certificate and a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Company, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; 115 same amounts, in the same manner and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred; (3) in the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel, from Counsel in the United States who is reasonably acceptable to the Trustee and external to the Company (subject to customary exceptions and exclusions), to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit pursuant to clause (1) and Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred; (4) the Company shall have delivered to the Trustee (a) an Opinion of Counsel, from Counsel in Brazil who is reasonably acceptable to the Trustee and external to the Company (subject to customary exceptions and exclusions), to the effect that, based upon Brazilian law then in effect, beneficial owners of the Notes will not recognize income, gain or loss for Brazilian tax purposes, including withholding tax except for withholding tax then payable on interest payments due, as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Brazilian taxes on the same amounts and in the same manner and at the same time as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred; or (b) a ruling directed to the Trustee received from tax authorities of Brazil to the same effect as the opinion of counsel provided in clause (a) above; (5) no Default, shall have occurred and be continuing with respect to the Securities on the date of the deposit pursuant to clause (1) (except any Default resulting from any failure to comply with Section 1012 as a result of the borrowing of the funds required to effect such deposit); (6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (7) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (8) the Company shall have delivered to the Trustee an Officers’ Certificate and a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Company, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; 115

(9) the Company shall have delivered to the Trustee a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Company to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (10) the Company shall have delivered to the Trustee a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Company to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended. Section 1305. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. (a) Subject to the provisions of Section 1003, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section, the “Trustee”) pursuant to Section 1304 in respect of the Notes subject to Legal Defeasance or Covenant Defeasance, as applicable, shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and interest, but such cash need not be segregated from other funds except to the extent required by law. (b) The Company and the Notes Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes. (c) Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of an nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 1306. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1302 or Section 1303 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Notes Guarantor under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 1302 or Section 1303; provided, however, that if the Company or the Notes Guarantor make any payment of principal of or interest on or Additional Amounts in respect of any Notes following the reinstatement of its obligations, the Company or the Notes Guarantor (as the case may be) shall be subrogated to the rights of the 116 (9) the Company shall have delivered to the Trustee a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Company to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (10) the Company shall have delivered to the Trustee a written opinion from U.S. counsel reasonably acceptable to the Trustee and external to the Company to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended. Section 1305. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. (a) Subject to the provisions of Section 1003, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section, the “Trustee”) pursuant to Section 1304 in respect of the Notes subject to Legal Defeasance or Covenant Defeasance, as applicable, shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and interest, but such cash need not be segregated from other funds except to the extent required by law. (b) The Company and the Notes Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes. (c) Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of an nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 1306. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1302 or Section 1303 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Notes Guarantor under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 1302 or Section 1303; provided, however, that if the Company or the Notes Guarantor make any payment of principal of or interest on or Additional Amounts in respect of any Notes following the reinstatement of its obligations, the Company or the Notes Guarantor (as the case may be) shall be subrogated to the rights of the 116

Holders of Notes to receive such payment from the money held by the Trustee or the Paying Agent. 117 Holders of Notes to receive such payment from the money held by the Trustee or the Paying Agent. 117

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written. CEMIG GERAÇÃO E TRANSMISSÃO S.A., the Company. By: Name: Title: COMPANHIA ENERGÉTICA DE MINAS GERAIS – CEMIG, the Notes Guarantor. By: Name: Title: 1 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written. CEMIG GERAÇÃO E TRANSMISSÃO S.A., the Company. By: Name: Title: COMPANHIA ENERGÉTICA DE MINAS GERAIS – CEMIG, the Notes Guarantor. By: Name: Title: 1

THE BANK OF NEW YORK MELLON, as Trustee, Registrar, Paying Agent and Transfer Agent. By: Name: Title: THE BANK OF NEW YORK MELLON, as Trustee, Registrar, Paying Agent and Transfer Agent. By: Name: Title:

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Luxembourg Paying Agent, Luxembourg Transfer Agent and Luxembourg Listing Agent. By: Name: Title: THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Luxembourg Paying Agent, Luxembourg Transfer Agent and Luxembourg Listing Agent. By: Name: Title:

EXHIBIT A [Form of Note] [Include the following Rule 144A Global Note Legend on all Rule 144A Global Notes: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CEMIG GERAÇÃO E TRANSMISSÃO S.A. (THE “COMPANY”) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE OPTION OF THE COMPANY.] [Include the following Regulation S Global Note Legend on all Regulation S Global Notes: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT, PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE REFERRED TO HEREIN. EXHIBIT A [Form of Note] [Include the following Rule 144A Global Note Legend on all Rule 144A Global Notes: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CEMIG GERAÇÃO E TRANSMISSÃO S.A. (THE “COMPANY”) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE OPTION OF THE COMPANY.] [Include the following Regulation S Global Note Legend on all Regulation S Global Notes: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT, PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE REFERRED TO HEREIN.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.] [Include the following Global Note Legend on all Global Notes: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 306 OF THE INDENTURE.] [Include the following legend on all Global Notes: THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND WILL NOT BE LISTED ON THE NEW YORK STOCK EXCHANGE. ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT UNDER CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES OR VIOLATE APPLICABLE SECURITIES LAWS OR REGULATIONS.] THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.] [Include the following Global Note Legend on all Global Notes: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 306 OF THE INDENTURE.] [Include the following legend on all Global Notes: THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND WILL NOT BE LISTED ON THE NEW YORK STOCK EXCHANGE. ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT UNDER CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES OR VIOLATE APPLICABLE SECURITIES LAWS OR REGULATIONS.]

CEMIG GERAÇÃO E TRANSMISSÃO S.A. 9.250% Senior Notes due December 5, 2024 Principal Amount: US$[·] as revised by the Schedule of Increases or Decreases in Global Security attached hereto [For Rule 144A Global Note: CUSIP: 12517M AA0 No. A-[·] ISIN: US12517MAA09 [For Regulation S Global Note: No. S-[·] CUSIP: P2205LAC9 ISIN: USP2205LAC92 Cemig Geração e Transmissão S.A., a company duly organized and existing under the laws of Brazil (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to: CEDE & CO. or registered assigns, the principal sum of ____________________ (US$[l]), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on December 5, 2024 (“Stated Maturity”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum on June 5 and December 5 of each year (or, if such day is not a Business Day, on the next succeeding Business Day, each such day, an “Interest Payment Date”), commencing on June 5, 2018, in like coin or currency, at the rate per annum specified in the title hereof, until payment of said principal sum has been made or duly provided for. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from December 5, 2017. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture referred to on the reverse hereof, be paid by wire transfer of immediately available funds to the Person in whose name this Note is registered at the close of business on the next preceding May 21 or November 20 as the case may be (herein called the “Record Date”), whether or not a Business Day. Payment of interest will be made by wire transfer in immediately available funds to a U.S. Dollar account maintained by the Depositary or its nominee with a bank in New York City. Any such interest which is payable, but is not so punctually paid or duly provided for, shall CEMIG GERAÇÃO E TRANSMISSÃO S.A. 9.250% Senior Notes due December 5, 2024 Principal Amount: US$[·] as revised by the Schedule of Increases or Decreases in Global Security attached hereto [For Rule 144A Global Note: CUSIP: 12517M AA0 No. A-[·] ISIN: US12517MAA09 [For Regulation S Global Note: No. S-[·] CUSIP: P2205LAC9 ISIN: USP2205LAC92 Cemig Geração e Transmissão S.A., a company duly organized and existing under the laws of Brazil (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to: CEDE & CO. or registered assigns, the principal sum of ____________________ (US$[l]), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on December 5, 2024 (“Stated Maturity”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum on June 5 and December 5 of each year (or, if such day is not a Business Day, on the next succeeding Business Day, each such day, an “Interest Payment Date”), commencing on June 5, 2018, in like coin or currency, at the rate per annum specified in the title hereof, until payment of said principal sum has been made or duly provided for. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from December 5, 2017. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture referred to on the reverse hereof, be paid by wire transfer of immediately available funds to the Person in whose name this Note is registered at the close of business on the next preceding May 21 or November 20 as the case may be (herein called the “Record Date”), whether or not a Business Day. Payment of interest will be made by wire transfer in immediately available funds to a U.S. Dollar account maintained by the Depositary or its nominee with a bank in New York City. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Record Date and may be paid either to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in said Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable. All payments made by the Company or the Notes Guarantor under or in respect of this Note or the Notes Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within Brazil or any other jurisdiction in which the Company or the Notes Guarantor is organized or resident for Tax purposes or within or through which payment is made or by, on behalf of, or within any political subdivision or taxing authority therein (a “Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is required, the Company or the Notes Guarantor shall pay in U.S. dollars such additional amounts (“Additional Amounts”) as will result in a net payment of the U.S. dollar amount that would otherwise have been receivable in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable: (i) in respect of any Taxes that would not have been so imposed on such Notes but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Note or any payment in respect of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction; (ii) in respect of any Taxes that would not have been so withheld or deducted if the Notes had been presented for payment within 30 days after the Relevant Date; (iii) in respect of any Taxes that would not have been so imposed on such Notes if the Holder or the beneficial owner of the Notes had made a declaration of non-residence any other claim or filing for exemption to which it is entitled, provided that such declaration of non-residence or other claim or filing for exemption is required under the applicable law, regulations or administrative practice of any Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or part of such Taxes; (iv) in respect of any estate, inheritance, gift, sales, use, excise, transfer, personal property or similar Taxes; (v) in respect of any Taxes payable other than by withholding or deduction; (vi) in respect of any payment to a Holder that is a fiduciary, intermediary, partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Notes, to the extent that a beneficiary or settlor with respect to such fiduciary, intermediary, a member of such partnership or the beneficial owner of such payment or Notes would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder; (vii) in respect of any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to European Council Directive 2003/48/EC or Council Directive 2014/48/EU (the “Directives”), or any law implementing or complying with, or introduced in order to conform to, such Directives; forthwith cease to be payable to the registered Holder on such Record Date and may be paid either to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in said Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable. All payments made by the Company or the Notes Guarantor under or in respect of this Note or the Notes Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or within Brazil or any other jurisdiction in which the Company or the Notes Guarantor is organized or resident for Tax purposes or within or through which payment is made or by, on behalf of, or within any political subdivision or taxing authority therein (a “Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is required, the Company or the Notes Guarantor shall pay in U.S. dollars such additional amounts (“Additional Amounts”) as will result in a net payment of the U.S. dollar amount that would otherwise have been receivable in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable: (i) in respect of any Taxes that would not have been so imposed on such Notes but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Note or any payment in respect of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and a Taxing Jurisdiction; (ii) in respect of any Taxes that would not have been so withheld or deducted if the Notes had been presented for payment within 30 days after the Relevant Date; (iii) in respect of any Taxes that would not have been so imposed on such Notes if the Holder or the beneficial owner of the Notes had made a declaration of non-residence any other claim or filing for exemption to which it is entitled, provided that such declaration of non-residence or other claim or filing for exemption is required under the applicable law, regulations or administrative practice of any Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or part of such Taxes; (iv) in respect of any estate, inheritance, gift, sales, use, excise, transfer, personal property or similar Taxes; (v) in respect of any Taxes payable other than by withholding or deduction; (vi) in respect of any payment to a Holder that is a fiduciary, intermediary, partnership (including an entity treated as a partnership for tax purposes) or any Person other than the sole beneficial owner of such payment or Notes, to the extent that a beneficiary or settlor with respect to such fiduciary, intermediary, a member of such partnership or the beneficial owner of such payment or Notes would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder; (vii) in respect of any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to European Council Directive 2003/48/EC or Council Directive 2014/48/EU (the “Directives”), or any law implementing or complying with, or introduced in order to conform to, such Directives;

(viii) in respect of any Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent; (ix) in respect of any Taxes required to be deducted or withheld pursuant to Section 1471(b) of the U. S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law or regulation adopted pursuant to any such intergovernmental agreement; or (x) in respect of any combination of clauses (i) through (ix) above. All references hereunder to principal, interest, premium or other amounts payable hereunder shall be deemed also to refer to any Additional Amounts which may be payable as set forth in the Indenture or in this Note. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose. (viii) in respect of any Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to another paying agent; (ix) in respect of any Taxes required to be deducted or withheld pursuant to Section 1471(b) of the U. S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any law or regulation adopted pursuant to any such intergovernmental agreement; or (x) in respect of any combination of clauses (i) through (ix) above. All references hereunder to principal, interest, premium or other amounts payable hereunder shall be deemed also to refer to any Additional Amounts which may be payable as set forth in the Indenture or in this Note. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, we have caused this Note to be duly executed. Cemig Geração e Transmissão S.A. By: Name: Title: By: Name: Title: IN WITNESS WHEREOF, we have caused this Note to be duly executed. Cemig Geração e Transmissão S.A. By: Name: Title: By: Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Indenture. THE BANK OF NEW YORK MELLON, as Trustee By: Name: Title: Authorized Signatory Dated: [l] TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Indenture. THE BANK OF NEW YORK MELLON, as Trustee By: Name: Title: Authorized Signatory Dated: [l]

Reverse of Note This Note is one of the Notes of the Company issued pursuant to the Indenture and designated as 9.250% Senior Notes due 2024 (herein called the “Notes”), initially issued in the aggregate principal amount of US$1,000,000,000, all issued or to be issued under and pursuant to the Indenture dated as of December 5, 2017 (herein called the “Indenture”), duly executed and delivered by the Company, the Notes Guarantor, The Bank of New York Mellon, as trustee (herein called the “Trustee”), paying agent, transfer agent and registrar, and The Bank of New York Mellon SA/NV, Luxembourg branch, as Luxembourg paying agent, Luxembourg transfer agent and Luxembourg listing agent, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, any Paying Agent, any transfer agent, the Registrar, the Company and the Holders of the Notes and the terms upon which the Notes are issued and are to be authenticated and delivered. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all the terms and provisions of the Indenture, as amended or supplemented from time to time. The Company is entitled to issue Additional Notes in an unlimited aggregate principal amount under the Indenture, but the Company is only permitted to issue such Additional Notes if, at the time of such issuance, the Company is in compliance with the covenants contained in the Indenture. This Note and any Additional Notes subsequently issued under the Indenture shall be treated as a single class for all purposes, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if any Additional Notes subsequently issued are not fungible for U.S. federal income tax purposes with any Notes previously issued, such Additional Notes shall trade separately from such previously issued Notes under a separate CUSIP or ISIN but shall otherwise be treated as a single class with all other Notes issued under the Indenture. Except as otherwise provided in the paragraph below, the Company may not redeem the Notes prior to December 5, 2023. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after December 5, 2023, at the redemption price, expressed as a percentage of the principal amount thereof, set forth below plus accrued and unpaid interest and Additional Amounts (if any) on the Notes to, but excluding, the applicable Redemption Date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve-month period commencing on December 5 of the year set forth below: Year Percentage 2023………………… 100.000% At any time prior to December 5, 2023, the Company may redeem the Notes, at its option, in whole or in part at a redemption price equal to the greater of (1) 100% of the Reverse of Note This Note is one of the Notes of the Company issued pursuant to the Indenture and designated as 9.250% Senior Notes due 2024 (herein called the “Notes”), initially issued in the aggregate principal amount of US$1,000,000,000, all issued or to be issued under and pursuant to the Indenture dated as of December 5, 2017 (herein called the “Indenture”), duly executed and delivered by the Company, the Notes Guarantor, The Bank of New York Mellon, as trustee (herein called the “Trustee”), paying agent, transfer agent and registrar, and The Bank of New York Mellon SA/NV, Luxembourg branch, as Luxembourg paying agent, Luxembourg transfer agent and Luxembourg listing agent, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, any Paying Agent, any transfer agent, the Registrar, the Company and the Holders of the Notes and the terms upon which the Notes are issued and are to be authenticated and delivered. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all the terms and provisions of the Indenture, as amended or supplemented from time to time. The Company is entitled to issue Additional Notes in an unlimited aggregate principal amount under the Indenture, but the Company is only permitted to issue such Additional Notes if, at the time of such issuance, the Company is in compliance with the covenants contained in the Indenture. This Note and any Additional Notes subsequently issued under the Indenture shall be treated as a single class for all purposes, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however, that if any Additional Notes subsequently issued are not fungible for U.S. federal income tax purposes with any Notes previously issued, such Additional Notes shall trade separately from such previously issued Notes under a separate CUSIP or ISIN but shall otherwise be treated as a single class with all other Notes issued under the Indenture. Except as otherwise provided in the paragraph below, the Company may not redeem the Notes prior to December 5, 2023. The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after December 5, 2023, at the redemption price, expressed as a percentage of the principal amount thereof, set forth below plus accrued and unpaid interest and Additional Amounts (if any) on the Notes to, but excluding, the applicable Redemption Date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve-month period commencing on December 5 of the year set forth below: Year Percentage 2023………………… 100.000% At any time prior to December 5, 2023, the Company may redeem the Notes, at its option, in whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, and (2) the sum of the present values at such Redemption Date of (a) the redemption price of the Notes at December 5, 2023 (such redemption price being set forth in the table above) plus (b) all scheduled interest payments on the Notes through December 5, 2023 (excluding accrued but unpaid interest to, but excluding, the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the make-whole amount), plus in each case any accrued but unpaid interest and Additional Amounts (if any) thereon to, but excluding, the Redemption Date; provided, however, that no partial redemption of the Notes may occur if the aggregate Outstanding amount of Notes after such redemption would be less than US$150 million. In no event will the Trustee be responsible for calculating the redemption price. In connection with such optional redemption, the following defined terms shall apply: 1. “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to December 5, 2023 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to December 5, 2023; 2. “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations; 3. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker”; 4. “Reference Treasury Dealer” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Itau BBA USA Securities, Inc. or their respective affiliates, which are primary United States government securities dealers and at least two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; 5. “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by principal amount of the Notes being redeemed, and (2) the sum of the present values at such Redemption Date of (a) the redemption price of the Notes at December 5, 2023 (such redemption price being set forth in the table above) plus (b) all scheduled interest payments on the Notes through December 5, 2023 (excluding accrued but unpaid interest to, but excluding, the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the make-whole amount), plus in each case any accrued but unpaid interest and Additional Amounts (if any) thereon to, but excluding, the Redemption Date; provided, however, that no partial redemption of the Notes may occur if the aggregate Outstanding amount of Notes after such redemption would be less than US$150 million. In no event will the Trustee be responsible for calculating the redemption price. In connection with such optional redemption, the following defined terms shall apply: 1. “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to December 5, 2023 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to December 5, 2023; 2. “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations; 3. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker”; 4. “Reference Treasury Dealer” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Itau BBA USA Securities, Inc. or their respective affiliates, which are primary United States government securities dealers and at least two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; 5. “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date; and 6. “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. At any time, or from time to time, prior to or on December 5, 2023, the Company may, at its option, on one or more occasions, use an amount not to exceed the aggregate Net Cash Proceeds of one or more Eligible Equity Offerings to redeem up to 35% of the aggregate principal amount of the Outstanding Notes (including any Additional Notes) at a redemption price equal to 109.250% of the principal amount on the Redemption Date, plus any accrued and unpaid interest to, but excluding, the Redemption Date; provided that: (1) after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture remains Outstanding; and (2) the Company gives notice of such redemption not more than 90 days after the consummation of the related Eligible Equity Offering. Notice of any redemption upon an Eligible Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Eligible Equity Offering The Notes may be redeemed at the Company’s election, in whole, but not in part, upon the giving of notice as provided in Section 1104 of the Indenture, at a redemption price equal to (1) the Outstanding principal amount thereof, together with (2) Additional Amounts, if any, payable with respect to the Notes and (3) any accrued and unpaid interest to, but not including, the redemption date, if the Company certifies to the Trustee immediately prior to the giving of such notice that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (a “Change in Tax Law”), the Company or the Notes Guarantor has or will become obligated to pay Additional Amounts on the Notes at a rate of withholding or deduction in excess of the Additional Amounts the Company or the Notes Guarantor would be obligated to pay under applicable law in effect on the Issue Date (“Excess Additional Amounts”), if such change or amendment is announced on or after the Issue Date and such obligation cannot be avoided by the Company or the Notes Guarantor taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or the Notes Guarantor would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Notes then due. Prior to the giving of notice of tax redemption as described in the preceding paragraph, the Company shall deliver to the Trustee: (1) an Officers’ Certificate to the effect that any and all governmental approvals necessary for the Company to effect such redemption, such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date; and 6. “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. At any time, or from time to time, prior to or on December 5, 2023, the Company may, at its option, on one or more occasions, use an amount not to exceed the aggregate Net Cash Proceeds of one or more Eligible Equity Offerings to redeem up to 35% of the aggregate principal amount of the Outstanding Notes (including any Additional Notes) at a redemption price equal to 109.250% of the principal amount on the Redemption Date, plus any accrued and unpaid interest to, but excluding, the Redemption Date; provided that: (1) after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture remains Outstanding; and (2) the Company gives notice of such redemption not more than 90 days after the consummation of the related Eligible Equity Offering. Notice of any redemption upon an Eligible Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Eligible Equity Offering The Notes may be redeemed at the Company’s election, in whole, but not in part, upon the giving of notice as provided in Section 1104 of the Indenture, at a redemption price equal to (1) the Outstanding principal amount thereof, together with (2) Additional Amounts, if any, payable with respect to the Notes and (3) any accrued and unpaid interest to, but not including, the redemption date, if the Company certifies to the Trustee immediately prior to the giving of such notice that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations or rulings (a “Change in Tax Law”), the Company or the Notes Guarantor has or will become obligated to pay Additional Amounts on the Notes at a rate of withholding or deduction in excess of the Additional Amounts the Company or the Notes Guarantor would be obligated to pay under applicable law in effect on the Issue Date (“Excess Additional Amounts”), if such change or amendment is announced on or after the Issue Date and such obligation cannot be avoided by the Company or the Notes Guarantor taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company or the Notes Guarantor would be obligated to pay such Excess Additional Amounts, were a payment in respect of the Notes then due. Prior to the giving of notice of tax redemption as described in the preceding paragraph, the Company shall deliver to the Trustee: (1) an Officers’ Certificate to the effect that any and all governmental approvals necessary for the Company to effect such redemption, including any required approvals from the Central Bank, have been or at the time of redemption will be obtained and in full force and effect and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption; and (2) a written opinion of recognized Brazilian counsel to the effect that the Company has or will become obligated to pay Excess Additional Amounts as a result of a Change in Tax Law and that all governmental requirements necessary for the Company to effect such redemption have been complied with. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes; provided, however, that the Company will be required to offer to purchase the Notes in the circumstances specified under Section 1019 of the Indenture, which subsection (a) provides that, upon the occurrence of a Change of Control that results in a Ratings Decline, each Holder shall have the right to require the Company to repurchase all or any part (equal to US$200,000 and integral multiples of US$1,000 in excess thereof) of that Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, thereon to, but excluding, the payment date. Subject to payment by the Company of a sum sufficient to pay the amount due on any Redemption Date, interest on the Notes (or portions thereof if the Notes are redeemed in part) shall cease to accrue upon the Redemption Date of such Notes (or portions thereof if such Notes are redeemed in part). Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed (i) if to the Holder of a non- Global Note, if mailed, first-class postage prepaid, or delivered by courier, by hand, by e-mail or by facsimile to each Holder affected by such event, at its address as it appears in the Register, or (ii) if to the Holder of a Global Note, to the Depositary in accordance with its applicable procedure in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where the Indenture or this Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of the Indenture or this Note, then such method of notification as shall be made with the approval of Trustee shall constitute a sufficient notification for every purpose hereunder. Notices shall be deemed to have been given on the date given or of publication or, if published on different dates, on the date of the first such publication. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, shall affect the sufficiency of any notice given to another Holder. Once such notice is given in accordance with the Indenture or this Note, it shall be irrevocable. Pursuant to the provisions of Article 12 of the Indenture, the Notes Guarantor irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee the full and punctual payment (whether at the Stated Maturity, Interest Payment Dates, upon redemption, purchase pursuant to an offer to purchase or including any required approvals from the Central Bank, have been or at the time of redemption will be obtained and in full force and effect and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption; and (2) a written opinion of recognized Brazilian counsel to the effect that the Company has or will become obligated to pay Excess Additional Amounts as a result of a Change in Tax Law and that all governmental requirements necessary for the Company to effect such redemption have been complied with. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes; provided, however, that the Company will be required to offer to purchase the Notes in the circumstances specified under Section 1019 of the Indenture, which subsection (a) provides that, upon the occurrence of a Change of Control that results in a Ratings Decline, each Holder shall have the right to require the Company to repurchase all or any part (equal to US$200,000 and integral multiples of US$1,000 in excess thereof) of that Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, thereon to, but excluding, the payment date. Subject to payment by the Company of a sum sufficient to pay the amount due on any Redemption Date, interest on the Notes (or portions thereof if the Notes are redeemed in part) shall cease to accrue upon the Redemption Date of such Notes (or portions thereof if such Notes are redeemed in part). Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed (i) if to the Holder of a non- Global Note, if mailed, first-class postage prepaid, or delivered by courier, by hand, by e-mail or by facsimile to each Holder affected by such event, at its address as it appears in the Register, or (ii) if to the Holder of a Global Note, to the Depositary in accordance with its applicable procedure in each case, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where the Indenture or this Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of the Indenture or this Note, then such method of notification as shall be made with the approval of Trustee shall constitute a sufficient notification for every purpose hereunder. Notices shall be deemed to have been given on the date given or of publication or, if published on different dates, on the date of the first such publication. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, shall affect the sufficiency of any notice given to another Holder. Once such notice is given in accordance with the Indenture or this Note, it shall be irrevocable. Pursuant to the provisions of Article 12 of the Indenture, the Notes Guarantor irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee the full and punctual payment (whether at the Stated Maturity, Interest Payment Dates, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest, Additional Amounts and all other amounts that may come due and payable under each Note and the full and punctual payment of all other amounts payable by the Company under the Indenture as they come due. Upon failure by the Company to pay punctually any such amount, the Notes Guarantor shall forthwith pay the amount not so paid at the place and time and in the manner specified in the Indenture. If an Event of Default provided in clause (8) or (9) of Section 503 of the Indenture occurs and is continuing, then and in each and every such case, the unpaid principal amount of all the Notes then Outstanding and all accrued interest thereon shall, without any notice to the Company or any other act on the part of the Trustee or any Holder, become and be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding. If any other Event of Default set forth in Section 503 of the Indenture occurs and is continuing with respect to the Notes, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding hereunder may by written notice to the Company (and to the Trustee if given by the Holders) declare the principal amount of all the Notes then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding. The right of the Holders to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. At any time after such a declaration of acceleration has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Section 504 of the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences in the circumstances described in Section 505 of the Indenture. Subject to the provisions of Section 501 of the Indenture, upon a failure by either (1) the Notes Guarantor to comply with the provisions set forth under any of Sections 1007, 1008 or 1009 of the Indenture, or (2) the Company to comply with the provisions set forth under Section 1010 of the Indenture, the Notes shall accrue penalty interest on the outstanding principal at 2.00% per annum in excess of the 9.250% per annum rate of interest on the Notes. Subject to the provisions of Section 502 of the Indenture, in the event the Bank Debt Financing is not implemented in accordance with its terms and with effect by February 15, 2018, the Notes shall accrue penalty interest on the outstanding principal at 2.00% per annum in excess of the 9.250% per annum rate of interest on the Notes. The Company will pay any accrued and unpaid penalty interest on the same date that the Company makes its semi-annual interest payments on the Notes to each Person in whose name a Note is registered as the close of business on the preceding Record Date. The Indenture permits the Company, when authorized by a Board Resolution, the Notes Guarantor, when authorized by a Board Resolution, and the Trustee (upon Company Order) to enter into one or more supplemental indentures without the consent of the Holders for acceleration or otherwise) of the principal, premium, interest, Additional Amounts and all other amounts that may come due and payable under each Note and the full and punctual payment of all other amounts payable by the Company under the Indenture as they come due. Upon failure by the Company to pay punctually any such amount, the Notes Guarantor shall forthwith pay the amount not so paid at the place and time and in the manner specified in the Indenture. If an Event of Default provided in clause (8) or (9) of Section 503 of the Indenture occurs and is continuing, then and in each and every such case, the unpaid principal amount of all the Notes then Outstanding and all accrued interest thereon shall, without any notice to the Company or any other act on the part of the Trustee or any Holder, become and be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding. If any other Event of Default set forth in Section 503 of the Indenture occurs and is continuing with respect to the Notes, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding hereunder may by written notice to the Company (and to the Trustee if given by the Holders) declare the principal amount of all the Notes then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding. The right of the Holders to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. At any time after such a declaration of acceleration has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Section 504 of the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences in the circumstances described in Section 505 of the Indenture. Subject to the provisions of Section 501 of the Indenture, upon a failure by either (1) the Notes Guarantor to comply with the provisions set forth under any of Sections 1007, 1008 or 1009 of the Indenture, or (2) the Company to comply with the provisions set forth under Section 1010 of the Indenture, the Notes shall accrue penalty interest on the outstanding principal at 2.00% per annum in excess of the 9.250% per annum rate of interest on the Notes. Subject to the provisions of Section 502 of the Indenture, in the event the Bank Debt Financing is not implemented in accordance with its terms and with effect by February 15, 2018, the Notes shall accrue penalty interest on the outstanding principal at 2.00% per annum in excess of the 9.250% per annum rate of interest on the Notes. The Company will pay any accrued and unpaid penalty interest on the same date that the Company makes its semi-annual interest payments on the Notes to each Person in whose name a Note is registered as the close of business on the preceding Record Date. The Indenture permits the Company, when authorized by a Board Resolution, the Notes Guarantor, when authorized by a Board Resolution, and the Trustee (upon Company Order) to enter into one or more supplemental indentures without the consent of the Holders for the purposes described in Section 901 of the Indenture. Other modification and amendments to the Indenture, to any supplemental indenture, to the terms and conditions of the Notes or of the Notes Guarantee or to the rights of the Holders may be made, with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of at least a majority in aggregate principal amount of Outstanding Notes; or by the adoption of resolutions at a meeting of Holders by the Holders of at least a majority of the Outstanding Notes; provided that, no such modification or amendment may, without the consent or the affirmative vote of each Holder so affected, result in the consequences described in Section 902 of the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the rights of the Holders of any Notes Outstanding, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on this Note and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness of this Note and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein. The Notes are issuable only in fully registered form without coupons in minimum denominations of US$200,000 and any integral multiple of US$1,000 in excess thereof. Notes may be exchanged for other Notes of any authorized denomination, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Notes to be exchanged at such office or agency as provided in Section 1002 of the Indenture in the manner and subject to the limitations provided in the Indenture. The Trustee will be the Paying Agent, the Registrar and the transfer agent with respect to the Notes. The Company may at any time and from time to time authorize any Person to act as Registrar or transfer agent in place of or in addition to the Trustee with respect to any Notes issued under the Indenture. Subject to Section 204 of the Indenture, upon surrender for registration of transfer of any Note at the office or agency of the Company to be maintained as provided in Section 1002 of the Indenture, the Company shall execute, and the Trustee, upon receipt of a Company Request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms. Unless otherwise provided in the Note to be transferred, combined, divided or exchanged, no service charge shall be made on any Holder for any transfer or exchange of Notes, but the Company and the Trustee may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 305 or Section 905 of the Indenture not involving any transfer. the purposes described in Section 901 of the Indenture. Other modification and amendments to the Indenture, to any supplemental indenture, to the terms and conditions of the Notes or of the Notes Guarantee or to the rights of the Holders may be made, with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of at least a majority in aggregate principal amount of Outstanding Notes; or by the adoption of resolutions at a meeting of Holders by the Holders of at least a majority of the Outstanding Notes; provided that, no such modification or amendment may, without the consent or the affirmative vote of each Holder so affected, result in the consequences described in Section 902 of the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the rights of the Holders of any Notes Outstanding, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on this Note and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness of this Note and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein. The Notes are issuable only in fully registered form without coupons in minimum denominations of US$200,000 and any integral multiple of US$1,000 in excess thereof. Notes may be exchanged for other Notes of any authorized denomination, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Notes to be exchanged at such office or agency as provided in Section 1002 of the Indenture in the manner and subject to the limitations provided in the Indenture. The Trustee will be the Paying Agent, the Registrar and the transfer agent with respect to the Notes. The Company may at any time and from time to time authorize any Person to act as Registrar or transfer agent in place of or in addition to the Trustee with respect to any Notes issued under the Indenture. Subject to Section 204 of the Indenture, upon surrender for registration of transfer of any Note at the office or agency of the Company to be maintained as provided in Section 1002 of the Indenture, the Company shall execute, and the Trustee, upon receipt of a Company Request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms. Unless otherwise provided in the Note to be transferred, combined, divided or exchanged, no service charge shall be made on any Holder for any transfer or exchange of Notes, but the Company and the Trustee may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 305 or Section 905 of the Indenture not involving any transfer.

The Company, the Notes Guarantor, the Trustee and any agent of the Company, the Notes Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 308 of the Indenture) interest on, this Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Notes Guarantor, the Trustee nor any agent of the Company, the Notes Guarantor or the Trustee shall be affected by notice to the contrary. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Each of the parties to the Indenture irrevocably consented to the nonexclusive jurisdiction of any court of the State of New York or any U.S. Federal court sitting, in each case, in the Borough of Manhattan, New York City, New York, United States of America, and any appellate court from any thereof, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or the Notes, to the extent permitted by law. The Company and the Notes Guarantor waived, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with the Indenture or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, except in relation to certain assets related to services rendered and the concessions held by the Company or the Notes Guarantor (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, Charges, claims, encumbrances or disposal. The Company and the Notes Guarantor agreed that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Notes Guarantor and may be enforced in any court to the jurisdiction of which the Company or the Notes Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon the Company and the Notes Guarantor in the manner provided in the Indenture or as otherwise permitted by law. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the Indenture or the Notes against the Company or the Notes Guarantor may be instituted in any court of competent jurisdiction in their corporate domicile. The Company and the Notes Guarantor agreed that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Indenture or the Notes against the Company or the Notes Guarantor in any court of the State of New York or any U.S. Federal court sitting, in each case, in the Borough of Manhattan, New York City, may be made upon Cogency Global Inc., located at 10 East 40th Street, 10th Floor, New York, New York 10016, whom the Company and the Notes Guarantor irrevocably appointed as their authorized agent for service of process. With respect to any such action in any court of the State of New York or any U.S. Federal court, in each case, in the Borough of Manhattan, New York City, service of process upon Cogency Global Inc., as the authorized agent of the Company and the Notes Guarantor for service of process, and written notice of such service to the Company and the Notes Guarantor shall be deemed, in every respect, effective service of process upon the Company and the Notes Guarantor. The Company, the Notes Guarantor, the Trustee and any agent of the Company, the Notes Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 308 of the Indenture) interest on, this Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Notes Guarantor, the Trustee nor any agent of the Company, the Notes Guarantor or the Trustee shall be affected by notice to the contrary. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Each of the parties to the Indenture irrevocably consented to the nonexclusive jurisdiction of any court of the State of New York or any U.S. Federal court sitting, in each case, in the Borough of Manhattan, New York City, New York, United States of America, and any appellate court from any thereof, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or the Notes, to the extent permitted by law. The Company and the Notes Guarantor waived, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with the Indenture or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum, except in relation to certain assets related to services rendered and the concessions held by the Company or the Notes Guarantor (bens vinculados aos serviços) that cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, Charges, claims, encumbrances or disposal. The Company and the Notes Guarantor agreed that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Notes Guarantor and may be enforced in any court to the jurisdiction of which the Company or the Notes Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon the Company and the Notes Guarantor in the manner provided in the Indenture or as otherwise permitted by law. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the Indenture or the Notes against the Company or the Notes Guarantor may be instituted in any court of competent jurisdiction in their corporate domicile. The Company and the Notes Guarantor agreed that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Indenture or the Notes against the Company or the Notes Guarantor in any court of the State of New York or any U.S. Federal court sitting, in each case, in the Borough of Manhattan, New York City, may be made upon Cogency Global Inc., located at 10 East 40th Street, 10th Floor, New York, New York 10016, whom the Company and the Notes Guarantor irrevocably appointed as their authorized agent for service of process. With respect to any such action in any court of the State of New York or any U.S. Federal court, in each case, in the Borough of Manhattan, New York City, service of process upon Cogency Global Inc., as the authorized agent of the Company and the Notes Guarantor for service of process, and written notice of such service to the Company and the Notes Guarantor shall be deemed, in every respect, effective service of process upon the Company and the Notes Guarantor.

This Note will be governed by, and construed in accordance with, the laws of the State of New York. This Note will be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM--as tenants in common TEN ENT--as tenants by the entireties JT TEN--as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT--........Custodian....... (Cust.) (Minor) Under Uniform Gifts to Minors Act _________________________ (State) Additional abbreviations may also be used though not in the above list. _________________________ ABBREVIATIONS The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM--as tenants in common TEN ENT--as tenants by the entireties JT TEN--as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT--........Custodian....... (Cust.) (Minor) Under Uniform Gifts to Minors Act _________________________ (State) Additional abbreviations may also be used though not in the above list. _________________________

ASSIGNMENT FORM FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________ PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE: PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE: _________________________________________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ ______________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises. Dated: ______________________________ Signature Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in accordance with, the Notes Exchange Act of 1934, as amended. ______________________________ Signature Guarantee (Notice: The signature must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.) ASSIGNMENT FORM FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________ PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE: PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE: _________________________________________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ ______________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises. Dated: ______________________________ Signature Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in accordance with, the Notes Exchange Act of 1934, as amended. ______________________________ Signature Guarantee (Notice: The signature must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.)

[Include the following provisions on all Global Notes other than permanent Regulation S Global Securities: In connection with any transfer of this Note occurring prior to the removal of the Restricted Global Note Legend, the undersigned confirms, without utilizing any general solicitation or general advertising, that: [Check One] this Note is being transferred in compliance with the exemption from ☐ (a) registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder. Or this Note is being transferred other than in accordance with (a) above ☐ (b) and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture. If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer set forth in the Indenture shall have been satisfied. Date: NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever. TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion, and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.] Date: NOTICE: To be executed by an executive officer [Include the following provisions on all Global Notes other than permanent Regulation S Global Securities: In connection with any transfer of this Note occurring prior to the removal of the Restricted Global Note Legend, the undersigned confirms, without utilizing any general solicitation or general advertising, that: [Check One] this Note is being transferred in compliance with the exemption from ☐ (a) registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder. Or this Note is being transferred other than in accordance with (a) above ☐ (b) and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture. If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer set forth in the Indenture shall have been satisfied. Date: NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever. TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion, and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.] Date: NOTICE: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY The following increases or decreases in this Global Note have been made. Date of Transfer Amount of Amount of Principal Signature of or Exchange Decrease in Increase in Amount of this Responsible Principal Principal Global Note Officer of Amount of this Amount of this Following Such Trustee or Global Note Global Note Decrease or Custodian Increase SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY The following increases or decreases in this Global Note have been made. Date of Transfer Amount of Amount of Principal Signature of or Exchange Decrease in Increase in Amount of this Responsible Principal Principal Global Note Officer of Amount of this Amount of this Following Such Trustee or Global Note Global Note Decrease or Custodian Increase

[FORM OF] OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Company pursuant to Section 1014 or Section 1019 of the Indenture, check the appropriate box: Section 1014 (Asset Sale Offer) Section 1019 (Change of Control Offer) If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1014 or Section 1019 of the Indenture, state the principal amount (which principal amount must be U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof) that you want to have purchased by the Company: U.S.$ Date: Your Signature (Sign exactly as your name appears on the other side of this Note) Tax Identification No.: Signature Guarantee: (Signature must be guaranteed) The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15. [FORM OF] OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Company pursuant to Section 1014 or Section 1019 of the Indenture, check the appropriate box: Section 1014 (Asset Sale Offer) Section 1019 (Change of Control Offer) If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1014 or Section 1019 of the Indenture, state the principal amount (which principal amount must be U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof) that you want to have purchased by the Company: U.S.$ Date: Your Signature (Sign exactly as your name appears on the other side of this Note) Tax Identification No.: Signature Guarantee: (Signature must be guaranteed) The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S The Bank of New York Mellon 101 Barclay Street - 7E New York, New York 10286 Attention: Corporate Trust Administration Re: Cemig Geração e Transmissão S.A. (the “Company”) Dear Sirs: Reference is made to the Indenture dated as of December 5, 2017 (herein called the “Indenture”) by and among the Company, the Notes Guarantor, The Bank of New York Mellon, as trustee (herein called the “Trustee”), paying agent, transfer agent and registrar, and The Bank of New York Mellon SA/NV, Luxembourg branch, as Luxembourg paying agent, Luxembourg transfer agent and Luxembourg listing agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. In connection with our proposed sale of U.S.$________ aggregate principal amount of the Company’s (the “Notes”) held in the form of a Rule 144A Global Note (CUSIP: 12517M AA0 / ISIN: US12517MAA09) beneficially owned by the undersigned to a transferee who will hold an equivalent beneficial interest in the Regulation S Global Note, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that: 1. the offer of the Notes was not made to a person in the United States; 2. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States; 3. no directed selling efforts have been made by us in the United States, as applicable; and 4. the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Very truly yours, [NAME OF TRANSFEROR] By: Authorized Signature EXHIBIT B Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S The Bank of New York Mellon 101 Barclay Street - 7E New York, New York 10286 Attention: Corporate Trust Administration Re: Cemig Geração e Transmissão S.A. (the “Company”) Dear Sirs: Reference is made to the Indenture dated as of December 5, 2017 (herein called the “Indenture”) by and among the Company, the Notes Guarantor, The Bank of New York Mellon, as trustee (herein called the “Trustee”), paying agent, transfer agent and registrar, and The Bank of New York Mellon SA/NV, Luxembourg branch, as Luxembourg paying agent, Luxembourg transfer agent and Luxembourg listing agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. In connection with our proposed sale of U.S.$________ aggregate principal amount of the Company’s (the “Notes”) held in the form of a Rule 144A Global Note (CUSIP: 12517M AA0 / ISIN: US12517MAA09) beneficially owned by the undersigned to a transferee who will hold an equivalent beneficial interest in the Regulation S Global Note, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that: 1. the offer of the Notes was not made to a person in the United States; 2. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States; 3. no directed selling efforts have been made by us in the United States, as applicable; and 4. the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Very truly yours, [NAME OF TRANSFEROR] By: Authorized Signature